                                                                   EXHIBIT 10.32

                               MASTER AGREEMENT


      This Master Agreement (this "Agreement") is dated as of the 16th day of October, 1997, and is between and among New Orleans Paddlewheels, Inc. ("NOP"), Shreveport Paddlewheels, L.L.C. ("SPL"), Sodak Louisiana, L.L.C. ("Sodak"), and HWCC-Louisiana, Inc. ("HWCC").

                                   RECITALS

   A. Pursuant to an agreement dated August 29, 1997 among Hilton New Orleans Corporation ("HNOC") and NOP (the "HNOC Exit Agreement"), upon "LGCB Approval" of the Louisiana State Gaming Control Board ("LGCB"), as described in said agreement, NOP and SPL will own 100% of the ownership interest in the Queen of New Orleans at the Hilton Joint Venture ("QNOV").

   B. QNOV has been granted a license to conduct riverboat gaming in Louisiana pursuant to La. R.S. 27:1, et. seq. (the "Act").

   C. The parties hereto desire to provide for the amendment of the Joint Venture Agreement of QNOV to provide for ownership in QNOV by NOP and/or SPL, Sodak or an affiliate of Sodak, and HWCC upon satisfaction of the conditions set forth herein, including, without limitation, approval by the LGCB.

   D. The purpose of QNOV shall be to plan, construct and operate pursuant to the Act and any Rules or Orders of the LGCB: (i) a riverboat gaming vessel of approximately 30,000 square feet of net gaming space, (ii) landside improvements to facilitate the operation of the riverboat including a terminal/boarding facility, various restaurants, and parking areas, and (iii) a first class hotel of at least 300 rooms (collectively, the "Project"). The berth for the riverboat shall be located at the area known to the parties as the "Harrah's valet parking site" in Shreveport, Louisiana.

   E. NOP, SPL, Sodak, and HWCC further desire to execute a Management Services Agreement (the "Management Agreement") for the operation of the Project by Hollywood Casino Corporation, or its affiliate ("Operator").

   F. This Agreement sets forth the terms and provisions under which the parties have agreed to proceed with the development and operation of the Project.

                                   SECTION 1
                                  DEFINITIONS

   Capitalized terms in this Agreement, unless otherwise defined, shall have the following meanings set forth below.


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   "Act" -  shall mean, La. R.S. 27.1 et. seq. and any amendments thereto.

   "Amended and Restated Joint Venture Agreement" - shall mean the Form of Amended and Restated Joint Venture Agreement to be entered into on the Closing Date in substantially the form attached hereto as Exhibit "A".

   "Approval" - shall mean (i) LGCB Approval as defined and described under the HNOC Exit Agreement; and (ii) the approval by the LGCB of the Petition substantially in the form attached hereto as Exhibit "B", without condition, or with conditions and terms approved by all of the Pre-Closing Parties; provided that each of the Pre-Closing Parties agrees that such approval will be given if the granting of such approval would not and could not impose any material financial burden or any regulatory burden upon such Pre-Closing Party or its affiliates or otherwise diminish any economic or other benefits or rights provided to such Pre-Closing Party or its affiliates under this Agreement.

   "Change-in-Control" - shall mean either (i) any consolidation, merger or other business combination of HCC with or into another entity other than any such consolidation, merger, or other business combination where HCC or an affiliate of HCC is the surviving entity (a "Business Combination"), or (ii) the sale, in a single transaction or series of related transactions of all or substantially all of HCC's assets, other than a sale to a real estate investment trust (a "Sale").

   "Closing Date" - shall mean the date which is 10 days following the date upon which all of the conditions to closing set forth in Section 8 of this Agreement have been satisfied or waived or such other date as may be agreed upon by all of the Pre-Closing Parties.

   "Governmental Entity" - shall mean any political subdivision, governing board, regulatory authority or other entity having jurisdiction over any of the transactions contemplated in this Agreement.

   "HCC" - shall mean Hollywood Casino Corporation, a Delaware corporation, which is a wholly owned subsidiary of HCC.

   "HWCC" - shall mean HWCC- Louisiana, Inc., a Louisiana corporation.

   "LGCB" - shall mean the Louisiana Gaming Control Board.

   "Management Committee" - shall mean a three-person committee comprised of one individual selected by each of the Pre-Closing Parties.

   "NOP" - shall mean New Orleans Paddlewheels, Inc., a Louisiana corporation.

   "Operator" - shall mean HCC or an affiliate of HCC.


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   "Original Joint Venture Agreement" - shall mean the Joint Venture Agreement of QNOV dated May 20, 1992, as amended on January 14, 1994.

   "Project" - shall mean the project described in paragraph "D" of the recitals of this Agreement.

   "QNOV" - shall mean Queen of New Orleans Joint Venture, a Louisiana Partnership, and any successor thereto.

   "Sodak" - shall mean Sodak Louisiana, L.L.C., a Louisiana Limited Liability Company which is wholly owned by Sodak Gaming, Inc.

   "SPL" - shall mean Shreveport Paddlewheels, L.L.C., a Louisiana Limited Liability Company, or an entity which is owned in its entirety by NOP.


                                   SECTION 2
                      PRE-CLOSING RIGHTS AND OBLIGATIONS

   NOP, SPL, Sodak, and HWCC have entered into this Agreement to set forth their respective rights and obligations prior to the earlier to occur of the Closing Date or the Termination Date with respect to the planning and design of the Project. The parties hereby agree as follows:

   (a) Upon receipt of the Approval and an affirmative vote by a majority of Sodak, NOP and HWCC (the "Pre-Closing Parties"), the Pre-Closing Parties agree to deposit, within 3 business days of such vote, $1,000,000 each (the "Initial Advance") into an impress account to be established by Operator (or, if the Pre-Closing Parties all agree, into a trust established for the benefit of the recapitalized QNOV) (the "Impress Account").

   (b) From time to time after the Initial Advance and upon an affirmative vote by a majority of the Pre-Closing Parties, each of the Pre-Closing Parties agrees to deposit, within 3 business days of any such vote, an equal share of the amount approved by such vote, provided that the aggregate amount advanced by all of the Pre-Closing Parties according to the terms of this Section 2 (b) shall not exceed $2,000,000 (all such advances under this Section 2 (b) are referred to as the "Subsequent Advances"; the Initial Advance and the Subsequent Advances are collectively referred to as the "Advances"); provided that NOP and/or SPL shall apply the funds held in escrow pursuant to an Order of October 11, 1996 issued by the LGCB (the "Escrow Funds") upon their release as permitted by the LGCB to meet its obligation to make Subsequent Advances under this Section 2(b) and as called for under the Amended and Restated Joint Venture Agreement.

   (c) Any Advances in excess of the amounts set forth in Sections 2 (a) and 2
(b) require the unanimous approval of the Pre-Closing Parties.


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   (d) Sodak and HWCC agree to collectively loan (the "Capital Loan") to NOP, and NOP, at such time as NOP makes a demand therefor, agrees to execute a promissory note(s) in favor of Sodak and HWCC for, a principal amount up to, but not greater than, (i) $5,000,000 less (ii) the amount of released Escrow Funds as of such applicable date (one-half of such principal amount shall be loaned each by Sodak and HWCC), with interest accrued thereon at an annual rate equal to the prime rate of interest (as announced by Citybank, N.A., from time to time) plus 3%, payable in twenty (20) equal quarterly installments over a five year period via a priority cash flow sweep from NOP's and SPL's distributions of funds made by QNOV to NOP and SPL. The proceeds of the Capital Loan shall only be used by NOP to make capital contributions to QNOV as required pursuant to the terms of this Agreement and to QNOV's successor upon the execution of and pursuant to, the terms of the Amended and Restated Joint Venture Agreement. Payment of the Capital Loan shall be secured by NOP's and SPL's equity interest in QNOV (including the QNOV's successor joint venture upon execution of the Amended and Restated Joint Venture Agreement) including, but not limited to, the right to receive any and all distributions of funds made by QNOV to NOP and SPL until full and final payment thereof.

   (e) Each of the Pre-Closing Parties hereby authorizes Operator to make disbursements from time to time from the Impress Account pursuant to a pre-closing budget, agreed to by all of the Pre-Closing Parties, which budget may be amended from time to time with the consent of all of the Pre-Closing Parties, provided, however, that if HWCC or Sodak are required to provide all or any part of the Subsequent Advances required to be made by NOP pursuant to the provisions of Section 2(b), above, then the budget may thereafter be amended from time to time with the consent of a majority of the Pre-Closing Parties (which majority shall include, at a minimum, Sodak and HWCC).

   (f) In the event (i) any joint venturer is found unsuitable by the LGCB (an "Unsuitable Joint Venturer"), (ii) the remaining joint venturers elect to proceed with the Project, and (iii) the Project ultimately opens for business the Unsuitable Joint Venturer shall be entitled to receive from QNOV (unless prohibited by the LGCB), within 30 days of the opening of the Project, an amount equal to the Advances made by such Unsuitable Joint Venturer, without any interest.

   In addition, between the date of Approval and the Closing Date, unless otherwise expressly provided herein, or unless Sodak and HWCC otherwise agree in writing, NOP and SPL jointly and severally covenant and agree with Sodak and HWCC that QNOV will:

   (a) conduct its business and operations (including its cash management practices, the collection of receivables, inventory control and payment of payables) only in accordance with sound and prudent business practice;

   (b) keep in full force and effect its joint venture existence and all material rights and franchises relating or pertaining to its business;


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   (c) permit each of Sodak and HWCC and its employees, agents, accounting and legal representatives, appraisers, potential investors and lenders (and such lenders' audit staff) and their representatives to have full access (during normal business hours and in a manner so as not to interfere with the business operations of QNOV) to QNOV's books, records, invoices, contracts, leases, key personnel, facilities, equipment and other things reasonably related to QNOV's business and assets, wherever located;

   (d) promptly (once it has knowledge thereof) inform each of Sodak and HWCC in writing of any material variances from the representations and warranties contained in Section 5 of this Agreement of any breach of any covenant hereunder by NOP or SPL;

   (e) comply with all legal requirements and contractual obligations applicable to QNOV's business and pay all applicable taxes;

   (f) cooperate with each of Sodak with HWCC and: (i) make all registrations, filings and applications, give all notices and obtain all governmental or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby and cause the other conditions to each of Sodak's and HWCC's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered); and (ii) if requested by Sodak or HWCC, facilitate the transfer of the joint venture interests contemplated hereby, notify customers, suppliers and other relevant parties of such transfers and cause execution of documents necessary to consummate such transfers; and

   (g) confer on a reasonable basis with representatives of each of Sodak and HWCC regarding the general status of QNOV's ongoing operations.

   Furthermore, between the date of Approval and the Closing Date, without Sodak's or HWCC's prior written consent, unless this Master Agreement is terminated, none of QNOV, NOP or SPL will:

   (a) make any amendments to the Original Joint Venture Agreement or admit any additional venturers;

   (b) initiate, solicit or participate in any discussions with, or furnish any information to, any third party with respect to the acquisition of all or any portion of the joint venture interests or any of QNOV's assets except as contemplated hereby;

   (c) make or grant any bonus or any wage or salary increase to any employee or group of employees of QNOV; enter into any employment contract or collective bargaining agreement, written or oral, with respect to QNOV; modify the terms of any existing such contract or agreement; create any employee benefit plan with respect to QNOV; or change in any other material respect employment terms for any employee or agent of QNOV;


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   (d) effect any recapitalization of QNOV, or declare or pay any distributions upon, or acquire or redeem any of, QNOV's joint venture interests (except distributions arising out of matters concerning operations prior to the date of this Agreement);

   (e) take or fail to take any action which would have or reasonably could be anticipated to have a material adverse effect upon the business, financial conditions, operating results, business prospects, assets or employee, customer or supplier relations of QNOV; or

   (f) enter into any new material contract on behalf of QNOV, alter the terms of or cancel any existing material contract of QNOV or assume or otherwise incur any liability, obligation, or other commitment, except in the ordinary course of business or with the consent of Sodak and HWCC.


                                   SECTION 3
              CLOSING; AMENDMENT AND RESTATEMENT OF JOINT VENTURE
                                   AGREEMENT

   On the Closing Date, the parties hereto shall execute an Amended and Restated Joint Venture Agreement for QNOV substantially in the form attached hereto as Exhibit "A" with such amendments as may be unanimously agreed upon by the parties hereto. The terms of the Amended and Restated Joint Venture Agreement shall include, but not be limited to, the following amendments:

   (a) The name of the joint venture shall be changed from "Queen of New Orleans at the Hilton Joint Venture" to "QNOV" or to such other name as may be unanimously agreed upon by the Pre-Closing Parties (the "JV").

   (b) The JV shall be managed by a Management Committee composed of three members, with NOP, Sodak, and HWCC each appointing one member.

   (c) Consent of more than 90% of the JV Interests (as defined in the form of Amended and Restated JV Agreement of QNOV), shall be required to:

      (i)   Amend the Amended and Restated Joint Venture Agreement;

      (ii)  Sell all or substantially all of (x) the assets of the Project or
            (y) the JV Interests of all of the joint venturers in the JV;

      (iii) Approve any decision which may place a gaming license of a joint venturer or the JV in jeopardy;

      (iv)  Dissolve the JV;


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      (v)   Change the method of determining the "Ownership Ratio" of, or the
            "JV Interests" to be credited to, a joint venturer; and

      (vi) Add additional joint venturers, except, in the event of a call for additional capital, the consent of a non-contributing joint venturer would not be required to admit an additional joint venturer advancing all or a portion of the non-contributing joint venturer's portion of such call; and


      (vii) To conduct temporary gaming operations.

   (d) Each of Sodak and HWCC shall be admitted as joint venturers, and NOP and/or SPL shall remain as a joint venturer, of the JV, with the Advances made by each of the Pre-Closing Parties deemed to be the initial capital contribution made by each such Pre-Closing Party to the JV. Assuming each Pre-Closing Party makes all of the Advances that it is required to make pursuant to this Agreement, as well as its one-third share of any advances required to be made upon execution of the Amended and Restated Joint Venture Agreement, the respective ownership interests of the Pre-Closing Parties in QNOV on the date of execution of the Amended and Restated Joint Venture Agreement shall be as follows:

            NOP and/or SPL                       33 1/3%

            Sodak                                33 1/3%

            HWCC                                 33 1/3%

   (e) Each of the Pre-Closing Parties shall be bound by the provisions set forth in Article III of the form of Amended and Restated Joint Venture Agreement, which shall not be modified after the date of this Agreement without the unanimous consent of the Pre-Closing Parties.

                                   SECTION 4
                              MANAGEMENT AGREEMENT

   Upon Approval, NOP will execute, on behalf of QNOV, a Management Services Agreement with the Operator in the form of Exhibit "C" hereto with such amendments as the parties thereto may mutually agree (the "Management Agreement"). Notwithstanding the foregoing, the Management Agreement shall terminate concurrently with the termination of the Master Agreement for any reason, provided that such termination shall not impair or diminish nor otherwise affect any rights of indemnity or rights of reimbursement which have accrued in favor of the Operator under the Management Agreement prior to the date of termination thereof; and each of HWCC, Sodak and NOP


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acknowledge and agree that prior to the Closing Date such indemnities and/or reimbursement shall be due from and shall be the joint, several and solidary obligations of such Pre-Closing Parties to Operator.

                                   SECTION 5
                        REPRESENTATIONS AND WARRANTIES
                                OF NOP AND SPL

   Each of NOP and SPL represents and warrants to Sodak and HWCC as follows:

   (a) Corporate Matters. (i) NOP is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has the requisite corporate power and authority to own an interest in QNOV. NOP owns its interest in QNOV directly, and not through any other corporation, partnership or other entity, (ii) SPL is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has the requisite corporate power and authority to own an interest in QNOV; and (iii) QNOV is a joint venture duly organized, validly existing and in good standing under the laws of Louisiana and has the requisite partnership power and authority and all licenses, permits and authorization necessary to own its assets and properties and to operate its business and the Original Joint Venture Agreement is a correct and complete copy of the current documentation governing QNOV.

   (b) Authorization and Effect of Agreements. Each of NOP and SPL has requisite corporate power to execute and deliver this Agreement and following the Approval, the Amended and Restated Joint Venture Agreement and on behalf of QNOV, Management Agreement and to perform the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by NOP and SPL. The execution and delivery by NOP and SPL of this Agreement, and following the Closing Date, the Amended and Restated Joint Venture Agreement and the performance by NOP and SPL of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by NOP and SPL have been duly authorized by all necessary action on the part of NOP and SPL, NOP's and SPL's Board of Directors and stockholders, if required, and, assuming the due execution and delivery of said agreements by Sodak and HWCC, constitute the valid and binding obligations of NOP and SPL enforceable in accordance with their respective terms.

   (c) No Restrictions Against Transfer of the Ownership Interest in QNOV. Except for the Approval and the transfer by HNOC to SPL of HNOC's right, title and interest in QNOV as provided under the HNOC Exit Agreement, the execution and delivery of this Agreement, the Amended and Restated Joint Venture Agreement, and on behalf of QNOV, the Management Agreement by NOP and SPL do not, and the performance by NOP and SPL of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss


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of a material benefit under, (i) the articles of incorporation or bylaws of NOP and SPL, (ii) the Original Joint Venture Agreement, as amended by the Amended and Restated Joint Venture Agreement, of QNOV, (iii) any law, statute, rule, regulation, zoning or other ordinance, order, code, arbitration award, judgment, decree, permit or other legal requirement or any Governmental Entity (each a "Law" and collectively, "Laws") to which NOP, SPL or QNOV are subject, (iv) any contract or any document or instrument to which any of NOP, SPL or QNOV or its assets is subject, or (v) any gaming license of NOP, SPL or QNOV. Except for the Approval and the transfer by HNOC to SPL of HNOC's right title and interest in QNOV pursuant to the HNOC Exit Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of NOP, SPL or QNOV under any applicable Law in connection with the execution and delivery of this Agreement, the Amended and Restated Joint Venture Agreement, and on behalf of QNOV, the Management Agreement by any of NOP, SPL or QNOV or the performance by any such party of the transactions contemplated by this Agreement, the Amended and Restated Joint Venture Agreement, and the Management Agreement to be performed by it.

   (d) Financial Statements. NOP has provided Sodak and HWCC audited balance sheets and statements of operations of NOP dated December 31, 1996 and QNOV dated December 31, 1996 (the "NOP/QNOV Financial Statements"), and has provided an unaudited balance sheet and statement of operations for each such entity: NOP Financial Statements dated July 31, 1997 and Flamingo Casino New Orleans dated August, 1997 (the "Unaudited Financial Statements"). Except as set forth on
Schedule 5(d), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied with past periods, and fairly present the financial position and results of operation of NOP and QNOV as of and for the periods referenced therein.

   (e) Compliance with Laws. NOP has complied with all Laws in all material respects. No fact, circumstances, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by NOP or give rise to any material future liability of NOP with respect to any Law heretofore or currently in effect. Except for the Approval, NOP is not required to obtained any licenses or permits, or file any notices, applications or reports under regulations related to any matters referred to in this Section 5 (e) that have not been properly obtained or filed for.

   (f) Absence of Liabilities. None of QNOV, NOP or SPL is subject to any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise,

whether or not known to QNOV, NOP or SPL, whether due or to become due) except those set forth in the NOP/QNOV Financial Statements or the Unaudited Financial Statements.

   (g) Litigation. Except for those matters referred in Section 8(iv) below, there are no actions, suits, proceedings, orders or investigations pending or threatened against or affecting QNOV or any of its assets, at law or in equity, or before or by any federal, state,


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

municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; following Approval there are no arbitration proceedings pending or threatened under collective bargaining agreements or otherwise; there are no governmental inquiries (including inquiries as to the qualification of it to hold or receive any license or permit) and, to the best of NOP's knowledge, there is no basis for any of the foregoing. Other than with respect to matters disclosed on Schedule 5(g), within the past two years, neither QNOV nor NOP has received any opinion or legal advice to the effect that it is exposed from a legal standpoint to any liability or disadvantage which may be material to QNOV's business or prospects.

   (h) Disclosure. Neither this Agreement, nor any of the exhibits hereto, nor any other document, certificate or other item delivered pursuant hereto or in connection herewith by or on behalf of QNOV, NOP or SPL, contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. Each of NOP, for itself and on behalf of QNOV, and SPL has disclosed to each of Sodak and HWCC all material facts of which it is aware which relate to the business prospects, assets, or employee, customer, or supplier relations of QNOV.

   (i) Taxes. Each of QNOV, NOP and SPL has filed all required tax returns, IRS Forms 1065, and refund requests on a timely basis and, subject to the matters referenced in Section 8 (iv) below, has paid, withheld, collected or adequately provided for in the NOP/QNOV Financial Statements and the QNOV/NOP Unaudited Financial Statements the payment of, as appropriate, all federal, state and local taxes and similar governmental charges including, without limitation, all gaming, federal, state and local income, employment, withholding, payroll, unemployment, profits, franchise, sales, use occupation, excise, property, transfer or other taxes or other charges (including penalties and interest) imposed on them ("Taxes"). Except as disclosed on Schedule 5(i), there is no claim against either of QNOV, NOP or SPL with respect to any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any information or return of QNOV, NOP or SPL; and there is no proceeding pending before any agency or court to which QNOV, NOP or SPL is a party, nor is there a basis for any such proceeding. No consents extending the statute of limitations have been filed by QNOV, NOP or SPL with respect to its tax liability for any fiscal year.

   (j) ERISA. None of QNOV, NOP or SPL maintains or sponsors any "employee benefit plan" as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). None of QNOV, NOP or SPL sponsors or participates in any "multi-employer plan" as defined in Section 3 (7) of ERISA. None of QNOV, NOP or SPL has any obligation or liability with respect to any employee benefit plan, from administration, termination or otherwise.

                                   SECTION 6
                    REPRESENTATIONS AND WARRANTIES OF SODAK

   Sodak represents and warrants to NOP, SPL and HWCC as follows:


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   (a) Corporate Matters. Sodak is a Limited Liability Company duly organized, validly existing and in good standing under the laws of Louisiana and has the requisite corporate power and authority to own an interest in QNOV.

   (b) Authorization and Effect of Agreements. Upon the approval of its Board of Directors, if required, Sodak will have requisite corporate power to execute and deliver this Agreement and the Amended and Restated Joint Venture Agreement and to perform the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by Sodak. The execution and delivery by Sodak of this Agreement and the Amended and Restated Joint Venture Agreement and the performance by Sodak of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by Sodak, upon the approval of Sodak's Board of Directors, if required, will be duly authorized by all necessary action on the part of Sodak, Sodak's Board of Directors, if required, and stockholders, if required, and, upon obtaining the consent required under Sodak's credit facility, holders of Sodak's indebtedness. This Agreement has been duly executed and delivered by Sodak and, assuming the due execution and delivery of this Agreement by NOP and HWCC, constitute the valid and binding obligations of Sodak enforceable in accordance with their respective terms.

   (c) No Restrictions Against Transfer of the Assets. Except for the Approval, the execution and delivery of this Agreement and the Amended and Restated Joint Venture Agreement by Sodak does not, and the performance by Sodak of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, (i) the articles of incorporation or bylaws of Sodak, (ii) any law, statute, rule, regulation, zoning or other ordinance , order, code, arbitration award, judgment, decree, permit or other legal requirement or any Governmental Entity (each a "Law" and collectively, "Laws") to which Sodak is subject, (iii) any contract or any document or instrument to which Sodak or its assets are subject, other than Sodak's credit facility, or (iv) any gaming license of Sodak. Except for the Approval and a finding of Sodak's suitability by the LGCB, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Sodak, except as may be required pursuant to Section 6(e), under any applicable Law in connection with the execution and delivery of this Agreement and the Amended and Restated Joint Venture Agreement by Sodak or the performance by Sodak of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by it.

   (d) Financial Statements. Sodak has provided NOP, SPL and HWCC an audited balance sheet and statement of operations dated December 31, 1996; such financial statements have been prepared in accordance with generally accepted accounting

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principles, consistently applied with past periods, and fairly present the financial position and results of operation of Sodak as of such date and for the period referenced therein.

   (e) Compliance with Laws. Sodak has complied with all Laws in all material respects. No fact, circumstances, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by Sodak or give rise to any material future liability of Sodak with respect to any Law heretofore or currently in effect. Except for the approval by the LGCB, Sodak is not required to obtain any licenses or permits, and within (30) days of the execution of this Agreement will file any notices, applications or reports under regulations related to any matters referred to in this Section 6 (e) that may be required by regulatory entities with applicable jurisdictions.

                                   SECTION 7
                    REPRESENTATIONS AND WARRANTIES OF HWCC

   HWCC represents and warrants to Sodak, NOP and SPL as follows:

   (a) Corporate Matters. HWCC is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has the requisite corporate power and authority to own an interest in QNOV. HWCC or a wholly owned direct or indirect subsidiary of Hollywood Casino Corporation will own its interest in QNOV and the Management Agreement.

   (b) Authorization and Effect of Agreements. Upon the final approval of HWCC's Board of Directors, HWCC will have requisite corporate power to execute and deliver this Agreement and the Amended and Restated Joint Venture Agreement, and to perform the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement, to be performed by HWCC. The execution and delivery by HWCC of this Agreement and the Amended and Restated Joint Venture Agreement and the performance by HWCC of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by HWCC, upon the final approval of HWCC's Board of Directors, will be duly authorized by all necessary action on the part of HWCC, HWCC's Board of Directors and stockholders, if required, and, if applicable, holders of HWCC's indebtedness. This Agreement has been duly executed and delivered by HWCC and, assuming the due execution and delivery of this Agreement by NOP, SPL and Sodak, constitutes the valid and binding obligation of HWCC enforceable in accordance with its terms.

   (c) No Restrictions Against Transfer of the Assets. Except for the Approval, the execution and delivery of this Agreement and the Amended and Restated Joint Venture Agreement by HWCC do not, and the performance by HWCC of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, (i) the articles of incorporation or bylaws of HWCC,
(ii) any law, statute, rule, regulation, zoning or other ordinance , order, code, arbitration award, judgment, decree, permit or other legal requirement or any Governmental Entity (each a "Law" and collectively, "Laws") to which HWCC is subject, (iii) any Contract or any document or instrument to which HWCC or its assets are subject, or (iv) any gaming license of HWCC. Except for the Approval and a finding of HWCC's suitability by the LGCB, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to HWCC, except as may be required pursuant to Section 7(e), under any applicable Law in connection with the execution and delivery of this Agreement and the Amended and Restated Joint Venture Agreement by HWCC or the performance by HWCC of the transactions contemplated by this Agreement and the Amended and Restated Joint Venture Agreement to be performed by it.

   (d) Financial Statements. HWCC has provided Sodak, NOP and SPL with an unaudited balance sheet and statement of operations of HCC and its consolidated subsidiaries dated June 30, 1997; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied with past periods, and fairly present the financial position and results of operation of HCC and its consolidated subsidiaries as of such date and for the period referenced therein.

   (e) Compliance with Laws. HWCC has complied with all Laws in all material respects. No fact, circumstances, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by HWCC or give rise to any material future liability of HWCC with respect to any Law heretofore or currently in effect. Except for the approval for the LGCB, HWCC is not required to obtain any licenses or permits, and within (30) days of execution of this Agreement will file any notices, applications or reports under regulations related to any matters referred to in this Section 7(e) that may be required by regulatory entities with applicable jurisdictions.

                                   SECTION 8
                             CONDITIONS TO CLOSING

   The obligation of each of the parties to this Agreement to consummate the transactions set forth in Section 3 of this Agreement is expressly subject to satisfaction on or prior to the Closing Date of each and all of the following conditions, any of which may be waived by any party hereto:

     (i)    Receipt of the Approval;

     (ii) Receipt of satisfactory suitability determinations by the LGCB for each of the Pre-Closing Parties;

     (iii) Receipt of a binding commitment of an institutional lender to provide financing for the Project which is non-recourse to the parties which by its terms requires equity contributions by the parties to this Agreement in an aggregate amount not to exceed $37,500,000 and has other terms and conditions satisfactory to all of the Pre-Closing Parties.

     (iv) Approval by all of the Pre-Closing Parties of the disposition or settlement of the $10,000,000 payment to the City of New Orleans described in the October 11, 1996 Order of the LGCB.

     (v) Execution of a lease of the property shown on Exhibit "D" attached hereto between QNOV and the City of Shreveport on terms and conditions satisfactory to a majority of the Pre-Closing Parties;

     (vi) Confirmation that Harrah's has waived its right to exclusively lease property owned or controlled by the City of Shreveport for a gaming facility;

     (vii) Transfer by HNOC to SPL of HNOC's right, title and interest in QNOV in accordance with the terms of the HNOC Exit Agreement.

     (viii) (x) A satisfactory determination by each of Sodak and HWCC, in their sole and absolute discretion, as to the current and potential liabilities of QNOV for the operations of QNOV prior to the Closing Date, and (y) there has been an indemnification by HNOC and Hilton Hotels Corporation as to such liabilities (the "Hilton Indemnity") satisfactory to each of Sodak and HWCC in its sole and absolute discretion.

     (ix) If required, final approval by each of Sodak's and HWCC's Board of Directors by not later than November 21, 1997; and

     (x) Sodak obtaining consent required under Sodak's existing credit facility by not later than November 21, 1997 (which Sodak covenants to use its good faith best efforts to obtain in a timely manner).

     (xi)   The Project having a minimum of 1800 gaming positions.

                                   SECTION 9
                         CHANGE-IN-CONTROL PROVISIONS

   In the event of a Change-in-Control after the Closing Date, then the joint venturers other than HWCC shall have the right to exercise collectively their Tag-a-Long Rights (as defined below) or their Call Rights (as defined below), subject to the following conditions:

   (a) HWCC will (i) first inform the other joint venturers in writing (the "Change-in-Control Notice") of (x) the occurrence of such Change-in-Control, (y) the prices, terms and conditions upon which such Change-in-Control will be effected, including the consideration to be received by HCC and/or its stockholders (the "Consideration"), and (z) the value of (I) the JV as a whole (excluding any valuation of the Management Agreement) as determined by the investment banking firms of national standing involved in such Business Combination or Sale (the JV Value") and (II) the Management Agreement as determined by the same such investment banking firms (the "Management Agreement Value") and (ii) offer the other joint venturers the opportunity to irrevocably collectively elect to either (x) participate in such Change-in-Control to the extent of such other joint venturers' interest in the JV, it being understood that if the Consideration is other than cash or unrestricted publicly traded stock, such joint venturers may demand that they receive their consideration in cash (the "Tag-a-Long Rights") or (y) require that (I) HWCC sell to such joint venturers or their designee all of HWCC's interest in the JV for a cash price equal to the JV Value multiplied by HWCC's interest in the JV and (II) HCC (or its affiliate) sell its interest in the Management Agreement to such joint venturers or their designee for a cash price equal to the Management Agreement Value (the "Call Rights").

   (b) In the event that the joint venturers exercise their Tag-a-Long Rights, HWCC will use its best efforts to cause the surviving entity to purchase such joint venturers' interest in the JV according to the terms of Section 9(a)(ii)(x) above. In the event that such surviving entity will not agree to purchase such joint venturers' interest in the JV, (i) HCC may not proceed with such Change-in-Control without the prior written consent of such other joint venturers and (ii) neither HCC nor HWCC shall have any further obligations with respect to such particular exercise of the Tag-a-Long Rights.

   (c) In the event that the joint venturers exercise their Call Rights, the closing for such sale will occur within 30 days of exercise of the Call Rights.

   (d) It will be deemed that the Tag-a-Long Rights and the Call Rights have been waived if such rights have not been exercised in writing within 30 calendar days after delivery of the Change-in-Control Notice.

   (e) Notwithstanding anything contained herein to the contrary, the Tag-a-Long Rights may only be exercised if all the other joint venturers elect to exercise one of such rights (i.e., one joint venturer cannot elect to exercise Tag-a-Long Rights with one or other joint venturer(s) electing to exercise the Call Rights.) Any attempt by one joint venturer to exercise the Tag-a-Long Rights without the concurrent exercise by all other joint venturers of their Tag-a-Long Rights, or any attempt by one joint venturer to exercise the Call Rights without the concurrent exercise by all other joint venturers of their Call Rights, shall be deemed null and void.

                                  SECTION 10
                                  TERMINATION

   (a)  This Agreement may be terminated by:

      (i)   NOP, Sodak, and HWCC, upon their unanimous written consent;

      (ii) NOP, Sodak, or HWCC, upon the material breach by any other party to this Agreement of its representations, warranties, or covenants, if such breach remains uncured for ten days after receipt of written notice of such breach; provided, however, the breaching party shall not be permitted to terminate this Agreement.

      (iii) NOP, Sodak, or HWCC if Approval is denied or does not occur.

      (iv) NOP or Sodak if HWCC is found unsuitable by the LGCB, or by NOP or HWCC if Sodak is found unsuitable by the LGCB.

      (v) NOP, Sodak or HWCC if the Closing does not occur prior to December 31, 1998.

   (b) Except as otherwise provided in Section 10(c), no termination of this Agreement will relieve any party from (i) liability for a breach of representation, warranty or covenant under this Agreement that occurs prior to such termination or (ii) the reimbursement obligations described in Section 2(e) of this Agreement.

   (c) If this Agreement is terminated by Sodak or HWCC solely because of a breach by NOP of its representations and warranties made on behalf of QNOV in
Section 5(g), 5(h), 5(i) and 5(j) of this Agreement, and such breach was due solely to the fact that NOP did not know certain facts and information relative to the business and affairs of QNOV at the time such representation or warranty was made, then NOP shall not have any liability to Sodak or HWCC for the breach of such representations and warranties; provided, further, NOP shall not be obligated to indemnify Sodak, HWCC and QNOV for any such breach known to the parties of this Agreement prior to the Closing Date, under the terms of the Amended and Restated Joint Venture Agreement if the parties proceed to Closing rather than terminating this Agreement, but shall otherwise indemnify such parties as provided under Section 11(b) below.

                                  SECTION 11
                         SURVIVAL AND INDEMNIFICATION

   (a) Each of NOP, SPL, Sodak and HWCC hereby represents that the representations, warranties, and covenants contained in this Agreement will be true and correct on the Closing Date and that such representations, warranties and covenants will survive the execution and delivery of this Agreement, the Amended and Restated Joint Venture Agreement and the Management Agreement and will remain operative and in full force and effect without any time limitation, except as any such covenant is limited in duration by the express terms of this Agreement.

   (b) Indemnification by NOP and SPL. Except as otherwise provided in Section 10(c) of this Agreement, from and after the date of this Agreement, each of NOP and SPL will indemnify, defend and hold Sodak, HWCC and QNOV and their respective directors, officers, managers, representatives, employees and agents harmless from and against any and all claims, actions, suits, demands, assessments, judgements, losses, liabilities, damages, costs and expenses (including interest, penalties, attorneys' fees, accounting fees and investigation costs) (collectively, "Liabilities") resulting or arising from, relating to or incurred in connection with: (i) any breach of any representation or warranty of NOP or SPL made solely on behalf of such party contained in this Agreement or in any other document delivered by NOP or SPL in connection with it, or (ii) any material breach of any covenant of NOP or SPL in this Agreement or in any other documents delivered in connection with it.

   (c) Indemnification by Sodak. From and after the date of this Agreement, Sodak will indemnify, defend and hold NOP, SPL, HWCC, and QNOV and their respective directors, officers, managers, representatives, employees and agents harmless from and against any and all Liabilities resulting or arising from, relating to or incurred in connection with: (i) any breach of any representation or warranty of Sodak contained in this Agreement or in any other document delivered by Sodak in connection with it, or (ii) any material breach of any covenant of Sodak contained in this Agreement or in any other document delivered by Sodak in connection with it.

   (d) Indemnification by HWCC. From and after the date of this Agreement, HWCC will indemnify, defend and hold NOP, SPL, Sodak and QNOV and their respective directors, officers, managers, representatives, employees an agents harmless from and against any and all Liabilities resulting or arising from, relating to or incurred in connection with: (i) any breach of any representation or warranty of HWCC contained in this Agreement or in any other document delivered by HWCC in connection with it, or (ii) any material breach of any covenant of HWCC contained in this Agreement or in any other document delivered by HWCC in connection with it.

   (e) Notice of Claim; Right to Participate in and Defend Third Party Claim. If any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought under this Agreement (a "Third Party Claim"), and the indemnified party intends to seek indemnity under this Agreement, then the indemnified party will promptly provide the indemnifying party with prompt written notice of such Third Party Claim, but in any event not later than 30 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim will not relieve the indemnifying party of any indemnification.

                                  SECTION 12
                              SETTLEMENT OF QNOV

   On or prior to the Closing Date, NOP shall cause a final accounting of QNOV to be made and a final distribution to be made to NOP and SPL of any amounts due to such parties as a result of such accounting and concurrently with such distribution, NOP and SPL shall release any claims then held against QNOV for any further distributions other than claims for any monies due, or may become due, to QNOV pursuant to any activities prior to the Closing Date, and NOP and SPL expressly reserve the right at any time, upon notice of the intention to exercise the same given by NOP to HWCC and to Sodak, to prosecute on behalf of or in the name of QNOV any causes or rights of action or claims against any party or entity which arose prior to the Closing Date, provided that if the Hilton Indemnity is not executed, then QNOV shall not prosecute any such claim without the consent of Sodak and HWCC. Until the Closing Date, all of the economic benefits and burdens of gaming activities by QNOV shall belong to NOP.

                                  SECTION 13
                                 MISCELLANEOUS

   (a) Headings. The subject headings of the sections and paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

   (b) Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Should any part of this Agreement or transactions contemplated thereby be held unenforceable by any court of competent jurisdiction or any administrative agent with jurisdiction over the matter, the other parts shall remain in force and effect and be enforceable.

   (c) Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement or any persons other than the parties to it and their respective successors and assigns, nor is anything in the Agreement intended to relieve or discharge the obligation or liability of any third party to any party of this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

   (d) Successors. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

   (e) Press Releases and Announcements. All matters relating to this Agreement shall be kept strictly confidential and shall be disclosed only to the parties' immediate accounting, legal and financial advisors. No press releases relating to this Agreement and the transactions contemplated hereby will be used without the mutual approval of the parties hereto, except any other public disclosure which any part in good faith believes is required by law or regulation (in which case the disclosing party will advise the other parties prior to making such disclosure). The parties will cooperate to prepare a joint press release and announcement on the Closing Date.

   (f) Confidentiality. If the transactions contemplated by this Agreement are not consummated, each of the parties will use its best efforts to maintain the confidentiality of all confidential information and material. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto will use its best efforts to maintain the confidentiality of all confidential information and materials.

   (g) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any of the parties hereto.

   (h) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions, and permanent injunctions, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator shall be and may be entered in any court having jurisdiction thereof. The dispute shall be submitted to an arbitrator agreed to by the parties to the dispute or if such parties cannot agree upon an arbitrator, an arbitrator selected for the parties by the American Arbitration Association. The parties hereby agree that the arbitrator shall not have jurisdiction to award punitive damages and shall be without authority to award relief other than monetary damages. Such arbitration shall take place in Dallas, Texas, unless otherwise agreed to in writing by the parties. In any such arbitration, discovery shall be allowed to the full extent permitted under, and shall be governed by, the Federal Rules of Civil Procedure and the Federal Rules of Evidence shall apply.

   (i) Notice. All notices, requests, demands or other communications hereunder shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided that telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid) or (ii) in seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and property addressed as follows:

If to NOP or SPL:                   27 Poydras Street
                                    New Orleans, Louisiana 70130
                                    Attention: Warren Reuther, Jr.

Fax:                                (504) 524-6265

With a Copy to:                     Smith Martin
                                    700 Camp Street
                                    New Orleans, Louisiana 70130
                                    Attention: James E. Smith, Jr.

Fax:                                (504) 525-0163

If to Sodak:                        5301 South Highway 16
                                    Rapid City, South Dakota 57701
                                    Attention: General Counsel

Fax:                                (605) 342-3464

With a Copy to:                     Dorsey & Whitney LLP.
                                    Pillsbury Center South
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention: Jack Kramer

Fax:                                (612) 340-2868


If to HWCC:                         Two Galleria Tower
                                    Suite 2200
                                    13455 Noel Road, LB 48
                                    Dallas, Texas 75240
                                    Attention: General Counsel

Fax:                                (972) 386-7411

   Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

   (j) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO APPLICATION OF SUCH STATES'S DOCTRINES ON CHOICE OF LAWS.

   (k) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which together shall be deemed an original.

   (l) Conflict. Until the Closing Date, if there is any conflict between the terms and conditions of this Agreement and any other agreement among the Pre-Closing Parties, the terms and conditions of this Agreement shall govern.

   IN WITNESS WHEREOF, SPL, NOP, Sodak and HWCC have executed this agreement as of the _______ day of October, 1997 through its duly authorized representative.


                                   SODAK LOUISIANA, L.L.C.



                                   By: /s/ Mike Wordeman
                                       --------------------
                                   Title: Chief Executive Officer


                                   SHREVEPORT PADDLEWHEELS, L.L.C.


                                   /s/ Duane P. Smith
                                   -------------------------
                                   By:     Duane P. Smith
                                   Title:  Manager


                                   NEW ORLEANS PADDLEWHEELS,
                                   INC.


                                   /s/ Duane P. Smith
                                   -------------------------
                                   By:     Duane P. Smith
                                   Title:  President


                                   HWCC-Louisiana, Inc.



                                   By: /s/ Jack E. Pratt
                                       -----------------------
                                   Title: Chairman of the Board

                             AMENDED AND RESTATED
                           JOINT VENTURE AGREEMENT
                                   OF QNOV
                              (FORMERLY KNOWN AS
                       THE "QUEEN OF NEW ORLEANS AT THE
                            HILTON JOINT VENTURE")


      THIS AMENDED AND RESTATED JOINT VENTURE AGREEMENT is entered into as of _________, 1997, by and among New Orleans Paddlewheels, Inc., Shreveport Paddlewheels, Inc., Sodak Gaming, Inc., and HWCC-Louisiana, Inc. Unless the context otherwise requires, terms which are capitalized and not otherwise defined shall have the meanings set forth or cross-referenced in ArticleII of this Agreement.

                            PRELIMINARY STATEMENT

      A. Hilton Hotels Corporation and New Orleans Paddlewheels, Inc. entered into a Basic Agreement, dated as of January 9, 1992, and Joint Venture Agreement dated May 20, 1992 (the "Original Joint Venture Agreement") collectively setting forth the agreement of such parties to operate, as joint venturers under the name "Queen of New Orleans at the Hilton Joint Venture" (the "Original JV"), riverboat casinos in New Orleans, Louisiana.

      B. Hilton Hotels Corporation assigned its equity interest in the Original JV to Hilton New Orleans Corporation on January 14, 1994.

      C. Hilton New Orleans Corporation on ______ 1997 transferred 49% of the total equity interest in the Original JV to New Orleans Paddlewheels, Inc. and 1% of such equity interest to Shreveport Paddlewheels, Inc.

      D. New Orleans Paddlewheels, Inc. and Shreveport Paddlewheels, Inc. collectively owned all of the equity interest of the Original JV.

      E. New Orleans Paddlewheels, Inc., Shreveport Paddlewheels, Inc., Sodak Gaming, Inc. and HWCC-Louisiana, Inc. have entered into a Master Agreement dated October ______, 1997, setting forth the agreement of the parties, as joint venturers, to participate in, construct and operate a riverboat gaming vessel, hotel and casino in Shreveport, Louisiana.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Original Joint Venture Agreement is hereby amended and restated in its entirety as follows:

                                  ARTICLE I

                                 DEFINITIONS

      1.1 Definitions. The following terms shall have the respective meanings indicated:

      "Accountants" - shall have the meaning as defined in Section 9.2(c).

      "Act" - shall mean the Louisiana Gaming Control Act, La. R.S. 27:1 et. seq., including the amendments thereto and regulations promulgated thereunder, as may be in effect from time to time.

      "Affiliate(s)" - shall mean with respect to any person or entity, any firm, corporation, partnership, limited liability company, association, trust or other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the subject person or entity or such person or entity owns directly or indirectly ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such person or entity, whether through the ownership of voting securities, by contract or otherwise. Such term shall also include with respect to any person who is a spouse, child, grandchild, sibling or parent of the owner of any Venturer, or any trust, partnership or other entity beneficially owned by any of the foregoing, individually or collectively.

      "Agreement" - shall mean this Amended and Restated Joint Venture
      Agreement.

      "Available Funds" - shall mean all revenues of the Venture less all payments of debt services, taxes, operating expenses and retention of appropriate capital and operating reserves.

      "Budget" - shall mean the annual operating budget for the Venturers adopted by the Management Committee pursuant to Article VIII hereof.

      "Business Days" - shall mean any day during which federally chartered banks are not required to be closed under applicable federal or Louisiana law.

      "Capital Accounts" - shall mean the capital account of a Venturer maintained in accordance with Section 4.1 hereof.

      "Casino" - shall mean the premises of the Complex upon which gaming activities will be conducted pursuant to the Act.

      "Code" - shall mean the Internal Revenue Code of 1986, as amended.

      "Complex" - shall mean, upon completion of the Project, collectively the Vessel, the Casino, the Hotel, and the land based facilities related thereto, together with all related improvements, facilities and amenities used in connection with the operation thereof.

      "Contribution Date" - shall have the same meaning as defined in Section
      3.5 hereof.

      "Defaulting Venturer" - shall have the meaning as defined in Section 13.1 hereof.

      "Distributions" - shall mean distributions of Available Funds made by the Venture to the Venturers pursuant to Article V hereof.

      "Gaming Authorities" - shall mean any State of Louisiana gaming regulatory authority authorized under the Act, including but not limited to, the Louisiana Gaming Control Board and the Riverboat Gaming Enforcement Division of the Louisiana State Police, and any other gaming regulatory authority with jurisdiction over the Venture.

      "HWCC" - shall mean HWCC-Louisiana, Inc., a Louisiana corporation, a wholly owned subsidiary of Hollywood Casino Corporation.

      "Hotel" - shall mean an approximately 300 room hotel to be owned by the Venture located on or adjacent to the "Harrah's valet parking site" in Shreveport, Louisiana.

      "JV Interest" - shall mean a Venturer's equity interest in the Venture.

      "Liquidating Venturer" - shall have the meaning as defined in Article XII.

      "Loan Commitments" - shall mean collectively the financing commitments for construction of the Project upon terms acceptable to the Management Committee.

      "Management Agreement" - shall mean the Management Services Agreement between Paddlewheels, on behalf of the Venture, and Hollywood Casino Corporation or its Affiliate dated ___, 1997, together with such amendments as the parties thereto may mutually agree.

      "Management Committee" - an shall mean the management committee of the Venture, as defined in Section 7.1.

      "Ownership Ratio(s)" - shall have the meaning as defined in Section 3.3.

      "SPI" - shall mean Shreveport Paddlewheels, Inc., a Louisiana corporation.

      "Sodak" - shall mean Sodak Gaming, Inc., a South Dakota corporation, or a wholly owned subsidiary thereof.

      "Paddlewheels" - shall mean New Orleans Paddlewheels, Inc., a Louisiana corporation.

      "Project" - shall mean the planning, construction and operation of (i) the Vessel, (ii) landside improvements to facilitate the operation of the riverboat including a terminal/boarding facility, various restaurants, and parking areas, and (iii) the Hotel (collectively, the "Project"). The berth site for the riverboat gaming vessel shall be located at the area know to the parties as the "Harrah's valet parking site" in Shreveport, Louisiana.

      "Regulations" - shall mean permanent, temporary, or proposed regulations of the United States Department of Treasury promulgated under the Code.

      "Venture" - shall mean the joint venture governed by this Agreement governed by this Agreement.

      "Venturer(s)" - shall mean Paddlewheels, Sodak, HWCC, and such other entities which may hereafter become Venturers and any person or entity admitted to the Venture pursuant to the provisions of this Agreement, and any of the Venturers when the reference is singular, and their respective successors in interest.

      "Vessel" - shall mean a riverboat gaming vessel of at least 30,000 square feet of net gaming space located in the area known to the parties as the "Harrah's valet parking site" in Shreveport, Louisiana.

      "Transfer" - shall mean the sale, assignment, or other transfer, whether voluntary or by operation of law.

      1.2 References. Except as otherwise specifically indicated, all references to Article, Section and Subsection numbers refer to Articles, Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein", "hereof", "hereunder", "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. For purpose of convenience, the impersonal pronoun is sometimes used herein to refer to the Venturers.

                                  ARTICLE II

                             FORMATION OF VENTURE

      2.1 Joint Venturers. The Venturers hereby agree to continue the Original Joint Venture, in partnership form (the "Venture"), for the limited purposes hereinafter and pursuant to the terms and conditions set forth herein.

      2.2 Name. The name of the Venture shall be "QNOV."

      2.3 Principal Office. The principal office of the Venture shall be located at ________________, Louisiana ____________, or such other place as the Management Committee may, from time to time, determine.

      2.4 Partnership Act; Ownership. Except as otherwise expressly stated herein, the rights and obligations of the Venturers and the administration and termination of the Venture shall be governed by this Agreement and the laws of the State of Louisiana.

      2.5 Purpose. The purpose of the Venture shall be to develop, construct, own and operate the Project, and the performance of all things necessary or incidental to or in connection with the foregoing in accordance with the terms and conditions of this Agreement. The purposes of the Venture shall not be modified in any manner, except by written agreement of the Venturers in the manner set forth in Section 7.11 hereof.

      2.6 No Individual Authority. Except as otherwise expressly provided in this Agreement, no Venturers, acting alone, shall have any authority to act for, or undertake or assume any obligations or responsibility on behalf of, the other Venturer or the Venture.

      2.7 No Restrictions. Nothing contained in this Agreement shall be construed so as to limit, in any manner, a Venturer, or any Affiliate of such Venturer, from owning, operating, financing or investing or otherwise being affiliated in any other venture or operation, including any riverboat or gaming operation not owned or operated by the Venture wherever located; provided, however, that no Venturer, nor any of its Affiliates, may be directly or indirectly involved in the ownership, operation, management, financing or development of any casino gaming operation (a "Proposed Development") (i) located within a 100-mile radius of the dock site of the Complex, without the prior written consent of each of the other Venturers, and (ii) within five years of the execution of the Master Agreement, in Tarrant or Dallas County, Texas, or the State of Arkansas without providing each of the Venturers with written notice of such Proposed Development (the "Proposed Development Notice") and the opportunity to participate in the Proposed Development by contributing cash equity to the Proposed Development in an amount not to exceed the amount of equity capital such Venturer has theretofore contributed to the Venture, with such right to participate in such particular Proposed Development expiring and being of no further force or effect with respect to any Venturer who has not delivered to the Venturer written notice of an election to participate within thirty (30) days of delivery of the Proposed Development Notice. Nothing in this
Section 2.7 shall be deemed to restrict Sodak or an Affiliate thereof or HWCC, or an Affiliate thereof, in any manner, from engaging in the business of the distribution and sale of casino gaming equipment, gaming and accounting systems, ancillary equipment and supplies, the financing or other investment in riverboats or gaming operations anywhere. The Venturers agree that Harrah's ______ riverboat operation in Shreveport, Louisiana is specifically excluded from this Section 2.7.

      2.8 Venturers Not Responsible for Other's Commitments. No Venturer shall be responsible or liable for any indebtedness or obligation of another Venturer incurred either before or after the execution of this Agreement, nor shall the Venture be responsible or liable for any such indebtedness or obligation of a Venturer, except for indebtedness or obligation expressly incurred or assumed by a Venturer pursuant to the terms of this Agreement or otherwise as expressly mutually agreed upon by the parties.

      2.9 Term. The Venture shall continue until the first to occur of the following:

      (a) December 31, [2033];

      (b) the purchase by a Venturer of the JV Interests owned by all of the other Venturers;

      (c) the sale or other disposition to a third party of all or substantially all of the outstanding JV Interests, or of all or substantially all of the Venture's assets; or

      (d) the dissolution of the Venture as expressly provided in this Agreement.

                                 ARTICLE III

                            CAPITAL CONTRIBUTIONS

      3.1 Management Services Agreement. Either prior to or concurrently with the execution of this Agreement, the Venture will enter into a Management Services Agreement with Hollywood Casino Corporation or an affiliate thereof.

      3.2 Transfers to Affiliates. At any time or from time to time during the term hereof, (a) Paddlewheels may transfer to SPI, (b)Sodak may transfer to a wholly-owned subsidiary and (c) HWCC may transfer to a wholly-owned subsidiary of Hollywood Casino Corporation, all or any portion of their respective right, title and interest in the Venture. The parties hereby consent to any such transfer and waive any right or claim they may have had or will have to participate in said transfer.

      3.3 Capital Contributions and Ownership Ratios.

      (a) The parties acknowledge that on or prior to the date hereof, Paddlewheels, Sodak and HWCC have each made a capital contribution to the Venture in the amount set forth below opposite their respective names. Each Venturer is hereby credited with one JV Interest for each dollar contributed by such Venturer on or prior to the date hereof. The "Ownership Ratio" in the Venture, adjusted from time to time as additional capital contributions are made in accordance with this Article III, shall for each Venturer equal a fraction, the numerator of which is the number of JV Interests held by such Venturer at such time, and the denominator of which is the total number of JV Interests held by all Venturers at such time, it being understood that on the date hereof the Ownership Ratio of each of the Venturers, and the JV Interests owned by each Venturer, are as follows:

                          Capital        Ownership           Number of
                        Contribution       Ratio         JV Interests Owned
                        ------------       -----         ------------------

      Paddlewheels      $                       %
      Sodak             $                       %
      HWCC              $                       %


      (b) The Venturers each agree to make, within 5 days of the date of this Agreement or such later date as agreed upon by all of the Venturers (the "Initial Capital Contribution Date"), capital contributions to the Venture (the "Initial Capital Contribution") in an amount equal to $12,500,000 (including the amounts set forth opposite such applicable Venturer's name in Section 3.3(a) above). If Paddlewheels fails to pay, in full, its respective Initial Capital Contribution obligation on or before the Initial Capital Contribution Date, Sodak and HWCC shall collectively pay such unpaid amount (the "Claw-back Amount"). Sodak and HWCC shall each pay one-half of the Claw-back Amount. Upon submitting payment to the Venture for their respective portion of the Claw-back Amount, Sodak and HWCC shall each be deemed to have made a capital contribution to the Venture, and the JV Interests attributed to Sodak and HWCC, respectively, shall be adjusted pursuant to the terms of Section 3.3(a) above.

      (c) If on or before the Initial Capital Contribution Date, Paddlewheels' aggregate capital contributions to the Venture equals or exceeds $6,000,000, then Paddlewheels shall be entitled, at any time during the one-year period immediately following the date of the Master Agreement dated as of October 20, 1997 among the Venturers (the "Master Agreement"), to make a capital contribution(s) to the Venture in an amount equal to all or any portion of the Claw-back Amount (such contribution(s) by Paddlewheels referred to herein as the "Claw-back Payment") plus accrued interest on the Claw-back Payment equal to the prime rate of interest (as announced by Citibank, N.A. from time to time) plus 3%, which interest shall accrue from the date or dates the Claw-back Amount was paid by Sodak and HWCC pursuant to Section 3.3(b) above. If Paddlewheels makes a Claw-back Payment pursuant to this Section 3.3(c), then (x) the number of JV Interests attributable to Paddlewheels shall be adjusted pursuant to Section 3.3(a) above, (y) notwithstanding the provisions of Section 5.1, the Management Committee shall approve and authorize a special distribution to Sodak and HWCC each in an amount equal to one-half the Claw-back Payment plus all accrued interest thereon, and (z) Sodak's and HWCC's respective number of JV Interests shall be adjusted to equal (A) the respective number of JV Interests attributed to Sodak and HWCC, respectively, immediately prior to the date of the Claw-back Payment less (B) one-half of the Claw-back Payment amount. Thereupon, the Ownership Ratio of each Venturer shall be adjusted pursuant to Section 3.3(a) above.

      (d) In the event Paddlewheels fails to make the Claw-back Payment during the one-year period immediately following the date of the Master Agreement, Paddlewheels shall have no further right to make any payments pursuant to Sections 3.3(b) and 3.3(c) above.

      3.4 Notice of Subsequent Capital Contributions. Subsequent to the Initial Capital Contribution Date, the Venturers from time to time may make additional capital contributions ("Subsequent Capital Contributions") in cash as needed to meet the immediate needs of the Venture, which Subsequent Capital Contributions shall be based on the Budgets to be furnished pursuant to Article VIII below.

      (a) The Management Committee, upon a vote of the members of such Management Committee representing at least 662/3% of the then outstanding JV Interests (a "Supermajority"), shall give written notice (the "Notice of Subsequent Capital Contribution") to each Venturer of the decision of the Management Committee that Subsequent Capital Contributions are necessary in connection with the Project (a "Capital Call"). Such notices will state (i) the total amount of additional capital required by the Venture, (ii) the amount of additional capital that each of Sodak and HWCC is required to contribute,
(iii) the amount, if any, of additional capital that Paddlewheels is entitled to contribute, (iv) the use of proceeds of the capital contribution, including a reasonable itemization of said use, and (v)the date by which the contribution shall be made (the "Contribution Date"), which date shall not be less than 20 days nor more than 30 days after mailing of the Notice of Subsequent Capital Contribution.

      (b) Except as otherwise provided in Section 3.6, each Venturer shall be credited with one additional JV Interest for each additional dollar contributed to the Venture.

      (c) The allocation of any Subsequent Capital Contribution among the Venturers will be based on the relative Ownership Ratios of the Venturers immediately prior to the issuance of the Notice of Subsequent Capital Contribution.

      3.5 Failure of Paddlewheels to Make Subsequent Capital Contributions. In the event that Paddlewheels fails to make the full amount of any Subsequent Capital Contribution that it is entitled to make hereunder, such failure shall not be deemed to be a default or a breach of this Agreement. If Paddlewheels shall fail to make a Subsequent Capital Contribution, or makes only a portion of its Subsequent Capital Contribution on or before the Contribution Date established in any Notice of Subsequent Capital Contribution (resulting in a "Contribution Shortfall" equal to the amount by which Paddlewheels' share of such Capital Call exceeds the amount, if any, actually contributed by Paddlewheels with respect to such Capital Call), then each of Sodak and HWCC shall be required to contribute one-half of the amount of Paddlewheels' Contribution Shortfall.

      3.6 Dilution Relating to Subsequent Capital Contributions for Certain Venture Needs. Each Venturer shall be credited with one additional JV Interest for each additional dollar contributed by such Venturer, except for Subsequent Capital Contributions made in the following circumstances:

      (a) If the purpose of the Capital Call is to fund capital improvements where (i) the total amount of the Capital Call is not in excess of 30% of the total cost of such improvements and (ii) the Contribution Date is on or after a date that is 36 months after the date of approval of the Project by the LGCB, then each Venturer shall be credited with 1.5 additional JV Interests for each additional dollar contributed by such Venturer with respect to such Capital Call.

      (b) Except as otherwise provided in the next sentence, if the purpose of the Capital Call was to fund operating expenses of the Project, then each Venturer shall be credited with 2.0 additional JV Interests for each additional dollar contributed with respect to such Capital Call. If the purpose of the Capital Call is to fund operating expenses of the Project and if the operating expenses of the Project for the twelve-month period ending on the last day of the month preceding the date of the Notice of Subsequent Capital Contribution with respect to such Capital Call exceeded the budgeted operating expenses for such twelve-month period by 25% or more of the actual operating expenses for the most recent calendar year, then each Venturer shall be credited with one additional JV Interest for each additional dollar contributed with respect to such Capital Call.

      3.7 No Interest Payable. No Venturer shall receive any interest on its Capital Account.

                                  ARTICLE IV

                               CAPITAL ACCOUNTS

      4.1 Capital Accounts. The Venture shall establish Capital Accounts for each of the Venturers (the "Capital Accounts") which it shall credit their respective contributions made pursuant to Section 3.3 above. The net profits and losses of the Venture shall be credited or charged to the respective capital accounts in accordance with the Ownership Ratios of the Venturers. The Capital Account of each Venturer shall further be credited by the amount of any additional Capital Contributions to the Venture made by such Venturer from time to time, shall be debited by the amount of any cash distributions made by the Venture to such Venturer and shall be credited with the amount of income and gains and debited with the amount of losses of the Venture allocated to such Venturer. In all instances, the capital accounting rules set forth in Treas. Reg. Section 1.704- 1(b)(iv) shall determine the proper debits or credits to each Venturer's Capital Account. The Management Committee may, at their option, increase or decrease the Capital Accounts of the Venturers to reflect a revaluation of Venture assets on the Venture's books at the times when, pursuant to Treas. Reg. Section 1.704-1(b)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulations, including allocating taxable items, as computed for book purposes, to the Capital Accounts as prescribed in such Regulation. In the case of the transfer of all or part of the JV Interests of a Venturer, the Capital Account of the transferor Venturer attributable to the transferred JV Interests will carry over to the transferee Venturer. In the case of termination of the Venture pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the Capital Accounts. If there are any adjustments to Venture property as a result of Sections 732, 734 or 743 of the Code, the Capital Accounts of the Venturer shall be adjusted as provided in Treas. Reg.
Section 1.704-1(b)(2)(iv)(m).

      4.2 No Right to Return of Contribution. Except as otherwise expressly provided in this Agreement, no Venturer shall have the right to withdraw or receive any return of its initial Capital Contribution or any additional Capital Contribution. Under circumstances requiring a return of any Capital Contribution no Venturer shall have the right to receive property other than cash. The Venturer shall have no right to the withdrawal or to the return of any Capital Contribution made by it to the Venture, except upon the dissolution and liquidation of the Venture.

      4.3 Loans to the Venture; No Interest on Capital. The Venturers may, but are not obligated to make, loans to the Venture from time to time, the terms and conditions of which (including, but not limited to, any equity conversion provisions) shall be approved by the Management Committee, and any such loans (prior to any applicable conversion thereof) shall not be treated as Capital Contributions to the Venture for any purpose hereunder, nor entitle such Venturer to any increase in its share of the profits and losses and cash distributions of the Venture, but the Venture shall be obligated to such Venturer for the amount of any such loans pursuant to the terms thereof. All scheduled principal and interest payments with respect to any loans from a Venturer to the Venture pursuant to this Section shall be repaid prior to any Distributions to the Venturers. No Venturer shall be paid interest on any Capital Contribution to the Venture or any balance in such Venturer's Capital Account.

      4.4 Creditor's Interest in the Venture. No creditor who makes a non-recourse loan to the Venture shall have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Venture, other than as a secured creditor, and then, only to the extent of such creditor's security interest in its collateral. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Venture or in the gain on sale or refinancing of the Venture, all as may be provided in its loan or security agreements.

                                  ARTICLE V

                                DISTRIBUTIONS

      5.1 Distributions.

      (a) Time of Distribution. Distributions of Available Funds
("Distributions") shall be made each calendar quarter in an amount and at the time determined by the Management Committee.

      (b) Withholding. If required by the Code or by state or local law, the Venture will withhold any required amount payable to a Venturer pursuant to
Article V for payment to the
appropriate taxing authority. Any amount so withheld from a Venturer will be treated as a Distribution by the Venture to such Venturer. Each Venturer agrees to timely file any agreement or return that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Venture.

      (c) Distribution Limitation. Notwithstanding any other provision of this Agreement, the Venture shall not make any Distribution to the Venturers if, after the Distribution, the aggregate liabilities of the Venture (other than liabilities to Venturers on account of their JV Interests) would exceed the fair market value of all of the Venture's assets. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will for this purpose be included in assets only to the extent the property's fair market value exceeds its associated liability, and such liability will be excluded from the Venture's liabilities.

      5.2   Profits and Losses.

      (a) Profits and Losses. "Profits and Losses" means, for each Venture fiscal year or other fiscal period, an amount equal to the Venture's taxable income or loss for such year or period, as determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in Profits or Losses), with the adjustments required to comply with the Capital Account maintenance rules of Regulation Section 1.704-1(b). If Capital Accounts are adjusted in accordance with Regulation
Section 1.704-1(b), such adjustments shall be treated as Profits and Losses, as the case may be, that are to be allocated among the Venturers in accordance with this Section 5.2; subsequent to any such adjustments, tax allocations of income, gain, loss and deduction with respect to Venture assets shall take into account any variation between their respective adjusted bases for federal income tax purposes and their fair market value in the same manner as under Code Section 704(c). Adjustments to Capital Accounts made pursuant to this Section 5.2 shall have no impact on the Venturers' respective Ownership Ratios.

      (b) Allocation of Losses. All Losses shall be allocated to the Venturers in proportion to each Venturer's Ownership Ratio (provided, however, that for this purpose only, any credit to a Capital Account that is attributable to the difference between the fair market value of an asset and its federal income tax basis will be disregarded); provided, however, that any Losses (or portion thereof) attributable to a loan made or guaranteed by a Venturer, or Venturer nonrecourse debt within the meaning of Regulation Section 1.704-1(b)(4)(iv)(g)2(I) ("Venturer Nonrecourse Debt"), shall be allocated to such Venturer in accordance with such Regulation.

      (c) Allocation of Profits. Profits shall be allocated to the Venturers in accordance with each Venturer's respective Ownership Ratio.

      (d) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Venture minimum gain (as defined in Regulation Section 1.704-2(d), Profits (or items thereof) shall be allocated to all Venturers in an amount determined as provided in Regulation Section 1.704(2(g)(2) and otherwise in accordance with Regulation Section 1.704-2(f). This Section 5.2(d) is intended to comply with the minimum gain chargeback requirements of Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. Any special allocations made under this Section shall be taken into account for purposes of determining subsequent allocations of Profits and Losses so that the total allocations will, to the extent possible, equal the allocations that would have been made if this Section had not previously applied. In addition, notwithstanding any other provision of this Agreement, if there is a net decrease in minimum gain attributable to a Venturer Nonrecourse Debt (as determined pursuant to Regulation Section 1.704-2(I)(3); such minimum gain being hereinafter referred to as "Venturer Nonrecourse Minimum Gain") for a taxable year of the Venture, then, after taking into account allocations pursuant to this Section, but before any other allocations are made for such taxable year, each Venturer with a share of Venturer Nonrecourse Debt at the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Venturer's share (determined in a manner consistent with Regulation Section 1.704(g)(2)), of the net decrease in Venturer Nonrecourse Minimum Gain. Any special allocations made under this Section shall be taken into account for purposes of determining subsequent allocations of Profits and Losses so that the total allocations will, to the extent possible, equal the allocations that would have been made if this Section had not previously applied.

      (e) Qualified Income Offset. If any Venturer unexpectedly receives an adjustment, allocation or distribution described in the qualified income offset provisions of the Regulations promulgated under Section 704(b) of the Code, then such Venturer will be allocated items of income and gain in an amount and manner sufficient to eliminate any adjusted negative balance (determined under such Regulations, including adjustments to reflect reasonably expected future items) in such Venturer's Capital Account as quickly as possible. Such items will consist of a pro rata portion of each item of income (including gross income) and gain of the Venture. If more than one Venturer receives such an allocation, such items will be allocated among them in proportion to the adjusted negative balances of their Capital Accounts. It is intended that this Section qualify and be construed as a "qualified income offset" within the meaning of Regulation
Section 1.704-1(b)(2)(ii)(d).

      (f) Targeted Balances. The allocation provisions of this Agreement relating to Profits and Losses are intended to produce final Capital Account balances that reflect the distribution priorities described herein. If such provisions do not produce these targeted Capital Account balances, then in the fiscal year of liquidation, an appropriate amount of the Venture's gross income and deductions recognized in such fiscal year (regardless of the source, and including any item of Profit or Loss derived from Venture operations or sales) will be allocated in the manner that produces these targeted Capital Account balances. If necessary, prior federal income tax returns of the Venture will be amended to reallocate gross income and deductions from prior years to produce these targeted Capital Account balances.

      (g) Nonrecourse Deductions. Any "Venturer nonrecourse deductions," as defined below, for any fiscal year or other periods shall be specially allocated to the Venturer who bears the economic risk of loss with respect to the "Venturer nonrecourse debt," as defined below, to which such Venturer nonrecourse deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i). For purposes of this Agreement, the term "Venture nonrecourse deductions" shall have the same meaning as "partner nonrecourse deduction" set forth in Treas. Reg. Section 1.704-2((i)(2), and the term "Venturer nonrecourse debt" shall have the same meaning as "partner nonrecourse debt" set forth in Treas. Reg. Section 1.704-2(b)(4). The amount of Venturer nonrecourse deductions with respect to a Venturer nonrecourse debt for a fiscal year equals the excess, if any, of the net increase, if any, in the amount of Venture minimum gain attributable to such Venturer nonrecourse debt during such fiscal year over the aggregate amount of the proceeds of the liability distributed during that fiscal year to the Venturer that bears the economic risk of loss for such Venturer nonrecourse debt.

The inclusion of references in this Section 5.2 to specific Regulation Sections is not intended to imply that other Regulations are not to apply, the Venturers' intent being that all provisions of Regulation Section 1.704 are to apply to the allocation of profits and losses under this Agreement.

      5.3 Transfer. If any JV Interest is transferred during any fiscal year (after the date hereof) of the Venture (whether by liquidation of a JV Interest, transfer of all or part of a JV Interest or otherwise), the books of the Venture will be deemed to be or will be closed as of the effective date of such transfer. The Profits or Losses attributable to the period from the first day of such fiscal year through the effective date of such transfer will be allocated to the transferor, and the Profits or Losses attributable to the period commencing on the effective date of such transfer will be allocated to the transferee. In lieu of an interim closing of the books of the Venture and with the agreement of the transferor and the transferee, the Venture may allocate Profits and Losses for such fiscal year between the transferor and the transferee based on a daily proration of items for such fiscal year or any other reasonable method of allocation (including an allocation of extraordinary Venture items, as determined by the Venture, based on when such items are recognized for federal income tax purposes). This allocation provision is subject to the provisions of Section 706(d) of the Code, relating to allocable cash basis items.

      5.4 Tax Credits.Any tax credit, and any tax credit recapture, will be allocated to the Venturers in the same ratio that the federal income tax basis of the asset (to which such tax credit relates) is allocated to the Venturers under the Regulations promulgated under Section 46 of the Code, and if no basis is allocated, in the same manner as Profits are allocated to the Venturers under
Section 5.2 hereof.

      5.5 Tax Allocations: Section 704(c) of the Code. In accordance with
Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Venture shall, solely for tax purposes, be allocated among the Venturers so as to take account of any variation between the adjusted basis of such property to the Venture for federal income tax purposes and its book value, in the same manner as such variations are treated under Section 704(c) of the Code. Any elections or others decisions related to such allocations shall be made by the Management Committee in any manner that reasonable reflects the purpose and intention of this Agreement.

      5.6 Tax Information Notices. Each Venturer shall furnish the "Tax Matters Manager" (as defined in Section 9.8 hereof) with such information (including information specified in Section 6230(e) of the Code) as the Tax Matters Manager may reasonably request to permit the Tax Matters Manager to provide the Internal Revenue Service with sufficient information to allow proper notice to the Venturers in accordance with Section 6223 of the Code. The Tax Matters Manager shall keep each Venturer informed of those administrative and judicial proceedings for the adjustment of the Venture level of Venture items required by
Section 6223(g) of the Code and the Regulations thereunder, and such other matters as the Tax Matters Manager, in its sole discretion, deems appropriate.

      5.7 Inconsistent Tax Treatment. Each Venturer shall notify the Tax Matters Manager in the event its treatment of any Venture item on its federal income tax return is inconsistent with the treatment of that item on any return filed by or in any records of the Venture within thirty (30) days of the date such Venturer's return is filed.

      5.8 Tax Proceedings. The Tax Matters Manager, in its sole discretion, shall direct and oversee all proceedings, disputes and other similar matters between the Venture and the Internal Revenue Service. Any Venturer who intends to file a petition under Section 6226, 6228, or other sections of the Code with respect to any Venture item, or other tax matters involving the Venture shall give reasonable notice to each of the Venturers of such intention and the nature of the contemplated proceedings. In the case where the Tax Matters Manager, on behalf of the Venture, intends to file such petition, the Tax Matters Manager, in its sole discretion, shall choose the forum in which such petition will be filed. If any Venturer desires to seek review of any court decision rendered as a result of a proceedings instituted under this Section, such Venturer shall so notify each of the Venturers, and shall request the Tax Matters Manager to so act. The Tax Matters Manager may, in its sole discretion, choose to pursue or forego settlement, review, litigation or any other proceedings in connection with any such proceeding, dispute or other similar matter with the Internal Revenue Service.

      5.9 Tax Settlements. The Tax Matters Manager shall have the authority to bind any other Venturer to a settlement agreement regarding any proceeding dispute or other matter by and between the Venture and the Internal Revenue Service without obtaining the written concurrence of any such Venturer who would be bound by such agreement. Any other Venturer who enters into a settlement agreement with the United States Secretary of the Treasury with respect to any Venture items, as defined by Section 6231(a)(3) of the Code, shall notify Venturers of such settlement agreement and its terms within ninety (90) days from the date of settlement.

      5.10 Expenditures, Fees and Indemnification. The Tax Matters Manager may engage such legal counsel, certified public accountants, or others (including, without limitation, experts) on behalf of the Venture as it may determine to be necessary and appropriate. Any other Venturer may engage other legal counsel, certified public accountants, or others on such other Venturer's own behalf and at such other Venturer's sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others (including, without limitation, experts) that the Tax Matters Manager incurs on behalf of the Venture in connection with any audit, assessment, litigation, or other proceeding regarding any Venture item, shall constitute expenses of the Venture. In the event that the Venture does not have adequate cash or other assets to pay such items of expense, the Tax Matters Manager shall not be obligated to make Capital Contributions or loans to fund such expenses except as otherwise provided herein, and the Tax Matters Manager shall be free to resign as the "tax matters partner" of the Venture pursuant to
Section 5.11 hereof.

      5.11 Resignation of Tax Matters Manager. The Tax Matters Manager may resign as "Tax Matters Manager" of the Venture at any time upon the filing of a signed statement with the Internal Revenue Service in accordance with Temp. Treas. Reg. ss. 301.623(a)(7)-1T(i) (or any successor provision thereto). The successor "Tax Matters Manager" shall be determined pursuant to Temp. Treas. Reg. ss. 301.6231(a)(7)-1T (or any successor provision thereto).

      5.12 Survival of Tax Matters Manager Provisions. The provisions of this
Article including without limitation the obligation to pay fees and expenses shall survive the termination of the Venture or the termination of any Venturer's interest in the Venture and shall remain binding on the Venture for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury or any state taxing authority any and all matters regarding the federal or state income taxation of the Venture for the applicable tax year(s).

                                  ARTICLE VI

                                  [Reserved]



                                 ARTICLE VII

                   MANAGEMENT AND OPERATION OF THE VENTURE

      7.1 Management Committee. The Venture shall be managed by a management committee (the "Management Committee") to oversee and supervise the operation of the Venture's business and to make decisions on behalf of the Venture. The Management Committee shall have sole and exclusive control of the business of the Venture and shall be authorized and empowered to determine all questions relating to the conduct, operation and management of the business of the Venture, and the determinations of the Management Committee shall be binding upon Venturers and all other persons for all purposes.

      7.2 Number; Appointment. The number of members on the Management Committee shall, at all times, be three. One member shall be appointed by each of Sodak, Paddlewheels and HWCC. Each of Sodak, Paddlewheels and HWCC, in its respective sole discretion, may remove the applicable member of the Management Committee who was appointed by it and appoint a new member, by giving the other Venturers written notice of such change. The initial members of the Management Committee are set forth in Exhibit A attached hereto. If any vacancy on the Management Committee established pursuant to Section 7.1 shall continue for a period of thirty (30) days following the delivery of written notice of such vacancy by the remaining members of the Management Committee to the applicable appointing Venturer who pursuant to this Section 7.2 has the right to appoint the member to fill such vacancy, then the remaining members of the Management Committee holding a Supermajority of the then outstanding JV Interests shall have the right, in their sole discretion, to appoint an individual to fill such vacancy until such time as the Venturer that has the right to appoint such member exercises such right and appoints a replacement member.

      7.3 Acts of the Managers; Minutes. Except as otherwise provided herein, the members of the Management Committee shall take action by the affirmative vote of the members representing a Supermajority of the then outstanding JV Interests. No member, acting individually, shall have any authority to act for or to assume any obligations or responsibilities on behalf of the Venture, unless expressly authorized by the members of the Management Committee in accordance with this Section 7.3. Minutes of all actions of the Management Committee shall be kept with the other Venture records and shall be available at any reasonable time for inspection by any Venturer.

      7.4 Management Committee Meetings. The Management Committee shall meet from time to time to take any action they deem necessary or advisable for the furtherance of the Venturer's business. Meetings of the Management Committee shall be held at such time and place as shall be designated at a previous meeting of the Management Committee. Any or all members of the Management Committee may participate in any meeting of the Management Committee by any means of communication through which all of the members of the Management Committee participating in such meeting can simultaneously hear and speak to each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such members of the Management Committee so participating shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the telephone conversation or other comparable communication technique.

      7.5 Calling Special Meetings; Notice. Special meetings of the Management Committee may be called by any member by giving at least five (5) business days' notice of the date, time and place thereof to each member by mail, telephone, facsimile, telegram or in person. If the day or date, time and place of a special meeting of the Management Committee has been announced at a previous meeting of the Management Committee, no notice is required. Notice of an adjourned meeting of the Management Committee need not be given other than by announcement at the meeting at which adjournment is taken. The notice of any special meeting shall contain a statement of the purposes of the meeting.

      7.6 Waiver of Notice. Notice of any meeting of the Management Committee may be waived by any member thereof either before, at, or after such meeting in a writing signed by such member. A member, by his or her attendance at any meeting of the Management Committee, shall be deemed to have waived notice of such meeting, except where the member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened and does not participate thereafter in the meeting.

      7.7 Quorum. Members representing a Supermajority of the then outstanding JV Interests shall constitute a quorum for the transaction of business at any meeting with respect to which notice was duly given or waived.

      7.8 Written Action; Proxies.

      (a) Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting by written action signed by the members representing the number of outstanding JV Interests that would be required to take the same action at a meeting of the Management Committee at which such members were present. The written action is effective when signed by the required members, unless a different effective time is provided in the written action. When written action is taken by less than all of the members representing all of the outstanding JV Interests, all of the members shall be notified immediately of its text and effective date.

      (b) A member of the Management Committee may cast or authorize the casting of a vote (including any and all votes at any and all meetings of the members) by filing a written appointment of a proxy with the Management Committee of the Venture at or before the meeting or meetings at which the appointment is to be effective. Any appointment of a proxy shall be signed by the member making the appointment.

      7.9 Powers of the Management Committee. The Management Committee shall have all necessary powers to carry out the purposes and conduct the day-to-day business of the Venture. In addition to any other rights and powers that the Management Committee may possess, the Management Committee shall have all specific rights and powers required or appropriate to the management of the business of the Venture, and only the Management Committee shall have these rights and powers (provided, however, that nothing contained herein shall prohibit the Management Committee from delegating any or all such rights and powers to any other person). Subject to the requirements of Section 7.11, all decisions made for or on behalf of the Venture by the Management Committee consistent with the above provisions shall be binding upon the Venture.

      7.10  Indemnification.

      (a) To the fullest extent permitted by law, the members of the Management Committee and each Venturer (the "Indemnitee") shall be indemnified, held harmless and defended by the Venture from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending, or completed claim, demand, action, suit or proceedings whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Venture and by reason of the Indemnitee's status with respect to the Venture regardless of whether the Indemnitee continues to be a member of the Management Committee or a Venturer at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i)the Indemnitee acted in good faith and in a manner it reasonable believed to be in the best interests of the Venture and, with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful, (ii) the Indemnitee's conduct did not constitute gross negligence, wilful misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not constitute fraud or breach of their fiduciary duty, if any, to the Venture. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in the best interests of the Venture.

      (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section shall, from time to time be advanced by the Venture prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Venture of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section.

      7.11 Unanimous Action. Neither the Venture nor any Venturer, without the prior written consent of Venturers owning more than 90% of the then outstanding JV Interests, shall:

      (a) Admit an additional Venturer except, in the event of a Capital Call, the consent of a non-contributing Venturer would not be required to admit an additional Venturer advancing all or a portion of the non-contributing Venturer's portion of such additional Capital Contribution;

      (b) Amend or modify this Agreement in any matter, or waive any right or privilege of the Venture or Venturer under this Agreement, including but not limited to altering the manner in determining each Venturer's Ownership Ratio and JV Interests credited to each Venturer;

      (c) Sell, exchange or otherwise dispose of all or substantially all of such Venture's assets, or on a recourse basis, borrow in excess of $100,000 from any third party for purposes other than refinancing existing Venture indebtedness or working capital;

      (d) Approve any act which could have a material adverse effect on any gaming license of the Venture or any Venturer;

      (e) Redeem any portion of a Venturer's JV Interests by the Venture;

      (f) Authorize a change in any material respect in the nature of the Venture's business, including, but not limited to, any material change to the Project;

      (g) Grant a material lien, charge or encumbrance upon the Venture's assets;

      (h) Authorize the initiation of any action of the Venture under the applicable federal bankruptcy law (other than the filing of a proof of claim to collect a debt to the Venture);

      (i)   Authorize an amendment to the Management Agreement;

      (j) Authorize any material litigation, or any material regulatory proceeding, which has not arisen in the ordinary course of the Venturer's business;

      (k) Approve the reorganization of the Venture or the acquisition of another business by the Venture; or

      (l) Authorize the dissolution of the Venture.

      7.12 Bank Accounts. The Venture shall maintain bank accounts in such banks as the Management Committee may designate exclusively for the deposit and disbursement of all funds of the Venture. All funds of the Venture shall be promptly deposited in such accounts. The Management Committee from time to time shall authorize the signatories for such accounts.

      7.13 Reimbursement for Costs and Expenses. The Management Committee shall determine the amounts, if any, by which the Venture will reimburse a Venturer for costs and expenses incurred by such Venturer on behalf and for the benefit of the Venture; provided, however, that no overhead or general administrative expenses of a Venturer or its Affiliates shall be allocated to the operation of the Venture, and no salaries, fees, commissions or other compensation shall be paid by the Venture to a Venturer or its Affiliates or to any officer or employee of a Venturer or its Affiliates for any services rendered to the Venture, except as may be provided in the Management Agreement or as may be approved in advance by the Management Committee.

      7.14 Fidelity Bonds and Insurance. To the extent determined by the Management Committee, the Venture shall obtain fidelity bonds with reputable surety or insurance companies covering all persons having access to the Venture's funds, indemnifying the Venture against loss resulting from fraud, theft, dishonesty and other wrongful acts of such persons. The Venture shall carry or cause to be carried on its behalf in insurance companies acceptable to the Management Committee all property, liability and workmen's compensation insurance as shall be required under applicable loans, leases, agreements and other instruments and statutes or as may otherwise be required by the Management Committee.

      7.15 Cooperation. The Venturers agree to use their best efforts and cooperate with each other in carrying out the transactions contemplated by this Agreement, including the following, provided that the cost thereof shall be borne by the Venture:

      (a) filing all required applications with the Gaming Authorities for receipt on maintaining of a gaming license under the Act, and maintaining compliance by the Venture with directives of the Gaming Authorities and the provisions of the Act;

      (b) filing materials with, or participating in, all attendant investigations instituted by, a gaming regulatory authority of a State other than Louisiana to which a Venturer is subject;

      (c) developing the design of the Complex and supervising the construction thereof;

      (d) making arrangements with respect to the provision of food, beverage and entertainment for the Complex;

      (e) filing all required applications for the Vessel license, liquor licenses and any other licenses or permits required for the operation of the Complex;

      (f) filing all tax returns and other governmental filings on behalf of the Venture;

      (g) securing all required insurance covering the Complex and the operation thereof;

      (h) making arrangements with respect to sales, marketing and publicity for the Complex; and

      (i) executing and delivering any other agreements, instruments, documents or consents necessary for the operation of the Complex, including but not limited to, the Loan Commitments, the Hotel and Vessel construction agreements and any dock site licensing or leasing agreements.

                                 ARTICLE VIII

                          BUDGETS AND CONTRIBUTIONS

      Not later than 45 days prior to the commencement of each Venture fiscal year, the Management Committee shall furnish to each of the Venturers a budget (the "Budget(s)") covering in reasonable detail the budget for the ensuing fiscal year. Each Budget shall show the additional cash requirements of the Venture for the ensuing fiscal year, which shall be the aggregate of all estimated expenditures to be made by the Venture during such year, plus appropriate reserves for general maintenance and cash contingencies, over the sum of the anticipated borrowings from the Loan Commitments and the estimated cash on hand at the beginning of the year. Not later than 25 days prior to the end of each calendar quarter, the Venture will furnish to each of the Venturers any updates or revisions to the yearly Budget then in effect which shall be required to accurately reflect the cash requirements of the Venture at such time.

                                  ARTICLE IX

                              BOOKS AND RECORDS;
                              AUDIT, TAXES, ETC.

      9.1 Books; Statements. The Venture shall keep, or cause to be kept, accurate and complete books and accounts showing its assets and liabilities, operations, transactions and financial condition. All financial statements shall be accurate in all material respects, shall present fairly the financial position and results of the Venture and shall be prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied. The Management Committee shall determine the methods to be used in the preparation of financial statements and federal, state and municipal income and other tax returns for the Venture in connection with all items of income and expense, including but not limited to, valuation of assets, the methods of depreciation, elections, credits and accounting procedures.

      9.2 Reports and Statements. On and after the operation commencement date of the Complex, the Venture shall furnish, or caused to be furnished, to each of the Venturers the following reports and statements:

      (a) (i) during the six-month period immediately following the opening date of the Complex, within 25 days after the end of each calendar quarter, and thereafter (ii) within 15 days after the end of each calendar quarter, a statement setting forth the calculation of the Available Funds (or deficit Available Funds for such quarterly period);

      (b) (i) during the six-month period immediately following the opening date of the Complex, within 25 days after the end of each calendar quarter, and thereafter (ii) within 15 days after the end of each calendar quarter, an accrual basis balance sheet and an accrual basis profit and loss statement for the preceding month, including a statement setting forth the calculation of the management and incentive fees payable to Hollywood Casino Corporation or an Affiliate thereof pursuant to the terms of the Management Agreement (the "Management Fees") for the preceding month, together with a cumulative calendar year accrual basis profit and loss statement to date; and

      (c) as soon as practicable after the end of each fiscal year of the Venture, a general accounting and audit shall be taken and made by an independent certified public accountant of recognized national standing, selected by the Management Committee and retained by the Venture (the "Accountants"), covering the assets, liabilities and net worth of the Venture, and its dealings, transactions and operations during such fiscal year, and all matters and things customarily included in such accounts and audits, and a full detailed certified statement shall be furnished to each Venturer within 90 days after the end of such fiscal year, showing the assets, liabilities, net worth, profits, losses, net income and Available Funds (or deficit Available Funds) of the Venture, and the Management Fees, for such fiscal year.

      9.3 Where Maintained. The books, accounts and records of the Venture shall be at all times maintained at its principal office.

      9.4 Audits. Any Venturer may, at its option and at its own expense, conduct internal audits of the books, records and accounts of the Venture. Audits may be on either a continuous or a periodic basis and may be conducted by employees of any Venturer, or of an Affiliate of any Venturer, or by independent auditors retained by the Venture or by a Venturer.

      9.5 Objections to Statements. Each Venturer shall have the right to object to each statement described in Section 9.2 hereof by giving notice in writing to the Management Committee within 45 days after such statement is received by such Venturer, indicating in reasonable detail the objections of such Venturer and the basis for such objections. The statements described in Section 9.2 and the contents thereof, in the absence of fraud or willful misconduct by the other Venturer or by the Accountants certifying the statements, shall be deemed conclusive and binding upon any Venturer who fails to give such notice within such 45-day period, subject to the audit provided for in Section 9.2(c). Settlement of objections to any statement and disputes of any result of audits of the Venture's books shall be made by the Management Committee.

      9.6 Fiscal Year. The fiscal year of the Venture shall be the calendar year.

      9.7 Tax Returns.

      (a) The Management Committee shall be responsible to cause the Accountants to prepare and file all state and federal tax returns on a timely basis. The Management Committee shall cause the Venture's Accountants to prepare and submit to the Venture on or before April 1 of each year for its approval all federal and state income tax returns of the Venture. If the Venture shall disapprove the Venture's tax returns as submitted by the Accountants, the Venture may direct the Accountants to revise the tax returns and resubmit them to the Venture for its approval. A statement of the allocation of profit or loss shown on the annual income tax returns prepared by the Accountants shall be transmitted and delivered to each Venturer within ten days of the receipt thereof by the Venture.

      9.8 Tax Information Submitted; Notices Sent. HWCC shall be the "tax matters partner" as defined in Section 6231(a)(7) of the Code (the "Tax Matters Manager"). The Tax Matters Manager shall perform all duties and functions within the contemplation of Sections 6223, 6224, 6226, 6228 and 6230 of the Code in connection with any administrative proceeding by the Internal Revenue Service (or any taxing authority) or ensuing judicial proceeding by the Internal Revenue Service (or any taxing authority) or ensuing judicial proceeding regarding a tax return of the Venture. The Tax Matters Manager shall determine whether the Venture should make any available tax election and, except for fraud or bad faith in the making or failure to make such election, shall not be held responsible or liable for the making of or failure to make such election. The Tax Matters Manager shall consult with the Venturers concerning, and shall keep the Venturers apprised of, matters within the scope of responsibility of the Tax Matters Manager.

                                  ARTICLE X

                ASSIGNMENT BY ANY VENTURER OF ITS JV INTERESTS

      10.1 Restriction on Transfer.

      (a) Except as expressly permitted in Section 10.2 below and, in any case, subject to the other provisions of this Article X and Article XI, no Venturer shall sell, assign, transfer, convey, or otherwise dispose of all or any part of its JV Interests, whether for consideration or not, and no purchaser or other transferee thereof for value or otherwise shall have any rights in the Venture or, have any rights as a Venturer with respect to all or any part of such JV Interests attempted to be sold, assigned, transferred, conveyed or otherwise disposed of, and any such attempted sale, assignment, transfer, conveyance, or other disposition (a "Transfer") of all or any part of a Venturer's JV Interests shall be entirely null and void, unless all of the applicable provisions of this
Article X have been satisfied.

      (b) The appropriate Venture records shall be noted to prevent the transfer of a Venturer's JV Interests otherwise than in accordance with this Article X.

      10.2 Certain Permitted Transfers. Subject to the other provisions of this
Article X, Article XI, this Agreement, the Act or as otherwise agreed to by the Venturers owning more than 90% of the then outstanding JV Interests, the sale, assignment, transfer, conveyance or other disposition, as the case may be, of all or any part of the JV Interests of a Venturer shall be permitted in each of the following limited circumstances: (i) where such sale, assignment, transfer, conveyance or other disposition is performed pursuant to the requirements of Sections 10.3 and 10.4 hereof; or (ii) where a Venturer transfers all, but not less than all of its JV Interests to an Affiliate controlled by the Venturer. In the event of any such transfer by a Venturer to one of its Affiliates, the transferee of the Venturer's JV Interests shall assume in writing all of the obligations and liabilities of the Venturer under this Agreement and succeed to all of the rights and privileges of the Venturer under this Agreement.

      10.3  Rights of First Refusal Arising from Desired Transfer.

      (a) Grant of Options. Subject to Section 10.2 and any other express agreement by the Venturers, if any Venturer (the "Optionor Venturer") desires to Transfer any or all of the JV Interests owned by it, such Venturer shall give notice in writing (the "First Option Notice") to the Venture and the other Venturers setting forth such desire, the portion of the JV Interests (the "Offered JV Interests") sought to be transferred, the price (the "Offer Price") at which the Optionor Venturer proposes to make such transfer and the name of the proposed transferee. Upon receipt of the First Option Notice, the Venture shall have the irrevocable right and option (the "First Option") to purchase all or a portion of the Offered JV Interests. In the event that the Venture does not exercise the First Option with respect to all of the Offered JV Interests within the time period specified in Section 10.3(b), such Optionor Venturer shall give notice in writing (the "Second Option Notice"), within five days of its receipt of the earlier of the Election Notice described in Section 10.3(b) or expiration of the 30-day period following the date of the First Option Notice, to each of the other Venturers setting forth the same information as in the First Option Notice and the number of Offered JV Interests to be purchased by the Venture. Upon the giving of the Second Option Notice, each other Venturer shall have the irrevocable right and option (the "Second Option") to collectively purchase all of the remaining Offered JV Interests.

      (b) Exercise of First Option. The Venture may exercise the First Option by delivering to the Optionor Venturer written notice (the "Election Notice") of its election to exercise all or part of the First Option within 30 days after the date that the Venture receives the First Option Notice.

      (c) Exercise of Second Option. If the Venture does not exercise its option to purchase all of the Offered JV Interests, each of the other Venturers shall, pursuant to the Second Option, have the right to collectively purchase all of the remaining Offered JV Interests. If the other Venturers exercising the Second Option elect to purchase more JV Interests than are subject to the Second

Option, each participating Venturer will be entitled to purchase up to its pro rata share, based on the respective Ownership Ratio of the participating Venturer, of the remaining Offered JV Interests. Each participating Venturer may exercise the Second Option by delivering to the Optionor Venturer written notice of its election to exercise the Second Option within the 10-day period immediately following the date of the Second Option Notice. If any participating Venturer should elect to purchase less than its pro rata share of the remaining Offered JV Interests, the Optionor Venturer shall give oral or written notice of the number of remaining Offered JV Interests available to each other Venturer, each of whom shall have five business days after receipt of such notice to elect to purchase all of such remaining JV Interests. If the participating Venturers elect to purchase more of the remaining Offered JV Interests than are available, each Venturer participating in such re-offer shall have the right to purchase its pro rata share (based on the respective Ownership Ratio of such Venturers participating in the re-offer) of such remaining Offered JV Interests. If, after such re-offer, the participating Venturer shall fail to purchase all of the Offered JV Interests, the Second Option shall expire.

      (d) Purchase Price. The purchase price (the "Purchase Price") for the Offered JV Interests at which the Optionor Venturer shall be obligated to sell the Offered JV Interests pursuant to the First Option or the Second Option shall be equal to the price set forth in the applicable third party offer. No Venturer shall voluntarily transfer any JV Interests for any consideration other than for cash. The Venturer and Venturers who exercise the First Option and Second Option shall tender payment in cash for the Offered JV Interests to be purchased by them on the date of closing of such purchase.

      (e) Sale of Offered JV Interests. If the First Option Notice and the Second Option Notice shall be duly given, and if the Venture and the applicable Venturers shall not collectively exercise their options to purchase all of the Offered JV Interests, then the Optionor Venturer shall be free to sell all of its Offered JV Interests to any third party transferee on the same material terms as were described in the First Option Notice on or before the later of (i) the 120th day immediately following the date of the Venturers' applicable 30-day option period pursuant to Section 10.3(c) or (ii) the 60th day immediately following the date the applicable transferee obtains a license from the applicable state gaming regulatory authority. In such instance, the Venture's and applicable Venturers' election to purchase the Offered JV Interests shall be null and void and of no further legal effect.

      (f) Re-Offers. If the proposed purchase price of a transferee for the Offered JV Interests is less than the applicable price as set forth in the First Option Notice, the Optionor Venturer shall not transfer the Offered JV Interests to such transferee unless the Optionor Venturer shall first re-offer the Offered JV Interests at such lesser price to the Venture and each of the other Venturers by giving written notice (the "Re-offer Notice") thereof, stating the Optionor Venturer's intention to make such transfer at such lower price (the "Re-offer Price"). The Venture and each of the other Venturers shall then have the irrevocable and exclusive option to purchase all of the Offered JV Interests at the Re-offer Price, exercisable in the same order of priority, proportions and manner as provided in Sections 10.3(b), (c) and (d) hereof; provided the 30-day period referenced in Section 10.3(b) shall be reduced to a 10-day period.

      10.4  Transfer by Legal Process.

      (a) Involuntary Transfers. Upon any involuntary transfer of all or any portion of the JV Interests pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, bankruptcy or other legal process (or by operation of law resulting from the liquidation, dissolution or winding-up of a Venture), the applicable transferee or transferees of, or any successor in title to, the transferred JV Interests (hereinafter the "Transferred JV Interests"), shall, within 30 days after such transfer, offer the Transferred JV Interests first to the Venture and second to the other Venturers under this Section 10.4 by delivering notice of such offer (the "Transfer Notice") in writing to the Venture and to the other Venturers.

      (b) Option. The Venture shall have the right to purchase any or all of any Transferred JV Interests at a price equal to the stated book value thereof by giving written notice to the transferee or transferees thereof, or successor in title thereto (any such transferee, transferees, successor or Venturer being hereinafter collectively referred to as the "Recipient") within 90 days after receipt of the Transfer Notice.

      (c) Transfer Option. If the Venture does not elect to purchase all of the Transferred JV Interests, the Venturers (other than any Venturer whose JV Interests were subject to the transfer by legal process) shall have the option (the "Transfer Option") to purchase the remaining Transferred JV Interests at a price equal to the stated book value thereof by giving written notice to the recipient within 120 days after their receipt of the Transfer Notice. If the other Venturers elect to purchase more Transferred JV Interests than are available, the available Transferred JV Interests shall be allocated among the participating Venturers in the manner described in Section 10.3(c) above.

      (d) Transfer Price. The Venture and other Venturers who exercise the Transfer Option shall tender payment in cash for the Transferred JV Interests to be purchased by them on the date of closing of such purchase.

      (e) Absence of Transfer Notice. If no Transfer Notice shall be given and the Venture or any Venturer becomes aware of the transfer of JV Interests by legal process or otherwise that is subject to this Section 10.4(e), then the Venture or such Venturer shall give written notice to the Venturers, in the case of the Venture, and to the Venture and Venturers, in the case of any Venturer, of such of the facts and circumstances of such transfer as are known by the Venture or such Venture and such notice shall be considered the Transfer Notice for the purposes of this Section 10.4(e). Any Transferred JV Interests shall nevertheless remain subject to this Section 10.4(e) until a Transfer Notice shall have been properly delivered by the recipient and the Venture and the Venturers shall have been given the opportunity to exercise their respective options. If, after a Transfer Notice shall have been properly delivered, the Venture and the Venturers shall fail to purchase all of the Transferred JV Interests as provided above, the Transferred JV Interests not so purchased will no longer be subject to this Section 10.4(e), provided, however, that the recipient (if such person is not already a party to this Agreement) shall, as a condition to the effectiveness of any transfer to such person be required to become a party to this Agreement.


                                  ARTICLE XI

                             MANDATORY TRANSFERS

      11.1 Unsuitability in Louisiana. If the Louisiana Gaming Control Board ("LGCB") makes a determination any Venturer or any Affiliate of such Venturer (the "Unsuitable Venturer") is unsuitable to hold a license to perform or conduct gaming activities (an "Unsuitability

Determination"), after the commencement of gaming operations of the Complex, the Unsuitable Venturer shall immediately give to the other Venturers, upon submitting written notice, a right to purchase all of the Unsuitable Venturers' JV Interests. In the event the other Venturers elect not to purchase all of the Unsuitable Venturer's JV Interests within a 30-day period following the date the LGCB makes an Unsuitability Determination, the Venture shall purchase all of the remaining Unsuitable Venturer's JV Interests within a 30-day period following the termination date of the foregoing 30-day period. The purchase price for the JV Interests purchased pursuant to this Section 11.1 shall be an amount agreed upon by the purchasing and selling party, and if no such agreement is made, the fair market value as determined by an appraiser mutually acceptable to the selling and purchasing party. Notwithstanding the foregoing, if the Unsuitable Venturer receives an offer to purchase such Unsuitable Venturer's JV Interests from a third person, at any time during either the Venturers' 30-day election period or Venture's 30-day election period pursuant to the this Section 11.1, then the provisions set forth in Sections10.3 and 10.4 shall govern.

            Each Venturer shall independently comply with all federal, state and local gaming regulations and any jurisdiction to which any Venturer is or becomes subject to during the term of the license issued by the LGCB to the Venture, including submitting to and cooperating in any investigation required by such jurisdiction by virtue of the Venturer's JV Interests in the Venture. Each Venturer shall bear all of their own costs which they incur in connection with such compliance.

      11.2  Unsuitability in Other Jurisdictions.

      (a) Buy/Sell. If (i) a gaming regulatory authority of a State other than Louisiana makes an Unsuitability Determination as to any Venturer or an Affiliate of such Venturer and (ii) any other Venturer (the "Affected Venturer") reasonably determines that the affiliation of the Affected Venturer with such Unsuitable Venturers threatens any gaming permit, approval or other entitlement that the Affected Venturer or any Affiliate of the Affected Venturer holds or has applied for because of such Unsuitability Determination, then the Affected Venturer shall give a notice of such determination to such Unsuitable Venturers. Within 20 days after such notice is given, the Venturers receiving such notice shall give a notice (a "Buy/Sell Notice") to the Affected Venturer and to the Affected Venturer's Accountants of their election to either sell all (but not less that all) of the Unsuitable Venturers' JV Interests to the Affected Venturer or to buy all (but not less that all) of the JV Interests of the Affected Venturer, in either case at a purchase price mutually agreed upon by such parties or at the fair market value of such JV Interests as determined by an appraiser mutually acceptable to such parties.

      (b) Suitability Determination. Without limiting reasonableness to such circumstances, a determination made by the Affected Venturer referred to in
Section 11.2(a) hereof shall be deemed to be reasonable if based upon: (i) any written communication from a gaming regulatory authority of the applicable state; or (ii) written evidence that, if true, the Affected Venturer's participation in the Venture would violate any law, rule or regulation administered by any gaming regulatory authority, so long as such evidence is not induced in bad faith by its recipient.

      11.3 Closing of Inter-Venturer Transfers. The closing of any Transfer of the JV Interests of a Venturer to another Venturer under this Article XI shall take place at the principal office of the Venture or such other place as may be agreed upon by the Venturers on the first Business Day that is at least ten days after the date on which the purchase price is determined pursuant to the applicable provisions set forth in Article XI, or such other date as may be agreed by the Venturers.

      11.4 Limitation of Transfers. Except for Transfers effected pursuant to any of Sections 11.1 and 11.2, no Transfer shall be made of any JV Interests if
(a) such Transfer, in the opinion of the Venture's legal counsel, would result in the Venture being treated as an association taxable as a corporation for federal or state tax purposes, (b) such Transfer, when considered with all other Transfers of JV Interests within the previous 12 months, would result in the Venture's being considered to have terminated within the meaning of Code Section 708, (c) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704, (d) such Transfer would otherwise result in the Venture's being classified as a "publicly traded venture" within the meaning of Code Section 7704(b), (e) in the opinion of the Venture's legal counsel such Transfer requires the registration of such JV Interests pursuant to any federal or state securities law, (f) such Transfer would otherwise violate any applicable federal or state securities laws (including any investor suitability standards), (g) such Transfer would subject the Venture or any of the Venturers to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended, (h) such Transfer would violate state gaming laws or regulations; (i) such Transfer is made to any person who lacks the legal right, power or capacity to own such JV Interests, or (j) the Venture does not receive written instruments (including, without limitation, true copies of any transfer instruments and the transferee's consent to be bound by this Agreement) that are in form and substance satisfactory to the Management Committee of the Venture in its sole and absolute discretion. Notwithstanding Article X above, no Transfer of any JV Interests shall be made if such Transfer would (w)result in a default under the instrument evidencing or securing indebtedness of the Venture unless such Transfer is otherwise consented to by, or such default is waived by, the applicable lender, (x) with respect to any agreements or comments to which any party is bound, require a prepayment of, or result in any adverse change in the terms of any other instrument evidencing or securing indebtedness of the Venture, (y) result in, or jeopardize the revocation, suspension or denial of the gaming license issued by the Gaming Authorities to the Venture permitting gaming activities pursuant to the Act, or (z) result in, or jeopardize the revocation, suspension or denial of any gaming license, or application for a gaming license, of any Venturer or any of its Affiliates in any jurisdiction in which such Venturer or its Affiliates are so licensed or have applied for a gaming license. The Venturers acknowledge that adequate legal remedies are not likely to exist for any breach of this Section 11.4 and, accordingly, that the Venture and any aggrieved Venturer(s) shall have the right to secure injunctive relief in the event of any actual or threatened breach of a Venturer's obligations under this Section 11.4.

      11.5 Ineligible Transferees. Notwithstanding any provision of this Agreement to the contrary, no Transfer of any JV Interests may be made under any circumstances to any person who: (a) has not been determined suitable or otherwise approved or exempted from such determination by the Louisiana Gaming Control Board; or (b) is subject to an unsuitability determination by any regulatory authority of any other state; or (c) has been convicted of a felony offense.

                                 ARTICLE XII

                       DISSOLUTION UPON CERTAIN EVENTS

      Upon the occurrence of any of the following events:

      (a) The occurrence of any event enumerated in Section 2.9 herein or,

      (b) If the Complex is not in full operation by __________, 199__,

then, unless such occurrence shall by law cause the Venture not to be dissolved, the Venturers in accordance with the provisions of Article XIV hereof, shall wind up the affairs of the Venture unless the Venturers owning a Supermajority of the outstanding JV Interests elect within 60 days after such dissolution event to continue the Venture. If, upon dissolution of the Venture for any reason described in Article XII, the business of the Venture is continued without liquidation and without the winding up of the affairs of the Venture pursuant to the terms hereof, title to the property of the Venture shall be vested in the Venture continuing the business. Upon such dissolution, no Venturer, nor any legal representative of a Venturer, shall have the right to an accounting of its JV Interests as against the Venture continuing the business, and no Venturer shall have the right to have the value of its interest as of the date of dissolution ascertained or have any right as a creditor or otherwise with respect to the value of its JV Interests.

                                 ARTICLE XIII

                           DEFAULTS AND TERMINATION

      13.1 Defaults. Upon the occurrence of any of the following events (the affected Venturer being herein called the "Defaulting Venturer"):

      (a) if the Defaulting Venturer shall fail to make capital contributions to the Venture that such Venturer is obligated to make pursuant to Article III within the 30-day period following receipt of the notice of default with respect thereto;

      (b) if the Defaulting Venturer shall fail in any other material respect to perform its obligations and agreements hereunder, and such default shall continue for 30 days after receipt of a notice of default with respect thereto (provided that if either the event or condition causing the default shall be such that it could not reasonably be cured within 30 days, then no default shall be deemed to have occurred hereunder if within such 30-day period the Defaulting Venturer shall have commenced the curing of such default and shall thereafter proceed with all reasonable diligence to complete the same);

      (c) if the Defaulting Venturer shall be dissolved (except as permitted in Article X); or

      (d) if the Gaming Authorities provide notice to the effect that the Defaulting Venturer no longer satisfies the criteria for licensure under the Act, or that the gaming license of the Venture or the other Venturer shall be in jeopardy of being revoked, denied or suspended as a result of the continued participation of the Defaulting Venturer in the Venture, and the Defaulting Venturer has exhausted all administrative remedies;

      (e) if the Defaulting Venturer shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy, or state insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Venturer or of all, or any substantial part of its properties or its interest in the Venture (the term

"acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within 10 days after the appointment);

      (f) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Defaulting Venturer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Venturer shall acquiesce in the entry of such order, judgment or decree (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within 10 days after the entry of the order, judgment or decree), or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Venturer or of all or any substantial part of its property or its interest in the Venture shall be appointed without the consent or acquiescence of said Venturer and such appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive);

      (g) if the Defaulting Venturer shall admit in writing its inability to pay its debts as they mature;

      (h) if the Defaulting Venturer shall give written notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations;

      (i) if the Defaulting Venturer shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

      (j) if all or a portion of JV Interests of the Defaulting Venturer in the Venture shall be validly and legally seized or charged in execution of a judgment;

then in any such event, the other Venturer(s) (the "Nondefaulting Venturer(s)") shall have the right to dissolve the Venture by giving the Defaulting Venturer written notice thereof, unless the Non-Defaulting Venturers holding at least a Supermajority of the then outstanding JV Interests elect to continue the Venture. If the Non-Defaulting Venturers elect to continue the business of the Venture, then the Nondefaulting Venturer(s) shall have the right to acquire all of the JV Interests of the Defaulting Venturer at a purchase price equal to the lessor of book value or appraised value (performed by an appraiser appointed by the Non-Defaulting Venturers) of the Defaulting Venturer's JV Interests.

      Failure by the Non-Defaulting Venturers to give any notice of a default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement shall not constitute a waiver of any such breach or any of the terms of this Agreement. No breach shall be waived and no duty to be performed shall be altered or modified except in writing. One or more waivers or failure to give notice of default shall not be considered as a waiver of a subsequent or continuing breach of the same covenant.

      13.2 Not Exclusive Remedy. The rights granted in Section 13.1 shall not be deemed an exclusive remedy of the Nondefaulting Venturers, but all other rights and remedies, legal and equitable, shall be available to it.

                                 ARTICLE XIV

                                 DISSOLUTION

      14.1 General Procedures. Upon any event of termination or dissolution of the Venture as set forth in Article XII or Article XIII, hereof, the Venture shall cease to engage in any further business, except to the extent necessary to perform existing contracts, and shall wind up its affairs and liquidate its assets, unless the Non-Defaulting Venturers elect to continue the business of the Venture pursuant to Article XII or Section 13.1 above. During the course of liquidation, the Venturers shall continue to share in the profits and losses as provided in Article V hereof, and the provisions of this Agreement shall continue to bind the Venturers and apply to the activities of the Venture, except as specifically provided to the contrary, but there shall be no cash distributions to any of the Venturers until the Distribution Date (as defined below).

      14.2 Distribution Date. Liquidation will continue until the Venture's affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations of the Venture are satisfied or can be adequately provided for hereunder. The assumption or guarantee in good faith by one or more financially responsible corporations or other persons shall be deemed to be an adequate means of providing for such obligations. When the Venturers shall have determined that there can be a final accounting, the Venturers shall establish a date for the distribution of the Venture's assets (the "Distribution Date") and the assets of the Venture shall be distributed as provided in Section 14.3 hereof on such date.

      14.3 Liquidation and Winding Up. If dissolution of the Venture and the business of the Venture is not continued pursuant to the terms of Article XII or
Section 13.1, the Venture shall be liquidated and the Management Committee (or other person or persons designated by a decree of a court with proper jurisdiction) shall wind up the affairs of the Venture. The Management Committee or other persons winding up the affairs of the Venture shall promptly proceed to the liquidation of the Venture and, in settling the accounts of the Venture, the assets and the property of the Venture shall be distributed in the following order of priority:

      (a) the payment of all debts and liabilities of the Venture in the order of priority as provided by law (including outstanding loans from a Venturer);

      (b) to establish any reserves deemed necessary by the Management Committee or the person winding up the affairs of the Venture for any contingent liabilities or obligations of the Venture; and

      (c) the balance, if any, distributed to the Venturers pro rata in accordance with the Venturers' respective Ownership Ratio after giving effect to all allocations of gain or loss in accordance with Article V hereof.

      14.4 Compensation and Reimbursement. The Venture shall retain a person (who may be any Nondefaulting Venturer) to act as liquidator for the Venture's assets. The Nondefaulting Venturer or other person so retained shall be entitled to reimbursement for out-of-pocket expenses incurred and reasonable compensation for services rendered in connection with the winding up and liquidation of the Venture, as agreed by the Venturers. Such reimbursement shall be paid as an expense of the Venture after all debts to third parties have been repaid or adequately provided for.

      14.5 No Capital Contribution Upon Dissolution. Each Venturer shall look solely to the assets of the Venture for all distributions with respect to the Venture, and shall have no recourse therefor (upon dissolution or otherwise) against any other Venturer. No Venturer shall be obligated to restore to the Venture any negative balance that may exist or continue in such Venturer's Capital Account.

                                  ARTICLE XV

                                   NOTICES

      15.1 Notices. All notices or other communications hereunder shall be in writing and shall be deemed delivered, given or made, upon delivery if delivered personally, by facsimile, or by express mail or other overnight courier service or 72 hours after deposit thereof in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:


If to Paddlewheels or SPI:

c/o New Orleans Paddlewheels, Inc.
610 S. Peters St.
New Orleans, Louisiana
Facsimile:
Attention: Duane Smith, President

With copy to:

Smith Martin
700 Camp Street
New Orleans, Louisiana
Facsimile (504) 525-0163
Attention: James E. Smith, Jr. Esq.

If to Sodak:

Sodak Gaming, Inc.
5301 South Highway 16
Rapid City, South Dakota 57701
Facsimile
Attention: President

With copy to:

If to HWCC:

HWCC-Louisiana, Inc.
c/o Hollywood Gaming Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Facsimile
Attention: Jack Pratt, President

With copy to:



Any party shall have the right to change its address for notice by written notice to the other Venturers delivered in accordance with this Section 15.1.

                                 ARTICLE XVI

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

      Each Venturer represents and warrants to and with the Venture and each other Venturer as of the date hereof, that:

      16.1 Organization. It is, and shall continue to be, validly existing and duly organized under the laws of the state of its formation, and the persons acting in its behalf have all the requisite power and authority to execute, deliver and comply with the terms and provisions hereof and consummate the transactions contemplated hereby.

      16.2 Authority. It has requisite corporate power to execute and deliver this Agreement, and to perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and, constitute the valid and binding obligations of such Venturer enforceable in accordance with its terms.

      16.3 No Conflicts; Enforceability. Its execution, delivery and performance of this Agreement do not require the consent or approval of any governmental body or regulatory authority, are not in contravention of or in conflict with any applicable federal laws or state regulations, rules or orders, and will not result in a breach or default under any contract or other binding commitment or any provision of the articles of incorporate or bylaws or other organizational documents, as the case may be, of such entity.

      16.4 Investment Intent. Its JV Interests hereunder have been acquired solely by and for its account for investment purposes and is not being purchased for, or with a view to, subdivision, fractionalization, resale or distribution, it has no contract, undertaking, agreement or arrangement with any person to transfer such property (or any part hereof) to such person or anyone else; and it has no present plans or intentions to enter into any such contract, undertaking or arrangement; and agrees not to transfer all or any part of such property (or any part thereof), except that subject to compliance with the terms of this Agreement and all applicable laws, regulations, rules and orders.

      16.5 Liens. There does not exist any liens or encumbrances on its JV Interest hereunder, and hereafter will not cause or suffer to exist any liens or encumbrances on such property, except in accordance with and subject to applicable law and the provisions of this Agreement.

      16.5 Adverse Effect. It is not in violation or default under any agreement with any person, or under any law, judgment and by virtue of this Agreement or the transactions contemplated herein be, order, decree, license, permit, approval, rule, or regulation of any court, arbitrator, administrative agency, or other government authority to which it may be subject, or that could reasonably be anticipated to have a material adverse effect upon the Venture or any other Venturer, and hereafter shall take no action that shall be in violation or cause a default under any agreement with any person, or under any law, judgment, order, decree, license, permit, approval, rule, or regulation of any court, arbitrator, administrative agency, or other governmental authority to which it may be subject, or that could reasonably be anticipated to have a material adverse effect upon the Venture or any other Venturer.

      16.6 Investment Sophistication. With respect to its investment in the
Venture:

      (a) it has knowledge and experience in financial and business matters in general, and in investments of this type;

      (b) it is capable of evaluating the merits and risks of such investment;

      (c) it has either secured independent tax advice with respect to such investment, upon which it is solely relying, or it is sufficiently familiar with the income taxation of the Venture that it has deemed such independent advice unnecessary;

      (d) it has received or has access to all material information and documents with respect to such investment and has had the opportunity to ask questions and receive answers thereto and to verify and clarify any information available.

      (e) it understands that no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to it or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of such investment;

      (f) it understands that there are restrictions on the transferability of its JV Interest as set forth in this Agreement;

      (g) it understands that there will be no public market for its JV Interests, and accordingly, it may not be possible to liquidate such investment;

      (h) it understands that any anticipated federal or state income tax benefit applicable to such property may be lost through changes in, or adverse interpretations of, existing laws and regulations;

      (i) it has entered into this Agreement freely and voluntarily, without coercion, duress, distress, or undue influence by any other persons or their respective stockholders, directors, officers, Venturers, agents or employees; and

      (j) it understands that this Agreement may affect legal rights and it has received legal advice from counsel of its choice in connection with the negotiation and execution of this Agreement and is satisfied with its legal counsel and the advice received from it.

      16.7 Survival of Representatives, Warranties and Covenants. All warranties, representations and covenants in this Article shall be deemed to be continuing and shall remain true and correct in all material respects and shall survive formation and termination of the Venture and shall survive any exercise of any remedy of a Venturer under this Agreement.


                                 ARTICLE XVII

                          CASUALTY AND CONDEMNATION

      17.1 Insurance. The Venture shall maintain insurance with respect to the ownership and operation of the Complex, and any additional assets and the risks of conducting its business, including but not limited to worker's compensation coverage, all risk coverage, difference in conditions coverage, public liability coverage, property damage coverage, and boiler and machinery coverage, on such terms and in such amounts as are agreed upon by the Management Committee from time to time.

      17.2 Procedure Following Casualty. Upon the occurrence of a casualty resulting in any damage to or destruction of all or any portion of the Complex, any insurance proceeds in respect of such casualty, net of any collection costs and amounts due to any lender to the Venture, shall, subject to the Management Agreement, be used to repair or reconstruct such damaged portion of the Complex on the condition that the Venturers shall have previously mutually agreed upon or mutually approved each of the following:

      (a) A construction schedule calling for complete repair or reconstruction of the damage within a specified time period after the date of occurrence of the casualty;

      (b) A construction contract pursuant to which the repair or reconstruction is to be accomplished;

      (c) Plans and specifications for the repair or reconstruction;

      (d) An operating budget for the restored property which demonstrates that the Complex, after repair or reconstruction, can reasonably be expected to be economically viable; and

      (e) A budget and source of funds for the cost of such repair or reconstruction and express approval of any expenses in excess of any insurance proceeds that may be available for such repair or reconstruction.

      17.3 Procedure Following Partial Condemnation. Upon the occurrence of any partial condemnation of the Complex, any proceeds or payments to the Venture as a result of such partial condemnation, net of any collections costs and amounts due to any lender to the Venture, shall, subject to the terms and conditions of the Management Agreement, be used to repair or reconstruct the remaining portion of the Complex on the condition that the Venturers shall have previously mutually agreed upon or mutually approved each of the following:

      (a) A construction schedule calling for complete repair or reconstruction of the remaining portion of the Complex within a specified time period after the partial taking;

      (b) A construction contract pursuant to which the repair or reconstruction is to be accomplished;

      (c) Plans and specifications for the repair or reconstruction;

      (d) An operating budget for the remaining portion of the Complex which demonstrates that such remaining portion of the Complex, after the repair or reconstruction, can reasonably be expected to be economically viable; and

      (e) A budget and source of funds for the cost of such repair and reconstruction and express approval of any expenses in excess of any condemnation proceeds that may be available for such repair or reconstruction.

                                ARTICLE XVIII

                              GENERAL PROVISIONS

      18.1 Other Interests. Each of the Venturers understands that each other Venturer or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Venture. Except as provided in Section 18.3 hereof or elsewhere in this Agreement or as mutually agreed upon by the Venturers, the Venturers hereby agree that the creation of the Venture and the assumption by each of the Venturers of its duties hereunder shall be without prejudice to their rights (or the rights of its Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Venturer waives any rights it may otherwise have to, by reason of any duty otherwise owed to the Venture or its Venturers, share or participate in such other interests or activities of the other Venturer or its Affiliates. Except as provided in Section 18.3 hereof or elsewhere in the Agreement, the Venturers and their Affiliates may engage in or possess any interest in any other business venture of any nature or description independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property and gambling casinos, and neither the Venture nor any other Venturer shall have the right by virtue of this Agreement or otherwise to prevent or participate in any such activity or the income or profits derived therefrom.

      18.2 Other Opportunities. No Venturer need disclose to any other Venturer or the Venture any other business venture in which it or its Affiliates may have an interest or any other business opportunity presented to it, even if such opportunity is of a character which, if presented to the Venture, could be taken by the Venture, and each Venturer and its Affiliates shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture.

      18.3 Prohibited Payments. Each Venturer agrees that it and its Affiliates will conduct their activities, and will cause any activities conducted on their behalf to be conducted, in a lawful manner and specifically will not engage in the following transactions:

      (a) Payments or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions;

      (b) receive, pay or offer anything of value, directly or indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

      (c) use, directly or indirectly, any funds or other assets of the Venture or of such Venturer for any unlawful purpose including, without limitation, political contributions in violation of applicable laws, regulations, rules or orders.

      18.4 Subsequent Actions and Good Faith. Each Venturer shall hereafter execute, deliver and file such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and that are not inconsistent with the terms of this Agreement. Each Venturer shall exercise in good faith and its best efforts in all transactions affecting the Venture. If a Venturer is required to retain the services of an attorney to enforce or otherwise litigate or defend any matter arising out of this Agreement between such Venturer and the Venture or any other of the Venturers, the prevailing party shall be entitled to be reimbursed for its reasonable attorney's fees by the non-prevailing party.

      18.5 Standing and Discharge of Liens. Each Venturer: (a) shall at all times preserve and keep in good standing its corporate status, as the case may be, in Louisiana and in the State under whose laws it is organized; and (b) shall pay all federal, state and local taxes, assessments and other governmental charges imposed upon it or its JV Interests before any such taxes, assessments or charges become a lien on its JV Interests.

      18.6 Compensation and Interest. No Venturer shall receive from the Venture any salary, drawings, payments or compensation for services rendered on behalf of the Venturer in its capacity as a Venturer, nor shall any Venturer receive interest in its capacity as a Venturer, nor shall any Venturer receive interest on its Capital Contribution to the Venture or its Capital Account.

      18.7 Captions. The captions and section headings used herein are for convenience and for ease of reference only and constitute no part of the agreement or understanding of the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions of this Agreement.

      18.8 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one agreement binding upon the parties, notwithstanding that all parties are not signatories to the same counterpart.

      18.9 Applicable Law. This Agreement is made pursuant to, and shall be governed by, the laws of the State of Louisiana.

      18.10 Entire Agreement. Except for the Master Agreement dated _________, 1997, and Management Agreement among the Venturers, this Agreement shall supersede any written and oral agreement among such parties and constitutes the entire understanding and agreement of the Venturers with respect to the subject matter, and may not be altered, modified or rescinded except by written instrument executed by the Venturers. The parties hereto acknowledge that they do not deem or intend their interests in the Venture, either alone, together or in conjunction with the Management Agreement or any other document or understanding, to represent or to be a "security" for the purposes of any state or federal law.

      18.11 Severability. If any of the terms and provisions of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall in no event affect any of the other terms or provisions, each of which other terms and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law

      18.12 Successors and Assigns. The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors in interest and assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no Transfer by a Venturer in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, purchaser, secured party, mortgagee or pledgee.

      18.13 Time of the Essence. Time is of the essence with respect to all of the terms, covenants, obligations and agreements herein contained.

      18.14 No Third Party Beneficiaries. Nothing contained in this Agreement shall inure to the benefit of any third parties or any creditors of the Venture or grant such third parties or creditors any rights or causes of action against any of the parties hereto.

      18.15 Regulatory Information. Each Venturer shall provide, to the Venture or regulatory agency, as the case may be, as required by applicable laws, regulations, rules or orders, all information pertaining to the Venture and such Venturer's officers, directors, shareholders, financial sources, and associations as shall be required by any federal or state securities law or any regulatory authority with jurisdiction over the Venture, the Complex, or any Venturer or any Affiliates of such person.

      18.16 Required Loan Document Provisions. No Venturer shall incur, or permit any person or entity that holds any JV Interests to incur, any indebtedness for borrowed money unless the documents evidencing such indebtedness (the "Loan") include a provision obligating the applicable lender indebtedness (the "Lender") as follows:

      If the Lender is required to qualify or be found suitable under any applicable gaming law, regulation or rule and does not so qualify or otherwise does not meet the suitability standards pursuant to any applicable gaming law, regulation or rule, the Lender shall sell the Loan to a suitable lender or lenders (the "Substitute Lender") that assumes(s) and accept(s) the rights and obligations of the Lender. If the Lender fails to sell the Loan to a Substitute Lender, upon payment of the outstanding principal and interest, only, and without any fee or other charge for such sale, within 30 days of being determined unsuitable or unqualified, or such lesser period of time as specified by any applicable gaming law, regulation or rule, the borrower may designate a Substitute Lender within an additional 90-day period, or such lesser period of time as specified by any applicable gaming law, regulation or rule, or may at its election upon written notice to the Lender, subject to all restrictions of any applicable gaming law, regulation or rule, immediately redeem the Loan by payment of all principal, interest and other amounts due with respect thereto without premium or penalty for prepayment. To the extent and for so long as required by any applicable gaming law, regulation or rule, the Lender agrees that upon the Lender being determined unsuitable or unqualified, the redemption of the Loan and all payments to and rights of the Lender shall be subject to all restrictions of any applicable gaming law, regulation or rule.

      18.17 Lender Suitability. No Venturer shall incur or permit any person or entity that holds any JV Interests to incur any indebtedness unless the documents for such indebtedness provide that:

      (a) If any lender to the Venture or to any person that holds any JV Interest becomes subject to an unsuitability determination by the Gaming Authorities the result of which is to threaten the revocation, suspension, termination or rescission of any permit, approval, any entitlement or license granted by the Gaming Authorities to or for the benefit of the Venture, a Venturer, or any Affiliate of a Venturer, or result in any other penalty to the Venture, a Venturer and any Affiliate of a Venturer, and if such Unsuitability Determination is not cured in accordance with applicable laws, regulations rules or orders, then to the extent and so long as provided by applicable laws, regulations, rules or orders: (i) all payments to such lender shall be suspended and escrowed; (ii) such lender shall immediately divest itself of all loans made to the Venture or such person; and (iii) such lender shall be subject to any other remedies as shall be required by applicable laws, regulations, rules and orders.

      (b) If the Management Committee reasonably determines that the existence of a loan from a lender to the Venture will threaten any gaming license, permit, approval, or other entitlement that such Venturer or any Affiliate of such Venturer holds or applies for in any other jurisdiction, such Venturer may, at no cost to the Venture or the other Venturer: (i) require the Venture to exercise any redemption rights in any loan documents with such lender and redeem such loan so long as such Venturer makes a loan to the Venture (with the same security, interest and maturity provisions as the redeemed loan) of the funds necessary to effect such redemption or procures a loan for the Venture (with the same interest, security and maturity provisions as the redeemed loan) from a Substitute Lender and so long as such loan is in compliance with the Venture's loan documents and this Agreement; (ii) require the Venture to exercise the rights in any loan documents with such lender to procure a Substitute Lender or lenders that will assume and accept the rights and obligations of the objectionable lender; or (iii) with the consent of such lender, if required in any loan documents with such lender, procure a Substitute Lender or lenders that assume and accept the rights and obligations of the objectionable lender.

                                   ARTICLE XIV

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XX

                                    INSURANCE

      20.1 Coverage.

      (a) Required Insurance. The Venture shall secure and maintain the following insurance with respect to the Complex at all times during the term of this Agreement:

            (i) Hull and machinery insurance as outlined by the American Institute Hull clauses in an amount equal to the stated market value of the Vessel;

            (ii) Insurance against loss of profits measured by net income of the Venture plus continuing expenses for a period of not less than one year;

            (iii) Liability insurance covering any liability arising out of the ownership, maintenance or use of the Complex and also covering liability arising from wharves and land based operations, including but not limited to liquor, personal injury, wharfingers, contractual, premises and advertising liability in an amount not less than $125 million per occurrence;

            (iv) Comprehensive crime insurance in an amount equal to not less than $5 million;

            (v) Worker's compensation and employer's liability or other appropriate insurance covering all employees of sea and land operations; provided that the limit of liability shall be equal to the statutory benefit limits that are provided by the appropriate governing act, and employer's liability coverage shall have a limit of $2 million where applicable; and

            (vi) Insurance against such other insurable risks as the Venture may, from time to time, reasonably require.

      (b) Changes in Coverage. The Venture may raise the minimum amount of insurance to be maintained with respect to the Complex under the above Subsection (a) to make such insurance comparable to the amount of insurance carried with respect to other similar operations taking into account the size, location and character of the Complex. In addition, neither party shall unreasonably withhold its consent to a request by the other party that such minimum limits of insurance be lowered on the basis that such insurance cannot be obtained in such amounts, or can be obtained only at a prohibitive cost. Similarly, if during the term of this Agreement changes in the insurance industry shall make any of the descriptions of the required insurance coverage inaccurate or inappropriate, then the Venture may change such requirements to accurately describe, in the then current vernacular, the type of insurance which would be comparable to the coverage described in the above Subsection (a).

      (c) Requirements. All policies of insurance shall be written on an "occurrence" basis, if possible, and if any policy is written on a "claims made" basis, then such policy must, if possible, be continued in effect for a period of two years following the expiration or early termination of this Agreement. The insurance coverage shall in any event comply with the requirements of the Loan Commitments, if any.

      20.2 Policies and Endorsements.

      (a) Policies. All insurance provided for under the above Section 20.1 shall be effected by policies issued by insurance companies of good reputation and of sound and adequate financial responsibility as determined by the Management Committee. The Venture shall furnish to each Venturer certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, the Venture shall deliver to each Venturer certificates of insurance with respect to the renewal policies not less than 30 days after the respective dates of expiration.

      (b) Endorsements. All policies of insurance provided for under this
Article XX shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least 30 days prior written notice to the Venture and each Venturer, (b) an endorsement to the effect that no act or omission of the Venture or any Venturer shall affect the obligation of the insurer to pay the full amount of any loss sustained and (c) an endorsement to the effect that all liability policies of insurance shall be endorsed to include worldwide coverage for suits brought against named insureds as described in Subsection 20.2(c).

      (c) Named Insureds. All policies of insurance required under clauses
(a)(i) and (a)(ii) of Section 20.1 shall be carried in the name of the Venture, and, if required, the lender under the Loan Commitments, and each of the Venturers shall be named as additional insureds thereunder. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if the lender under the Loan Commitments is an institutional lender, and so requires, losses may be made payable to such lender, or to a bank or trust company, in either instance as trustee for the custody and disposition of the proceeds therefrom. The Venturers agree that any Loan Commitment documents shall contain a provision to the effect that proceeds from property insurance shall be available for restoration of the Complex. All insurance policies required in clauses (a)(iii), (a)(iv) and (a)(v) of Section
20.1 shall name the Venture and its Affiliates, and the directors, officers, agents and employees of each such entity as named insureds, and the Venturers and their Affiliates, and the directors, officers, agents and employees of such entity as additional insureds.

      20.3 Waiver of Liability. No Venturer shall assert against the other, and each of the Venturers hereby waives with respect to each other, or against any other entity or person named as additional insureds on any policies carried under this Article XX, any claims for any losses, damages, liability or expenses (including attorney's fees) incurred or sustained by either of them on account of injury to persons or damage to property arising out of the ownership, development, construction, completion, operation or maintenance of the Complex, to the extent that the same are covered by the insurance required under this
Article XX. Each policy of insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 20.3, or a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained.

      20.4 Insurance by Venturers. Any insurance provided by the Venture under this Article XX may be effected under policies of blanket insurance which cover other properties of the Venturers, or any of their respective Affiliates, and the pro rata portion of such premiums shall be charged and allocated to the Complex on the same basis as allocated to other participating operations of said Venturer. Any policies of insurance maintained by the Venture pursuant to the provisions of this Article XX may contain deductible provisions in such amounts as are maintained with respect to other operations of said Venturer, taking into account local standards and practices. Further, in lieu of all or a part of comprehensive public liability insurance and worker's compensation and employer's liability insurance under clauses (a)(iii) and (a)(v) of Section 20.1, any or all of the risks covered by such insurance may be self-insured or self-assumed by the Venture under a self-insurance or assumption of risk program similar to those in effect at other operations of said Venturer, up to such amounts as such risks are assumed or self-insured at other operations of said Venturers.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                       By: NEW ORLEANS PADDLEWHEELS, INC.



                         By:___________________________
                          Title: ______________________


                                By:  SODAK GAMING, INC.


                         By:___________________________
                          Title: ______________________

                                By: HWCC-LOUISIANA, INC.


                         By:___________________________
                          Title: ______________________


                        By: SHREVEPORT PADDLEWHEELS, INC.


                         By:___________________________
                          Title: ______________________

                              GAMING CONTROL BOARD

                               STATE OF LOUISIANA

------------------------------------------)
                                          )
In re                                     )
                                          )
QUEEN OF NEW ORLEANS AT                   )
THE HILTON JOINT VENTURE                  )
------------------------------------------)


                          PETITION FOR MODIFICATION AND
                        APPROVAL OF TRANSFERS OF INTEREST


      NOW BEFORE THE BOARD, comes the Queen of New Orleans at the Hilton Joint Venture ("QNOV"), through undersigned counsel, and petitions this Board for the approvals specified herein, which will allow QNOV to successfully relocate its gaming operations in Shreveport.
                                      1.

      QNOV intends to develop a first class, highly themed Hollywood gaming project in Shreveport. The project will feature a state-of-the-art riverboat newly constructed in a Louisiana shipyard. This riverboat will offer 30,000 square feet of net gaming space and will be docked in a water-regulated coffer dam. The landside improvements are planned to include a 300 room hotel and a 60,000 square foot pavilion building which includes a gourmet steakhouse and other restaurants, new retail outlets and more than 1500 parking spaces. The project is estimated to cost approximately $137 million and should create more than one thousand new jobs.

                                      2.

      To facilitate this project, QNOV will bring into the venture as partners two successful, publicly-traded gaming corporations. These two companies, Hollywood Casino Corporation

("Hollywood"), and Sodak Gaming, Inc. ("Sodak"), will add financial strength and provide the gaming and marketing experience necessary to complete a first class gaming project.

                                      3.

      Hollywood, headquartered in Dallas, Texas, will participate in the venture through its wholly-owned subsidiary, HWCC-Louisiana, Inc. A wholly owned subsidiary of Hollywood will manage the project and bring to the project Hollywood's popular Hollywood-movie theme and decades of hotel and casino experience. Sodak is a leading provider of gaming equipment and services and is located in Rapid City, South Dakota. Sodak's interest in QNOV will be held by its wholly-owned affiliate, Sodak Louisiana, L.L.C.

                                      4.

      Both Hollywood and Sodak have been approved for gaming licenses or certified in Louisiana. This should benefit the project because the time necessary to review and license these companies should be reduced.

                                      5.

      In order to facilitate the Shreveport venture, Hilton New Orleans Corporation ("HNOC"), now a 50 percent partner in QNOV, will transfer its interest in QNOV to Shreveport Paddlewheels, L.L.C. ("Shreveport Paddlewheels"), which has the identical ownership as QNOV's other 50 percent partner, New Orleans Paddlewheels, Inc. ("Paddlewheels"). Paddlewheels and Shreveport Paddlewheels will ultimately transfer a one-third interest to both Hollywood and Sodak, so that Shreveport Paddlewheels, Hollywood and Sodak will each own one-third of QNOV.

                                      6.

      The designated berth and site for development of this project is the area along the Shreveport riverfront referred to as the Harrah's valet parking lot. As this site is included within the berth site awarded to QNOV last year, it is not necessary to hold a new referendum on the project.

      WHEREFORE, the premises considered, the Queen of New Orleans at the Hilton Joint Venture prays that this Board approve its new Shreveport project and the transfers of interest requested herein, specifically, (a) the transfer of interest from HNOC to Paddlewheels or Shreveport Paddlewheels in accordance with the terms of the agreement between HNOC and Paddlewheels attached as Exhibit 13 hereto, (b) the transfer of interest from Paddlewheels and/or Shreveport Paddlewheels to Hollywood and Sodak, and (c) QNOV's Shreveport project as described in the attached memorandum.

                                    Respectfully submitted,



                                    /s/ James E. Smith, Jr.
                                    ------------------------------------
                                    JAMES E. SMITH, JR.
                                    IRA J. ROSENZWEIG
                                    700 Camp Street
                                    New Orleans, Louisiana   70130
                                    (504) 525-0134
                                    Attorneys for the Queen of New Orleans
                                    at the Hilton Joint Venture

                              GAMING CONTROL BOARD

                               STATE OF LOUISIANA

------------------------------------------)
In re                                     )
                                          )
QUEEN OF NEW ORLEANS AT                   )
THE HILTON JOINT VENTURE                  )
------------------------------------------)


                            MEMORANDUM IN SUPPORT OF
                          PETITION FOR MODIFICATION AND
                        APPROVAL OF TRANSFERS OF INTEREST


MAY IT PLEASE THE BOARD:

      The Queen of New Orleans at the Hilton Joint Venture ("QNOV") stands ready to begin development of a first class gaming project in Shreveport. As an integral part of this process, QNOV has attracted two new publicly traded gaming companies to replace Hilton New Orleans Corporation's interest in the venture. These two companies, Hollywood Casino Corporation ("Hollywood") and Sodak Gaming, Inc. ("Sodak"), bring financial support and gaming experience to this project.

      In order to proceed with the development of the project, QNOV requests that this Board approve the proposal for its project and the transfer of interest in QNOV to the Louisiana affiliates of Hollywood and Sodak.

                                 THE PROJECT

      QNOV proposes a Shreveport project estimated to cost approximately $137 million and including a new, state-of-the-art riverboat and a 300 room hotel. An overall site plan is attached at Tab 3. The project will operate under the "Hollywood Casino" service mark and will draw on Hollywood's success and experience in operations and marketing.

      The centerpiece of the project will be a newly constructed riverboat offering 30,000 square feet of net gaming space. By opting for new construction, QNOV will be able to offer state-of-the-art facilities tailored specifically for the Shreveport market. As the riverboat will be built utilizing Louisiana shipyards, additional economic opportunities will be created within the State. The boat will be moored in a water-regulated coffer dam to alleviate interference with operations during high water times. To the extent necessary, the maritime operations will be managed by Paddlewheels, which has operated QNOV's riverboats in New Orleans.

      It is estimated that the new riverboat will take twelve months to complete. Drawings and specifications for this riverboat are currently being developed and will be submitted as completed. Projected views of the project are attached at Tab 4. The vessel will comply with all applicable laws and regulations, and QNOV representatives will work with this Board and the U.S. Coast Guard during the planning and construction.

      The casino will be managed by a subsidiary of Hollywood. Hollywood, through its affiliates, has considerable experience operating a riverboat casino in Illinois, a dockside casino in Mississippi and the Sands Hotel and Casino in New Jersey. The casino and pavilion will emphasize Hollywood's distinctive movie-memorabilia theme, including its featured Hollywood Studio Store. The pavilion will also feature a Fairbanks Gourmet Steakhouse and at least two other dining areas.

      The landside facilities will also include a 300 room hotel offering both suites and standard rooms. The hotel, estimated to cost at least $24 million, is planned with a restaurant, meeting rooms and banquet facilities. The terminal will include a retail facility and more than 1500 parking spaces. Additional drawings of the planned project are attached at Tab 5, and further details of the project are attached at Tab 6.

                               ECONOMIC BENEFIT

      QNOV's project will yield a tremendous economic benefit for Shreveport and will key the development of Shreveport's important downtown riverfront area. The hotel, restaurants and retail outlets associated with the project will complement Shreveport's downtown. In addition to the hundreds of jobs created by construction of the riverboat, hotel and other landbased facilities, the project is anticipated to add more than one thousand permanent jobs to the Shreveport/Bossier economy. QNOV will diligently pursue the hiring of minorities to fill these jobs.

      Hollywood's familiar movie-related themes and aggressive marketing will bolster the project. Hollywood is the largest institutional collector of movie memorabilia in the United States and displays this memorabilia in its casinos, creating an interesting and attractive experience for its patrons.

      Shreveport remains the State's premier gaming location. An independent study conducted last year by Standard & Poor's Corp. demonstrates that the Shreveport-Bossier market should grow to $600 to $650 million dollars in revenue with the addition of more casino space, quality hotel rooms and other amenities. See Standard & Poor's Report, page 23, attached at Tab 7.

                                   THE SITE

      The berth site for the riverboat will be located in the area now known as the Harrah's valet lot. More specifically, the berth site for the vessel is the property bounded on the east by the Red River, on the south by the Texas Street Bridge right of way, on the west by Clyde Fant Parkway and on the North by Harrah's casino project. QNOV will also lease other properties for parking and the development of future amenities.

      This site is within the "designated berth" for QNOV which was approved by this Board in its October 11, 1996, order. By sharing a portion of Harrah's site, as originally contemplated,

QNOV ensures that the site is within the berth granted to QNOV last year. Therefore, a referendum election should not be necessary.

      To facilitate QNOV's development, Harrah's has agreed to relinquish portions of its complex, which are now leased from the City of Shreveport and used as a valet parking lot. That property is immediately adjacent to the Texas Street Bridge and immediately shoreside of the berth designated for QNOV in the Order. In exchange for Harrah's agreement, the City of Shreveport agreed to lease Harrah's additional city-owned land adjoining the Harrah's complex to the immediate north. Harrah's will relocate its valet parking lot to the new leased property and will retain that property for future development and expansion of its gaming complex. Harrah's agreement to participate by making its property available has been memorialized in correspondence which is attached at Tab 8.

                          FINANCING FOR THE PROJECT

      The project will be funded, in part, by capital contributions from the three partners totaling an estimated $37.5 million. The remainder of the project will be financed through public or private debt offerings. QNOV has already contacted Prudential Securities Incorporated ("Prudential"), one of the largest brokerage firms in the United States, to assist in these offerings.

      Prudential has determined that QNOV "can successfully raise approximately $100-115 million of debt securities in the public or private (144A) capital markets at this time." See Letter from Prudential attached at Tab 9. In reaching this conclusion, Prudential analyzed information on the Shreveport/Bossier gaming market, other casino financings, and general economic and market considerations.

                             THE CHANGES TO QNOV

      As this Board knows, in order for QNOV to fulfill its commitments to this Board and the City of Shreveport, Hilton New Orleans Corporation ("HNOC") had to agree to withdraw from the venture and transfer its interest to Paddlewheels. QNOV then attracted Hollywood and Sodak as new partners to help develop a Shreveport project. The process involved in developing this project, and the approvals needed from this Board, are set forth below.

                        BRIEF HISTORY OF THE LICENSEE

      Currently, QNOV is a joint venture owned 50 percent by each of Paddlewheels and HNOC. QNOV received a Certificate of Preliminary Approval from this Board's predecessor, the Louisiana Riverboat Gaming Commission, on March 12, 1993. QNOV also received its gaming license from the Louisiana Riverboat Gaming Enforcement Division (the "Division") on October 13, 1993.

      On February 10, 1994, QNOV opened the second riverboat casino in the New Orleans area with the operation of the M/V Queen of New Orleans in downtown New Orleans on the Mississippi River. QNOV operated this vessel, measuring 245 feet by 64 feet, until November 19, 1994, when the much larger M/V Flamingo Casino was completed and began operation. Although greater revenues were expected from this larger, state-of-the-art vessel, QNOV's earnings and profits fell well below expectations when competition in downtown New Orleans increased. QNOV then sold the M/V Flamingo Casino and replaced it once again with the smaller M/V Queen of New Orleans, which resumed operations on January 19, 1996.

                                THE COMPANIES

      Since the last meeting of this Board, Paddlewheels and its prospective new partners, Hollywood and Sodak, have conducted extensive negotiations and planning aimed at submitting to this Board the proposal described herein. Samples of the agreements supporting this proposal are attached at Tab 10. The parties to this proposed new project are as follows:

                        New Orleans Paddlewheels, Inc.

      Paddlewheels is one of the founding companies of riverboat gaming in the state of Louisiana. In 1989, as the owner of excursion vessels on the Mississippi River at New Orleans the company began to draft and lobby for a riverboat casino bill before the Louisiana Legislature. In 1991 that bill was passed and signed into law. Through its affiliation with HNOC, Paddlewheels became licensed and owned and operated the third riverboat casino in the State.

      Paddlewheels is a preeminent player in the state's all-important tourism industry. Paddlewheels' principals have been in the maritime business in Louisiana for more than 20 years. Paddlewheels now owns and operates two other riverboats which operate on the Mississippi river in New Orleans. Through its affiliates, Paddlewheels owns and operates tours, transportation facilities, a travel agency and a hotel. Paddlewheels and its affiliates employ more than 800 workers in the state.

      Paddlewheels is already licensed through its participation in QNOV.

                         Hollywood Casino Corporation

      Hollywood Casino Corporation became introduced to Louisiana when it applied for and earlier this year was approved for the 15th riverboat gaming license. Although this approval was withdrawn through circumstances beyond Hollywood's control, Hollywood remained committed to Louisiana and returns as a prospective partner and gaming operator of QNOV's Shreveport project. Hollywood's prior approval, however, should ease the process of approving Hollywood for this project. A copy of Hollywood's 1996 Form 10-K is attached at Tab 11.

      Hollywood's casinos are noted for their ties to Hollywood movie personalities and themes and exhibition of actual movie memorabilia. Hollywood was incorporated in 1990 as the parent company of Pratt Hotel Corporation (n/k/a Greate Bay Casino Corporation), a large hotel/resort developer and the owner and operator of the Sands Hotel and Casino in Atlantic City, New Jersey, and the Sands San Juan Hotel and Casino in San Juan, Puerto Rico, to develop and own expanded interests in the lodging, gaming and entertainment industries. Such expanded interests now include Hollywood's ownership and operation of the Hollywood Casino in Aurora, Illinois, which opened in June 1993, and the Hollywood Casino Hotel and RV Park in Tunica County, Mississippi, which opened in August 1994. In 1996, Hollywood spun-off Pratt Hotel Corporation and its subsidiaries to its stockholders.

      Hollywood is a family controlled, publicly traded corporation. Jack E. Pratt, Chairman and CEO of the company, along with his brothers, formed Pratt Hotel Corporation in 1967. They opened their first hotel, a Holiday Inn franchise in Mineral Wells, Texas, and over the next 30 years developed over 40 hotel and resort properties throughout the United States and Latin America, with an aggregate value of approximately $2.5 billion.

      The Pratt brothers have also developed casino properties such as the Hollywood Casino in Aurora, the Hollywood Casino in Tunica, the Sands Hotel and Casino in Atlantic City, the

Sands San Juan Hotel and Casino in Puerto Rico (which was sold in 1997) and the Sands Hotel Casino in Las Vegas, Nevada (which was sold in the early 1980's). The Pratt brothers have also drawn on their casino experience to form Advanced Casino System Corporation, which now licenses casino accounting and control software and supplies software to more than 60 major casino clients.

      Hollywood and its affiliated companies now have more than 7,000 corporate and casino-based employees and is headquartered in Dallas, Texas. Dallas, of course, is Shreveport's largest market. Hollywood will participate in QNOV through its wholly-owned subsidiary, HWCC-Louisiana, Inc.

                              Sodak Gaming, Inc.

      Sodak is a leading distributor and provider of gaming equipment and services. Sodak built and manages the largest network of interstate wide area progressive systems in the United States. The company also has an interest in the management of two casinos, one each in Iowa and Arizona and has invested in gaming operations in South America.

      Sodak was founded as a gaming equipment distributor in 1989 and has been publicly traded since 1993. Sodak is the exclusive distributor of IGT products and systems in U.S. Indian gaming. Sodak has a 74 percent market share (52,000) machines sold) of an installed base of 70,000 machines. In addition to IGT machines, the company provides a full range of casino products and services including: gaming and related equipment and supplies; financing for product sales; casino design and layout; legal and regulatory assistance; demographic and market information; and installation, maintenance and training. Sodak implemented the first and largest interstate mega-jackpot systems, now located in 69 casinos. More than 1,500 machines are connected to the systems.

      Sodak operates the Miss Marquette riverboat in Iowa and participates as a financier in Harrah's Ak-Chin Indian casino near Phoenix, Arizona. Sodak, through its subsidiaries, operates gaming machine routes and a casino in South America. The company holds licenses in more than 100 regulatory jurisdictions. In Louisiana, Sodak is certified by the State Police as a gaming equipment manufacturer/supplier for the state's Indian gaming market. Sodak has 1,100 employees and is headquartered in Rapid City, South Dakota. Sodak's interest in QNOV will be held by a Louisiana limited liability company, Sodak Louisiana, L.L.C. A copy of Sodak's Form 10-K for the last year is attached at Tab 12.

                          THE TRANSFERS IN INTEREST

      To facilitate this Shreveport project, HNOC has agreed to transfer its interest in QNOV to Shreveport Paddlewheels, L.L.C. ("Shreveport Paddlewheels"). A copy of HNOC's agreement is attached at Tab 13. The principals of Paddlewheels created Shreveport Paddlewheels solely to receive HNOC's interest in QNOV. The ownership of Shreveport Paddlewheels is identical to that of Paddlewheels and, therefore, the Board should not have to make any additional suitability determinations with respect to Shreveport Paddlewheels. Shreveport Paddlewheels' creation is necessitated solely because Louisiana law, in Civil Code Article 2826, requires that a partnership consists of at least two members. QNOV must be preserved because it holds the gaming license, and licenses cannot be transferred. R.S. 27:68.

      Upon the approval of HNOC's transfer of interest in this manner, Paddlewheels and Shreveport Paddlewheels will collectively own 100 percent of the license. Paddlewheels and Shreveport Paddlewheels will then transfer a one-third interest in QNOV to both Hollywood and Sodak or their affiliates.

      All of the parties to these transactions, QNOV, Paddlewheels, Shreveport Paddlewheels, Hollywood and Sodak, recognize that these transfers are subject to the parties being investigated and determined suitable for a gaming license.

                                  CONCLUSION

      Pursuant to this Board's directive, QNOV and Paddlewheels have attracted new partners and developed a significant and sound project for Shreveport. Accordingly, QNOV requests that the transfers of interest set forth herein be approved and that its proposal for a Shreveport gaming project be approved.

                                    Respectfully submitted,



                                     /s/ James E. Smith, Jr.
                                     -----------------------------------
                                    JAMES E. SMITH, JR.
                                    IRA J. ROSENZWEIG
                                    700 Camp Street
                                    New Orleans, Louisiana   70130
                                    (504) 525-0134

                                    Attorneys for the Queen of New Orleans
                                    at the Hilton Joint Venture

                     ---------------------------------------
                          MANAGEMENT SERVICES AGREEMENT
                     ---------------------------------------


      THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into as of the _____ day of October, 1997, by and between QUEEN OF NEW ORLEANS AT THE HILTON JOINT VENTURE, a Louisiana joint venture ("Owner"), and [HOLLYWOOD CASINO CORPORATION OR ITS AFFILIATE], a [Delaware] corporation ("Operator").

                             W I T N E S S E T H:

      WHEREAS, Owner is or will become (i) the lessee of those certain premises located on or adjacent to the Red River in the City of Shreveport, State of Louisiana owned by the City of Shreveport and more particularly described on Exhibit "A" which is attached hereto and made a part hereto by reference (the "Property"), (ii) owner in fee of a pavilion, hotel, parking garages and other facilities to be located on the Property and (iii) owner in fee or lessee of a riverboat to be located in a coffer dam on the Property which upon receipt of certain approvals from the Louisiana Gaming Control Board (the "Board") will be entitled to conduct gaming activities thereon (collectively referred to as the "Complex"); and

      WHEREAS, Operator has extensive experience in casino operations and management and has the knowledge and expertise to manage and operate the Complex on behalf of Owner; and,

      WHEREAS, Owner desires to benefit from the Operator's expertise in the management and operation of the Complex and Operator is willing to manage and operate the Complex on behalf of Owner, all in accordance with the terms and pursuant to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises, representations, warranties, understandings, undertakings and covenants herein contained, and intending to be legally bound thereby, Owner and Operator hereby covenant and agree as follows:

                                  ARTICLE ONE
                            APPOINTMENT OF OPERATOR

      1.01 Appointment and Term. Owner hereby appoints and employs Operator, and Operator agrees, to act as its sole and exclusive agent for the supervision, direction and control of the management of the Complex (or any additions or expansions thereto) on the Owner's behalf, upon the terms and conditions hereinafter set forth for a term commencing as of the date the Louisiana Gaming Control Board approves of the development of the Complex (the "Commencement Date") through the date Owner no longer holds a riverboat gaming license in Louisiana, subject to earlier termination in accordance with Article Eleven of this Agreement (the "Term"). Upon termination of the Term or any early termination as provided herein, Owner shall forthwith pay to Operator any and all amounts due to Operator as of such termination date.

      1.02 Relation of the Parties. In taking any action pursuant to this Agreement, Operator will be acting only as the appointed agent or representative of Owner, and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the parties hereto, except that of principal and agent. All debts and liabilities properly incurred by Operator in the course of its management and operation of the Complex hereunder shall be the debts and obligations of the Owner only, and Operator shall not be liable therefor, except as specifically stated to the contrary herein.

                                ARTICLE TWO
                              PRE-OPENING PROGRAM

      2.01 Construction of the Complex. Owner hereby warrants and represents that it is presently preparing for the construction of the Complex, in accordance with those certain plans and specifications tendered by Owner to Operator. During such construction, and prior to the Opening Date (as hereafter defined), Operator shall perform the following project development services for Owner, provided Owner separately provides Operator reimbursement of (i) all expenses incurred by Operator under the provisions of this Section 2.01, and
(ii) the compensation (including any and all salaries, expenses, benefits, and the like) paid to Operator's employees or those employees of Operator's affiliates assigned to the Complex on a full-time basis for the purpose of providing the following project development services until the Opening Date:

      (a) Pre-opening sales office set-up, together with a pre-opening marketing plan to be approved in advance by Owner, which approval shall not be unreasonably withheld or unduly delayed; and,

      (b) Hiring of personnel in accordance with the provisions of this Agreement; and,

      (c) Coordination of initial inventories purchases; and,

      (d) Establishment of operating policies and procedures for the entire Complex; and,

      (e) Establishment of Complex security systems for assets, personnel and patrons; and,

      (f) Establishment of accounting and internal control systems and procedures; and,

      (g) Establishment of a preventative maintenance program; and,

      (h) Establishment of risk management policies and procedures; and,

      (i) Training of all staff.

      Notwithstanding the foregoing, the aggregate amount of all reimbursements paid by Owner to Operator for project development services shall not exceed the amount included for such reimbursements in the Pre-Opening Budget described in
Section 4.10(a)(i).

      2.02 Construction, Furnishings and Equipment of the Complex. Owner warrants and represents:

      (a) That the Complex will be professionally designed, fully-furnished and provided with all necessary accessories, including but not limited to casino equipment and supplies, and will meet all fire, security and alarm requirements of all applicable building codes; and,

      (b) That Owner will provide, initially and throughout the Term, and at Owner's sole cost and expense, full and adequate inventories of food and beverage and of consumable items utilized in operating the Complex, such as soap, cleaning materials, matches, stationery and all other similar items; and,

      (c) That Owner will provide, initially and throughout the Term, and at Owner's sole cost and expense, sufficient working capital, as contemplated in
Section 4.09, for the operation of the Complex.

      2.03 Technical Services Agreement. Simultaneous with the execution of this Agreement, Owner and Operator or one of its affiliates shall have entered into a Technical Services Agreement, a form of which is attached hereto as Exhibit "B" (the "Technical Services Agreement").

      2.04 Title to Complex. Owner covenants and agrees that it will have and it will maintain throughout the Term of this Agreement:

      (a) A leasehold interest in the Property (and the riverboat, if the Owner shall so elect), and full ownership of and title to the improvements of the Complex, except for such mortgages or other encumbrances related to Owner's financing of the purchase and refurbishment of the Complex to be constructed on the Property (the "Project Financing"); and,

      (b) Full ownership of the furnishings, fixtures and equipment located on the Property ("FF&E"), free and clear of any liens, encumbrances, covenants, charges, burdens or claims, except: (i) such as do not materially and adversely affect the use thereof by Operator; (ii) mortgages or other encumbrances related to the financing of the Complex and the FF&E; (iii) leases of personal property and equipment; and (iv) purchase money mortgages. This Agreement shall not be subject to forfeiture or termination under any financing documents relating to the Complex, except in accordance with the provisions of this Agreement, notwithstanding that there shall be a default under such financing documents. Owner further covenants and agrees to pay and discharge any ground rents, any other rental payments, concession charges or any other charges payable by Owner in respect of the Complex, and, at its own expense, to undertake and prosecute all appropriate actions, judicial or otherwise, to facilitate the quiet and peaceable operation of the Complex by Operator. Owner also agrees to pay, prior to delinquency, all taxes and assessments of whatever type which may become a lien on the Complex and which may be due and payable during the Term, unless (i) payment thereof is in good faith being contested by Owner, (ii) enforcement of any purported lien is stayed, and (iii) Owner maintains adequate reserves in a separate account with a reputable financial institution in order to discharge any such lien upon five (5) days notice of the existence of such lien.

                                 ARTICLE THREE
                                    NOTICES

      Any and all written notices required by this Agreement shall be either hand-delivered or mailed, certified mail, return receipt requested, telecopied, or sent via commercial courier, addressed to:

            TO OPERATOR:                  HWCC-Louisiana, Inc.
                                          Two Galleria Tower, Suite 2200
                                          13455 Noel Road, LB 48
                                          Dallas, Texas 75240
                                          Attention: President
                                          Telecopier No. (972) 386-7411

            TO OWNER:                     The Queen of New Orleans at
                                          the Hilton Joint Venture
                                          c/o New Orleans Paddlewheel, Inc.
                                          _________________
                                          New Orleans, Louisiana
                                          Attention: Duane Smith
                                          Telecopier No. ___________

            WITH COPY TO:                 Sodak Gaming, Inc.
                                          5301 South Highway 16
                                          Rapid City, South Dakota 57701
                                          Attention: General Counsel
                                          Telecopier No. (605) 355-4976

All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. All notices telecopied shall be deemed delivered as of the business day immediately following the date receipt of the telecopy is confirmed. All notices sent via commercial courier shall be deemed delivered as of the business day immediately following the date the notice is entrusted to the commercial courier service with directions for service within one (1) day. Any changes in any of the addresses listed herein shall be made by notice as provided in this Article Three.

                                 ARTICLE FOUR
                                   OPERATION

      4.01 Standards.

      (a) With respect to the operation of the Complex pursuant to this and every other applicable Section of this Agreement, subject to the terms of
Section 4.11 of this Agreement, Operator shall manage the Complex in a manner consistent with both a first class entertainment complex and the standards and procedures exercised by Operator, its subsidiaries and affiliates, in the management of other casinos owned and operated by affiliates of Operator of the same or similar type, class and quality as the Complex, as such standards and procedures may be reasonably modified or revised by Operator from time to time, all in a professional manner and in the exercise of good faith.

      (b) In order for Operator to meet or exceed the aforementioned standards and procedures in a professional manner, and to comply with any legal requirements, Owner hereby agrees that, subject to the terms of Section 4.11 of this Agreement, (i) Operator shall have uninterrupted control and operation of the Complex during the Term of this Agreement, (ii) Owner will not interfere or involve itself with the day-to-day operation of the Complex, and (iii) Operator may operate the Complex free of molestation, eviction or disturbance by Owner or any third party claiming by, through or under Owner. Examples of the matters which Operator in its sole and exclusive discretion shall determine from time to time hereunder include, but shall not be limited to: rates; prices; charges to guests for other services performed by Operator at the Complex; the issuance of credit or other like decisions; the granting of complementaries or other like decisions; the terms of admittance to the Complex for purposes of entertainment; the labor policies of the Complex; and the type and character of publicity and promotion.

      4.02 Permits. Owner, with the assistance of Operator, shall obtain and maintain in full force and effect all necessary licenses and permits as may be required for the operation of the Complex by Operator including, without limitation, casino, liquor, bar, restaurant, sign, coast guard and hotel licenses. All licenses and permits are to be in effect as of the date the Complex opens for business (the "Opening Date"). Operator undertakes to comply fully with any and all reasonably imposed conditions set out in any such licenses and permits.

      4.03 Personnel.

      (a) All personnel of the Complex, except those mentioned in Section 4.03(b), shall be personnel of Owner. As agent for Owner, Operator shall have the sole and absolute discretion to hire, supervise, direct the work of, discharge and determine the compensation and other benefits of all personnel working in the Complex. Owner shall not interfere with or give orders or instructions to personnel employed at the Complex. Operator, in its sole and absolution discretion, shall determine the fitness and qualification of such personnel. Operator shall in no way be liable to said personnel or to Owner for any and all claims for wages, compensation or other benefits (including, without limitation, severance, pension, superannuation, retirement and termination pay) asserted by or on behalf of such personnel. The salaries, other compensation and benefits of such personnel shall be paid by Owner.

      (b) Operator shall employ, in Operator's name but as agent of Owner and at Owner's sole expense, the General Manager of the Complex. Such General Manager shall be selected through a process by which the Operator (i) provides Owner with up to three (3) candidates for such position and (ii) selects the candidate of its choice, subject to Owner's approval, which approval shall not be unreasonably withheld. The Operator shall present the General Manager compensation package to the Owner for approval and inclusion in the Annual Budget (as hereafter defined). Operator shall pay the salary, other compensation and benefits of such General Manager (as approved in the Annual Budget), for which Operator shall be reimbursed by Owner each month as a charge against Complex operations. Upon any termination of this Agreement, Operator shall have the right, but not the obligation, to remove or terminate General Manager from his or her duties at the Complex simultaneously with the termination hereof; Owner hereby covenants and agrees that, unless Operator terminates the employment of the General Manager, it shall not hire or otherwise retain such General Manager either prior to or after removal by Operator, without Operator's prior written consent thereto, which consent may be unreasonably withheld. As an expense of Complex operations, Operator shall have the right to grant the General Manager (i) such complimentary privileges usual and customary in the industry to similar positions, (ii) housing and meal allowances, including complimentary housing and meals at or near the Complex as is usual and customary in the hospitality industry for similar positions, or (iii) both (i) and (ii).

      (c) Owner shall pay monthly to Operator all reasonable travel, lodging and meal costs and expenses incurred by Operator's employees, and those of subsidiaries and Operator's affiliated entities, prior to and after the Complex is opened to the public as the same are incurred in the performance of duties imposed under this Agreement solely for the benefit of the Project and as agreed to by Owner in the Annual Budget. Operator shall have the right, which right shall not be unreasonably exercised, to determine the advisability of such travel. Operator's employees shall be furnished and provided with rooms and food, as an expense of Complex operations, whenever such employees are located at the Complex in the performance of this Agreement.

      (d) Operator shall, as agent for Owner and at Owner's sole expense, employ third-party specialists to perform services for the Complex related to the operation, maintenance and/or protection of the Complex, such as engineers, designers, attorneys and the like.

      4.04 Sales and Promotions.

      (a) Operator shall cause the Complex to participate in sales and promotional campaigns and, as appropriate, activities involving complimentary items to hotels, casinos, travel agents, tourist officials and airline representatives and other hospitality industry representatives. Operator shall have the sole right to entitle the key personnel and the personnel employed by Owner and Operator to grant complimentary items when the same is customary in the travel, hospitality or gaming industry or in Operator's standard practice or policy.

      (b) Owner and Operator shall establish certain standards relating to the granting or extension of credit and, unless and until Owner and Operator agree to revise such standards, Owner agrees to bring no influence on Operator or the General Manager with respect to requests from Owner to deviate from such standards.

      (c) Subject to the terms of Section 4.11 of this Agreement, Operator, on behalf of Owner, shall institute and supervise a sales and marketing program and shall coordinate and cooperate with the local and national sales and marketing programs of Operator and its affiliated entities and shall also coordinate with tour programs marketed by airlines, travel agents and government tourist departments when Operator determines such programs are in the best interest of Owner.

      4.05 Maintenance and Capital Replacement.

      (a) Owner recognizes the necessity of a program of replacement of FF&E and the need to cause the Complex to continue to be furnished, equipped and landscaped in accordance with the standards described herein. Both parties recognize that the particular properties or particular articles of FF&E may not require expenditure for maintenance and repairs in any given year, but average costs thereof shall be reflected in the Budgets (as defined in Section 4.10(a)). During the first year of operations hereunder, a reserve of not less than one and one-half percent (1.5%) of the gross revenues of the Complex shall be established for replacements, substitutions and additions to FF&E, such reserve to be established by setting aside each month from operating profits an amount equal to one and one-half percent (1.5%) of the gross revenues of the Complex for such month; for the second operating year (and for each operating year thereafter), the respective percentages shall be increased to two percent (2%), respectively. In determining the Annual Budget (as defined in Section 4.10(a)(iii)) of the second operating year (and for each operating year thereafter), Owner and Operator shall mutually agree as to whether such reserve should be increased or decreased, it being understood that the account of such reserve must always be sufficient to meet the standards established hereunder.

      (b) Operator, as agent of Owner, is authorized to make and enter into such agreements as are in Operator's reasonable opinion necessary for the operation, supply and maintenance of the Complex as required by this Agreement. Notwithstanding the foregoing, Operator agrees to use its best efforts to enter into agreements for the provision of goods and/or services to the Complex at the fair market value of the goods and/or services provided or rendered.

      (c) Operator shall have the right, without prior approval of Owner, to make alterations, additions or improvements in or to the Complex as are consistent with the standards established hereunder, provided that prior approval of Owner is required for any single expenditure having a cost in excess of $50,000, or for aggregate expenditures in any calendar year in excess of $250,000. The cost of such alterations, additions or improvements shall be charged directly to current expenses of the Complex or shall be capitalized and amortized on the books of account of the Complex in accordance with Operator's standard accounting practices consistently applied.

      (d) In the event that, at any time during the Term of this Agreement, repairs or additions to or changes in the Complex shall be required by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by proper and lawful order of any governmental or municipal power, department, agency, authority, or officer, such repairs or changes shall be made at the discretion of Operator, without the prior approval of Owner; provided that Operator shall use its best efforts to consult, in advance, with Owner with respect to such changes, additions or repairs.

      4.06 Accounting Services.

      (a) Operator, at Owner's sole cost and expense, shall maintain a complete accounting system in connection with the management of the Complex. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied ("GAAP"), as applied by Operator or its subsidiaries or Operator's affiliated entities in other gaming operations similar to the Complex and as approved by the Owner, which approval shall not unreasonably be withheld. Books and accounts shall be maintained at the Complex. Title to such books and accounts shall vest jointly in Owner and Operator, while possession of such books and records shall vest solely in Operator; provided, however, that upon proper termination of this Agreement and proper and timely payment to Operator of all sums due to or accrued for the benefit of Operator under this Agreement, title to and possession of such books and accounts shall vest in Owner. Owner shall have the right and privilege of examining and copying said books and records at any reasonable time during regular business hours.

      (b) Operator, at Owner's sole cost and expense, shall cause a certified audit of the Complex to be performed annually by such reputable accounting firm mutually acceptable to Owner and Operator, and at least three (3) copies thereof shall be furnished to each party not later than ninety (90) days from the end of Owner's fiscal year, with Operator utilizing its good faith efforts to ensure that such accounting firm "signs off" on the numbers contained therein within forty-five (45) days from the end of Owner's fiscal year. Nothing herein contained shall prevent Owner, at its sole expense, from designating a reputable accounting firm to, upon reasonable prior written notice, examine the books and records of the Complex during regular business hours.

      (c) On or before the twenty-fifth (25th) day of each month, for the first six (6) months following the Opening Date and on or before the fifteenth (15th) day of each month thereafter, Operator shall furnish Owner with an unaudited operating statement for the prior calendar month detailing (i) Statistical Data,
(ii) Gaming Revenue Data (broken down by departmental or revenue source by line item), (iii) Gaming Operating Expense Data (broken down by departmental or expense source by line item) (iv) Food & Beverage Department Data, (v) Other Income Data, (vi) Overhead Departments Data, (vii) Fixed Charges, (viii) Gross Operating Profit, and (ix) Net Income or Loss, including management fees and other amounts paid to Operator. Any adjustment required to make up an underpayment or to refund an overpayment of the monthly payments to Operator, as revealed in any monthly operating statement, shall be made by way of an adjustment in the payment during the month following the furnishing of said monthly operating statement. Likewise, any adjustments predicated on the annual audited statements for the Complex, will be made during the first month following completion of the annual audit.

      4.07 Bank Accounts.

      (a) Operator shall establish at reputable financial institution(s) reasonably approved by Owner such Complex bank accounts as Operator deems necessary for the operation of the Complex. The accounts shall be styled "name of Complex-type of account" (e.g., operations, payroll), and all bank accounts shall provide that Operator's designees shall be the only parties authorized to draw upon said accounts. At least thirty (30) days prior to the Opening Date, Owner shall deposit an amount no less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) into the operating bank account, as designated by Operator, to serve as a minimum bank account to use as the Complex's initial operating capital in accordance with the approved Budgets. After the Opening Date, Operator shall deposit, not less frequently than monthly, any cash on hand in excess of its reasonably anticipated operating capital needs for the next thirty (30) days and of any reserves required hereunder in such bank accounts or other depositories as may be designated by Owner. It is understood that Operator shall maintain funds at the Complex and shall make payments therefrom as the same are usually and customarily made in the hospitality and gaming industry.

      (b) During the Term hereof, Owner shall furnish to Operator true and correct copies of all property tax statements and insurance policies and all financing documents (including notes and mortgages) relating to the Complex. Without in any way diminishing Owner's responsibility hereunder, Operator shall be authorized, if Owner so requests in writing, to pay from the Complex bank accounts the amounts indicated by said statements and/or documents, provided sufficient funds are in such Complex accounts.

      4.08 Concessions. Operator shall have the exclusive right to consummate, in the name of and for the benefit of Owner, arrangements and leases with concessioners, licensees, tenants and other users of any commercial space in the garage or with respect to a gift shop, beauty shop or the like in the hotel or pavilion, at then-prevailing commercially reasonable rates.

      4.09 Expenses.

      (a) All costs, expenses, funding of operating deficits and working capital, and other obligations and liabilities hereunder ("Owner's Financial Obligations") shall be the sole and exclusive responsibility and obligation of Owner, except for those instances herein where it is expressly and specifically stated that such item shall be for the accounts of Operator. It is understood that statements herein indicating that Operator shall "furnish," "provide" or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Operator is liable or responsible to fund or pay for such items or services, except in those specific instances mentioned above.

      (b) With respect to Owner's Financial Obligations, the same shall be funded and/or paid for as follows: (i) First, from monies which may be available in the Complex accounts maintained by Operator hereunder; and (ii) Second, if such Complex accounts maintained by Operator hereunder do not contain monies sufficient to fund and/or pay Owner's Financial Obligations, from monies which shall be deposited by Owner in such Complex accounts within fifteen (15) days after request therefor by Operator in writing. If such monies are not so deposited by Owner (and Operator's affiliate that is a joint venturer in Owner has tendered its required share of such requested capital) in the amounts requested by Operator within such fifteen (15) day period, Operator shall have the right, but not the obligation, to terminate this Agreement upon thirty (30) days prior written notice to Owner and, in the event of two (2) consecutive such defaults in any calendar year, upon five (5) days prior written notice to Owner. It is understood that Owner shall have the opportunity to cure such default by depositing such monies during the respective thirty (30) day or five (5) day notice period. It is agreed that any such termination shall not cause or create any liability, responsibility, duty or obligation by Operator to Owner, and Owner shall be deemed to have waived any rights or remedies it may have with respect to such termination. In the event (x) EBITDA (as hereafter defined) less capital expenditures, interest expense and scheduled amortization of principal for indebtedness owing under the first mortgage financing and equipment financing obtained by Owner prior to the Opening Date, if any, and taxes ("Cash Flow") for the Complex is in excess of $1 for the immediately preceding twelve months and (y) Operator elects to terminate this Agreement in accordance with this Section 4.09(b), in addition to any and all other payments and monies owed to Operator, including without limitation, accrued charges with respect to insurance procured by Operator for Owner in accordance with Article Six and accrued and unpaid Basic Management Fees (as hereafter defined) and Complex Incentive Fees (as hereafter defined), Owner shall be obligated to pay to Operator an amount equal to two (2) times the sum of the Basic Management Fees and Complex Incentive Fees payable by Owner for the immediately preceding fiscal year of Owner.

      (c) It is understood and agreed that Operator shall have no obligation or duty to fund and/or pay for any of Owner's Financial Obligations.

      4.10 Budgets.

      (a) Operator shall be obligated to furnish Owner with the following budgets substantially in the form of Exhibit "C" to this Agreement (collectively "Budgets") during the Term hereof:

            (i) A pre-opening budget ("Pre-Opening Budget") at least ninety (90) days prior to the Opening Date, which Pre-Opening Budget shall detail all costs and expenses reasonably anticipated by Operator for the actions described in Section 2.01.

            (ii) A commencement budget ("Opening Budget") at least sixty (60) days prior to the Opening Date to be updated within thirty (30) days after the Opening Date, which Opening Budget shall detail all costs, expenses and reserves reasonably anticipated by Operator, or contemplated in this Agreement, during the remainder of the first calendar year of the Term of this Agreement, including but not limited to, working capital, initial operating equipment and supplies, expenditures for recruiting, training, advertising and promotion and other similar costs and expenses.

            (iii) An annual budget ("Annual Budget") at least forty-five (45) days prior to the end of the first calendar year in which the Complex opened and each succeeding calendar year of the Term hereunder. Each Annual Budget shall detail all costs, expenses on a line item basis and reserves reasonably anticipated by Operator, or contemplated in this Agreement, for the next succeeding year. Annual Budgets may be amended from time to time, after submission by Operator to Owner of such amendments.

      (b) Operator makes no guarantee, warranty or representation whatsoever in regard to Budgets, same being intended as reasonable estimates only.

      (c) With respect to any deficits which may arise as a result of operations hereunder, Owner shall be obligated to fund and pay such deficits which are not covered by Complex income within fifteen (15) days after written request therefor by Operator. If Owner fails or delays in furnishing funds to cover deficits as aforesaid (by failure to approve or delay in approving Budgets in a timely manner or otherwise), Operator shall have no responsibility or liability therefor, and Owner shall indemnify and hold harmless Operator with respect to any liability, however arising, which may arise out of or relate to, directly or indirectly, such failure or delay in funding such obligations.

      (d) All Budgets submitted by Operator to Owner under this Section 4.10 shall (i) be prepared generally in accordance with GAAP, (ii) be presented substantially in the format of the operating statements required of Operator pursuant to Section 4.06(c) of this Agreement, (iii) include detailed business and market plans, and (iv) be subject to Owner's prior express approval, which approval shall not be unreasonably withheld or unduly delayed. For any period during which Owner and Operator are unable to agree on any given Budget, Owner and Operator shall be deemed to have agreed to the applicable Budget for the immediately preceding period, plus 5% for each line item thereof. If thirty (30) days have elapsed during any period for which Owner and Operator are unable to agree on a Budget, Owner and Operator hereby appoint Arthur Andersen & Co. (or any other independent accounting firm with gaming and hotel experience, as mutually agreed by Owner and Operator) as an independent arbiter which shall determine the appropriate Budget no later than four (4) weeks after its receipt of written notice of such a dispute. The arbiter's Budget shall be binding upon Owner and Operator. All expenses incurred as a result of the invocation of such independent arbiter provision shall be borne solely by the Owner, subordinated to the payment of all fees and expenses due to or accrued for the benefit of Operator pursuant to this Agreement. The provisions of this Section 4.10(d) are to be carried out in tandem with, and not as an alternative for, the arbitration provisions of Section 13.07 of this Agreement.

      (e) The foregoing notwithstanding, Operator may incur expenses in excess of the amounts set forth in the Budgets provided:

            (i) the actual total expenditures for the operating department within which any given expense is allocable will not exceed one hundred ten percent (110%) of the total budgeted expenditures for such operating department approved in the then-applicable Budget; or

            (ii) such expenditure is expressly authorized in this Agreement; or,

            (iii) Operator obtains Owner's prior approval of such expenditure, which approval shall not be unreasonably withheld or unduly delayed; or,

            (iv) such expenditure is warranted by increased levels of business; or,

            (v) such expenditure is required to meet emergency conditions and Owner is promptly advised thereof; or,

            (vi) subject to the terms of Section 4.11 of this Agreement, additional expenditures are incurred by reason of the occurrence of an event or events not reasonably foreseeable by Operator; or,

            (vii) subject to the terms of Section 4.11 of this Agreement, such expenditure is caused by the occurrence of an event or events outside Operator's reasonable control.

      4.11 Owner Opportunity to Discuss with Operator. The Owner shall have the right to call a meeting with Operator in the event: (a) the Adjusted EBITDA Margin (as defined in Section 11.02 of this Agreement) for Owner for two consecutive fiscal quarters is less than 75% of the Average Adjusted Competitor EBITDA Margin (as defined in Section 11.02 of this Agreement); or (b) EBITDA (as defined in Section 11.02 of this Agreement) for the Owner for two consecutive fiscal quarters is less than 75% of that set forth in the Annual Budget; or (c) EDITDA for the Owner is less than $1 for two consecutive fiscal quarters; or (d) in the event of a cash call; or (e) the Owner is unable to make a payment due under the Project Financing. The Operator shall attend, and shall cause the General Manager or the Chief Financing Officer of the Complex and the representative of Operator or its affiliate serving on Owner's management committee to attend, the meeting scheduled pursuant to this Section 4.11 and Owner shall be entitled to withhold Basic Management Fee payments due to Operator until such parties attend such meeting.

      4.12 Delivery of Notices. Operator shall promptly deliver to Owner any written citation, notification or other written communication from any regulatory entity that alleges or relates to any violation or alleged violation of any applicable law, rule or regulation with respect to the Complex or Operator's operation thereof.


                                 ARTICLE FIVE
                           COMPENSATION OF OPERATOR

      5.01 Forms of Compensation. For and in consideration of the services rendered by Operator pursuant to this Agreement, Owner agrees to pay to Operator
(a) the Basic Management Fee (as defined below), (b) the Complex Incentive Fee (as defined below) and (c) all reimbursables set forth elsewhere in this Agreement.

      5.02 Basic Management Fee defined. The term "Basic Management Fee" shall mean a fee equal to two percent (2%) of the gross revenues from casino operations, hotel operations and all other Complex facilities and amenities managed by the Operator, including without limitation, all revenues and proceeds from business interruption or other loss of income insurance, less promotional allowances and less the items set forth below ("Complex Net Revenues"):

      (a) Any gratuities, or service charges added to a customer's bill or statement in lieu of gratuities, which are payable to Complex employees;

      (b) An amount equal to all credits or refunds made to customers, guests or patrons;

      (c) All sums and credits received in settlement of claims for loss or damage of FF&E or to the physical plant of the Complex;

      (e) Any and all income from the sale of FF&E and any capital assets;

      (f) Any compensation payments for claims against third parties arising out of or during the course of the operation of the Complex; and

      (g) Investment income.

      The Basic Management Fee shall (i) be computed monthly before the payment of any and all gaming, income, franchise, federal, state or municipal taxes, and
(ii) be paid monthly in arrears on the tenth (10th) day of each month. The Basic Management Fee shall be included in all operating statements which Operator furnishes to Owner hereunder, and adjusted annually in accordance with the audited financial statements for the Complex.

      5.03 Complex Incentive Fee defined. The term "Complex Incentive Fee" shall mean a fee equal to the sum of (a) 5% of EBITDA in excess of $25 million and up to $35 million, (b) 7% of EBITDA in excess of $35 million and up to $40 million and (c) 10% of EBITDA in excess of $40 million. For the purpose of computing the Complex Incentive Fee, the term "EBITDA" shall equal Complex Net Revenues, less all Complex operating expenses (including the Basic

Management Fee payable to Operator as set forth in Section 5.02 of this Agreement) calculated in accordance with GAAP; provided, however, that the following shall not be deducted from Complex Net Revenues:

      (a) Depreciation and amortization of the Complex, FF&E or other assets of the Complex;

      (b) Lease payments for the Complex;

      (c) Payments with respect to capital or operating leases;

      (d) Financing costs, including bank or insurance company interest charges, principal payments and other debt services;

      (e) Amortization of pre-opening expenses;

      (f) Capital expenditures, including replacement of FF&E except for normal maintenance and repairs;

      (g) The Complex Incentive Fee provided in this Section 5.03;

      (h) All franchise, federal, state or municipal taxes; or

      (i) Any unusual or extraordinary items.

      With respect to each fiscal year of Owner during the Term of this Agreement, commencing with the first calendar quarter of any fiscal year of Owner during which the EBITDA for the elapsed portion of such fiscal year exceeds $25 million and for each calendar quarter of such fiscal year thereafter, that portion of the Complex Incentive Fee which has accrued but remains unpaid shall be paid by Owner to Operator in arrears on the fifteenth
(15th) day of the first month immediately succeeding any such calendar quarter. If for any fiscal year the aggregate amount of quarterly installments paid to Operator shall be more or less than the annual Complex Incentive Fee payable for such fiscal year, then, by way of year-end adjustment within fifteen (15) days after delivery of such audited statements to Owner, Operator shall either pay into the Complex operating account for the benefit of Owner pursuant to this Agreement the amount of the overpayment, or shall withdraw from the Complex operating account the amount of any underpayment, as the case may be.

      5.04 Losses. Losses in any year shall be borne exclusively by Owner and shall not reduce the amount of any compensation which Operator may be entitled to receive hereunder for any prior, present, or subsequent years. No part of such losses shall be charged against, recaptured out of or otherwise serve to diminish or affect the EBITDA of the Complex for prior, present, or subsequent years.

                                  ARTICLE SIX
                            INSURANCE AND INDEMNITY

      6.01 Property Insurance. Operator shall procure and maintain, and Owner shall pay for, from the Opening Date (or such earlier date mutually agreed to by Owner and Operator) and thereafter at all times during the Term hereof property insurance, equal to at least one hundred percent (100%) of the insurable value thereof on a replacement cost basis, or such lesser amount to which Operator, subject to the terms of Section 6.03 of this Agreement, may determine, against loss or damage to the Complex and its contents from fire, boiler explosion and such other extended coverage risks and casualties as Operator shall deem necessary. Operator shall also procure and maintain, and Owner shall pay for, business interruption insurance against loss or damage by fire and other hazards customarily included in an extended coverage endorsement, including riot, civil commotion and insurrection, all of said business interruption insurance to be effective from the Opening Date and during the Term hereof. Such liability and property insurance coverage shall list Operator as an additional insured, with a right to thirty (30) days prior written notice in the event of cancellation or modification of coverage.

      6.02 Liability Insurance/Miscellaneous Coverages. Subject to the terms of
Section 6.03 of this Agreement, Operator shall procure and maintain, and Owner shall pay for, during the Term hereof, the following insurance, which insurance shall list Operator and Operator's subsidiaries, affiliates, officers, directors, agents, servants, workmen, and employees (all collectively referred to herein as "Operator") as additional insured, with a right to thirty (30) days prior written notice in the event of cancellation or modification of coverage:

      (a) Comprehensive General Liability Insurance at a limit of at least $1 million per occurrence/$2 million aggregate, including, but not limited to, liquor liability and innkeepers liability coverage to protect against theft of or damage to guests' property;

      (b) Automobile Liability and Physical Damage Insurance for at least $1 million combined single limit to include broad form drive other car coverage;

      (c) Comprehensive Crime Insurance including, but not limited to, Employee Dishonesty and Depositor's Forgery Coverages;

      (d) Worker's Compensation Insurance and Employer's Liability, including the Maritime Employers Liability Endorsement, U.S.L.& H., and similar insurances as may be required by law;

      (e) Group Benefits Insurance including major medical and hospitalization for Complex employees;

      (f) Fiduciary Liability Insurance, as required by the Employment Retirement Income Security Act of 1974 covering pension and benefit plans, in a limit sufficient to cover the assets at risk;

      (g) Marine Hull and Machinery and Property Insurance in an amount equal to at least 100% of the agreed insurable value including all gaming equipment thereof on a replacement cost basis;

      (h) Marine Business Interruption Insurance against loss of profits measured by net income of the Owner;

      (i) Builder's Risk Insurance, if required, including delayed opening coverage;

      (j) Protection and Indemnity coverage, if required, including Jones Act, in an amount of at least $1 million with Excess Protection and Indemnity coverage in an amount of not less than $25 million;

      (k) Vessel Pollution Insurance, if required;

      (l) Media/Memorabilia Professional Liability Insurance affording protection for liabilities which may arise from the use and display of Hollywood themed media and memorabilia at the Complex of at least $2 million;

      (m) Any insurance which Owner or Operator may be required to obtain pursuant to any franchise covering the Complex;

      (n) Umbrella (Excess Liability) Insurance in an amount of not less than $100 million;

      (o) Any other insurance required by the terms of the Project Financing;
and

      (p) Insurance against such other insurable risks as may reasonably be required.

      6.03  Insurance Standards and Requirements.

      (a) It is agreed that all insurance hereunder shall fully and adequately protect Owner and Operator, and shall meet or exceed any requirements of applicable laws, rules or regulations, insurance underwriters, or other third parties having the right to determine insurance requirements for the Complex. Owner and Operator shall each approve all insurance required for the Complex with respect to amount and types of coverage, and the terms and conditions thereof; provided that, in making determinations hereunder with respect to insurance, Owner and Operator shall take into account Operator's advice derived from its experience as a casino and hotel manager. Insurance procured hereunder shall be placed with reputable, financially sound insurance companies acceptable to Owner and Operator, and shall be obtained in the name of Owner or Operator (as agent for Owner), as the parties may mutually agree. All insurance hereunder shall name Operator and Owner as co-insureds and/or additional insureds. If Owner should refuse or delay in approving the procuring or maintaining of insurance which Operator reasonably deems to be advisable to obtain for the Complex, Operator shall have (i) the right, upon five (5) days prior written notice to Owner, to procure such insurance in Operator's own name but at Owner's sole cost and expense, and (ii) the right to terminate this Agreement upon sixty
(60) days prior written notice to Owner, unless such insurance is procured by Owner within such notice period.

      (b) Operator shall submit to Owner each year a summary of the insurance coverage maintained by Operator with respect to the Complex, certified by an officer of Operator, and Owner shall have thirty (30) days thereafter to give its comments thereon to the other. If Operator receives no written comments from Owner within said period, the insurance program shall be deemed approved for that year.

      6.04 Indemnity. Owner agrees:

      (a) To indemnify and hold Operator free and harmless from any liability for injury or death to persons or damage or destruction of property due to any cause whatsoever, either in or about the Complex or elsewhere, as a result of the performance of this Agreement by Operator, its agents, workmen, servants, officers, directors or employees, irrespective of whether caused, wholly or partially, by the negligence of Operator, its agents, officers, directors or employees; and,

      (b) To reimburse Operator upon demand for any money or other property which Operator is required to pay out for any reason whatsoever in performing its duties hereunder or as a consequence thereof, whether the payment is required by law to settle labor claims, for operating expenses or any other charges or debts incurred or assumed by Operator or any other party, or judgments, settlements, or expenses in defense of any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted or maintained against Operator or Owner, jointly or severally, because of the condition or use of the Complex, or acts or failures to act of Operator, its employees, officers, directors or agents, Owner, its employees, officers or agents, or arising out of or based upon any law, regulation, requirement, contract or award; and,

      (c) To defend any claim, action, suit or proceeding brought against Operator or Owner, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Operator from any judgment, loss or settlement on account thereof, regardless of the jurisdiction in which any such claims, actions, suits or proceedings may be brought.

      (d) Notwithstanding the foregoing, Owner shall not be liable to indemnify and hold Operator harmless from any liability described above which results from the gross negligence or willful misconduct of Operator, its agents, employees, officers or directors.

      6.05 Operator Insurance. Any insurance provide by Operator under this Article Six may be effected under policies of blanket insurance which cover other properties of Operator's affiliated entities, and the pro rata portion of such premiums shall be charged and allocated to the Complex on the same basis as allocated to other participating operations of Operator's affiliated entities. Any policies of insurance maintained by Operator pursuant to the provisions of this Section 6.05 may contain deductible provisions in such amounts as are maintained with respect to other operations of Operator's affiliated entities, taking into account local standards and practices. Further, in lieu of all or a part of comprehensive public liability insurance and worker's compensation and employer's liability insurance under clauses (a) and (d) of Section 6.02, any or all of the risks covered by such insurance may be self-insured or self-assumed by the Owner under a self-insurance or assumption of risk program similar to those in effect at other operations of affiliates of Operator, up to such amounts as such risks are assumed or self-insured at other operations of Operator's affiliated entities.

                                 ARTICLE SEVEN
                          GROUP SERVICES BY OPERATOR

      7.01 Group Services. Operator shall provide to the Complex, from other offices or casinos managed by Operator or its affiliates or subsidiaries, the following services:

      (a)   General Administrative Service, in connection with:

       (i)  Operation:
            Quality Control and Inspection;
            General Supervision;
            Supervision of Employee Hiring and Training;
            Sales Coordination;
            Coordination of a System-wide Preventive Maintenance
              Program;
            Coordination of Advertising and Promotional Program;
            Renovating and Redecoration of Complex;
            Purchasing of Furnishings and Equipment.

      (ii) Accounting:
            Coordination of the Accounting System, and the
              procuring of a Computer Program (Software) for the same;
            General Supervision of Accounting Reports;
            Internal Audits.

      (b) Specific services, whereby personnel might be loaned to the Complex as may be deemed reasonable by Operator from other hotel and/or casinos from time to time for the Complex's benefit.

      7.02 Costs of Services. The cost of the services referred to in Section
7.01 shall be reimbursed to Operator as a Complex operating expense on a direct cost basis. Such costs for services include:

      (a) Actual out-of-pocket expenses (excluding salary and other compensation) for the personnel necessary to coordinate the above services directly attributable to the Complex operation, including, without limitation, telecommunication and travel expenses; and

      (b) In the case of specific services described in Section 7.01(b), the actual pro rata compensation cost and out-of-pocket reimbursable telecommunication and travel expenses of personnel while loaned to the Complex for its sole benefit.

      In the event employees of the Owner at the Complex are loaned to Operator or Operator's affiliated entities, for their sole benefit (as opposed to that of the Complex), the actual pro rata compensation cost and out-of-pocket reimbursable telecommunication and travel expenses of such loaned personnel shall be reimbursed to the Owner by Operator or such Operator affiliated entity.

      7.03 Software.

      (a) Software. Operator and Owner acknowledge that, through the experience of Operator's affiliated entities, Operator has developed or directed the development of data processing computer software for hotel and casino operations (the "Software"). As part of the services furnished by Operator under this Agreement, Operator shall procure for the Complex Operator's data processing computer software for the operation of the Complex from Operator's affiliates. The cost and expense of such Software and any ordinary course updates thereto shall be deemed to be included within the Basic Management Fee; provided, however, special requests for Software specially developed for the Complex shall be procured by the Operator at Owner's sole cost and expense. In addition, Owner agrees that Operator shall purchase, at Owner's sole cost and expense, the necessary data processing hardware equipment to use the computer software in the operation of the Complex. Owner further agrees that, as an operating expense of the Complex and at Owner's sole cost and expense, Operator shall procure such installation, training, retraining and maintenance assistance from Operator's affiliates as Operator, in its sole discretion, deems advisable. For purposes of this Section 7.03(a), the term "Owner's cost and expense" is defined as a cost which is cost competitive in the marketplace with other comparable available date processing software and hardware.

      (b) Title to the Software. Owner hereby acknowledges that the exclusive right of ownership in the Software, as well as any subsequent improvements, modifications or updates to the Software, vests solely in Operator. Owner hereby disclaims any right to ownership, possession or use of the Software and related materials. Owner hereby acknowledges the unique proprietary nature of the Software and does hereby covenant that Owner shall maintain the strict confidential nature of the Software and related materials provided for use pursuant to this Agreement and Owner shall not disseminate such Software or related materials to any other person or entity without the express written consent of Operator thereto. Owner hereby further covenants that it shall not, and it shall not suffer any other person or entity to, violate the provisions of this Section 7.03(b), which Owner hereby consents shall be enforceable in equity, in a summary fashion, by Operator or its assignees without proof of harm other than an unauthorized disclosure.

      (c) Return of the Software. Upon termination of this Agreement, for whatever reason, Owner shall, within sixty (60) days of such termination, discontinue the use of the Software and/or related materials and certify to Owner that (i) the use of the Software and related materials has been discontinued, (ii) all originals and copies of the Software have been returned to Operator, and (iii) no person or entity has retained any portion, in original or duplicate, of the Software or related material. The provisions of Sections 7.03(b) and 7.03(c) of this Agreement shall survive any termination of this Agreement.

      7.04 Intellectual Property. Operator shall procure for the Complex and maintain during the Term of this Agreement the use of the "Hollywood Casino" name and related trademarks and trade dress, including those marks which may from time to time be developed and implemented in operating Hollywood Casino establishments in the United States (the "Intellectual Property") to the extent that the use of such additional marks are appropriate (as determined by the Operator) for use at the Complex. The cost and expense of such Intellectual Property shall be deemed to be included within the Basic Management Fee. Usage of the Intellectual Property during the Term of this Agreement shall be governed by a license agreement to be entered into by and between Operator and Owner. In the event of any termination of this Agreement by Owner in accordance with Section 11.02 of this Agreement, Owner shall have the option to continue the term of the foregoing license agreement for a term not to exceed ninety (90) days provided Owner pays to the owner of such marks an annual royalty fee equal to 1% of Complex Net Revenues. Operator shall at all times during the Term of this Agreement operate the Complex (including all gaming facilities) with the Intellectual Property and shall not, in any manner, operate the Complex (including all gaming facilities) in or under any other theme, style or motif without the express written consent of the Owner.

      7.05 Memorabilia. Operator shall procure for the Complex, at the cost of purchase plus delivery to the Complex, certain items of memorabilia in keeping with the "Hollywood Casino" theme that will be either affixed to the Complex so as to become a fixture or so unique to the Complex that there is no intention to move such memorabilia to any other "Hollywood Casino" property (the "Owner Memorabilia"). The Owner Memorabilia shall be owned by the Owner and the cost of which shall be included in the Budgets and shall satisfy the terms of Section
4.10 of this Agreement. In addition, Operator and/or its affiliates from time to time will procure the use of certain other moveable memorabilia which periodically may be transferred by and between various "Hollywood Casino" properties (the "Non-Owner Memorabilia"). Owner agrees and acknowledges that Owner shall have no right to, title in or interest in the Non-Owner Memorabilia. Upon termination of this Agreement, for whatever reason, Owner shall, within the earlier to occur of expiration of the license agreement referred to in the last sentence of Section 7.04 of this Agreement or sixty (60) days from termination of this Agreement, certify to Operator that all NonOwner Memorabilia has been returned to Operator.

                                 ARTICLE EIGHT
                   DAMAGE TO AND DESTRUCTION OF THE COMPLEX

      8.01 Owner to Restore. Owner agrees that, under the circumstances set forth in the provisions of this Article Eight, to repair, restore, rebuild or replace any insured damage to, or impairment or destruction of the Complex from fire or other casualty. If Owner is obligated hereunder to undertake such work and shall fail to do so, Operator may, but shall not be obligated to, undertake or complete such work for the account of Owner and shall be entitled to be repaid therefor, and proceeds of insurance shall be made available to Operator.

      8.02 Limitation on Restoration. If the Complex shall be totally destroyed or substantially destroyed during the Term of this Agreement by fire or other casualty and (a) the insurance required by Article Six of this Agreement shall have been maintained, and (b) the cost of repairing, restoring, rebuilding and replacing the same shall exceed one hundred percent (100%) of the proceeds of the insurance collectible by Owner for and on account thereof, Owner shall have the right and option, upon notice served upon Operator within sixty (60) days after such fire or other casualty, to terminate this Agreement. If the cost of repairing, restoring, rebuilding or replacing the damage, impairment or destruction resulting from such fire or other casualty shall be less than one hundred percent (100%) of the proceeds of the insurance collectible by Owner, Owner shall repair, restore, rebuild or replace such damage, impairment or destruction, unless and to the extent that Owner and Operator shall otherwise agree. If Owner fails to undertake such work within ninety (90) days after a fire or other casualty, or shall fail to complete the same diligently, Operator, without prejudice to its rights to repair, restore, rebuild or replace such damage, impairment or destruction for and on behalf of Owner and its rights and remedies upon undertaking any such work provided for in this Article, may at its election, terminate this Agreement upon notice to Owner.

                                 ARTICLE NINE
                                 CONDEMNATION

      9.01 Total Condemnation. If the whole of the Complex shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such a portion hereof shall be taken or condemned so as to make it imprudent or unfeasible, in Operator's reasonable opinion, to use the remaining portion as a Complex of type and class immediately preceding such taking or condemnation, then, in either of such events, Operator, in its sole discretion, may determine that the Term of this Agreement shall cease and terminate as of the date of such taking or condemnation, and, in any such event, each of Operator, with respect to its interest in this Agreement, and Owner, with respect to the value of its constituent partners' interest in Owner, shall seek a valuation of such respective interest, and share in such award proportionally in accordance with such valuations.

      9.02 Partial Condemnation. If only a part of the Complex shall be taken or condemned and the taking or condemnation of such part does not make it unfeasible or imprudent, in Operator's reasonable opinion, to operate the remainder as a Complex of the type and class immediately preceding such taking or condemnation, this Agreement shall not terminate, but out of the award to Owner, so much thereof as shall be reasonable necessary to repair any damage to the Complex, or any part thereof, or to alter or modify the Complex, or any part thereof, so as to render the Complex a complete and satisfactory architectural unit as a Complex of the same type and class as it was immediately preceding the taking or condemnation shall be used by Owner for that purpose. The balance of the award, after deduction of the sum necessary for restoration, shall be fairly and equitably apportioned between Owner and Operator so as to compensate Operator for any loss of income resulting from or as the result of the taking or condemnation.

                                  ARTICLE TEN
                          RELATIONSHIP AND AUTHORITY

      The provisions of this Agreement relating to the Basic Management Fees and Complex Incentive Fees payable hereunder is included solely for the purpose of providing a method whereby the said fees can be measured and ascertained. Operator and Owner shall not be construed as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Operator is, however, clothed with such additional authority and powers as agent of Owner as may be necessary to carry out the spirit and intent of this Agreement.

                                ARTICLE ELEVEN
                                  TERMINATION

      11.01 Reciprocal Termination. Notwithstanding any other provision of this Agreement to the contrary, each party shall have the right to terminate this Agreement on forty-five (45) days prior written notice (or such lesser period mandated by the Board) to the other in the event such other party shall cause, commit or suffer to exist with respect to:

      (a) A material breach of this Agreement which is not cured within the aforementioned forty-five (45) day period of written notice thereof;

      (b) The institution of any statute, regulation, rule or ruling rendering the conduct of gaming in the United States or at the Complex illegal;

      (c)   The Board shall deem Operator unsuitable;

      (d) Service mark registrations No. 1,851,759 or 1,903,858 for "Hollywood Casino" shall be rescinded by the U. S. Patent and Trademark Office. or a court of competent jurisdiction shall have entered a final non-appealable order enjoining or otherwise preventing the Operator from utilizing the "Hollywood Casino" mark at the Complex; or

      (e) HWCC-Louisiana, Inc. or its assignee or transferee ("HWCC") fails to contribute the lesser of (i) the portion of capital for which it is obligated under the terms of the Master Agreement dated October____, 1997, by and among New Orleans Paddlewheels, Inc., Shreveport Paddlewheels, Inc., Sodak Gaming, Inc. and HWCC (the "Master Agreement") or the Amended and Restated Joint Venture Agreement of QNOV and (ii) the amount of capital contributed at such time by Sodak Gaming, Inc., its affiliate or their assignee or transferee.

      11.02 Owner's Right to Terminate. If, beginning with the second full fiscal year after the Opening Date, for any two (2) consecutive fiscal years, Adjusted EBITDA Margin (as defined below) for the Complex is less than seventy-five percent (75%) of the Average Adjusted Competitor EBITDA Margin (as defined below), Owner may terminate this Agreement by providing Operator with ninety (90) days prior written notice, and Operator shall be deemed to have waived any rights or remedies it may have with respect to such termination, other than those set forth in this Agreement.

      The "Adjusted EBITDA Margin" shall be (i) EBITDA divided by Complex Net Revenues, multiplied by (ii) the Hotel Adjustment Factor. In calculating the Adjusted EBITDA Margin for any riverboat gaming operation with gaming taxes calculated according to a formula different from that to which the Complex is subject, the Adjusted EBITDA Margin for such other riverboat gaming operation shall be calculated as if the gaming taxes for such operation were calculated according to the same formula to which the Complex is subject.

      The "Average Adjusted Competitor EBITDA Margin" shall be the median of the EBITDA Margins that are publicly available for all riverboat gaming operations in the Bossier City/Shreveport market. In the event there is an even number of riverboat gambling operations, the mean shall be the average of the two middle Adjusted Competitor EBITDA Margins.

      The "Hotel Adjustment Factor" shall be the quotient of (i) 100 minus the number of increments of 100 hotel rooms (rounded to the nearest hundredth) at such riverboat gaming operation, divided by (ii) 100.

      11.03 Operator's Right to Terminate Under Certain Circumstances. Notwithstanding any other provision of this Agreement to the contrary, Operator shall have the right to terminate this Agreement upon written notice to the Owner in the event of the occurrence of any of the events or circumstances described in Sections 4.09(b), 11.05, 12.02, or 13.13 of this Agreement.

      11.04 Operator's and Owner's Right to Terminate for License Issues.

      (a) Notwithstanding any other provision of this Agreement to the contrary, each of Operator and Owner shall have the right to terminate this Agreement upon written notice to the other in the event of the occurrence of any event or the existence of any facts with respect to the ownership or management of the Complex which, in the terminating party's good faith opinion, would jeopardize any gaming license or application for gaming license of such terminating party or its affiliated entities anywhere in the United States or Canada. Within twenty (20) days after notice of termination under this Section 11.04 is given, the party receiving such notice shall give a notice (a "Buy/Sell Notice") to the terminating party and to the terminating party's accountants of its election to either sell all (but not less than all) of the non-terminating party's (or its affiliate's) interest in the Owner (and in this Agreement, with respect to the Operator) to the terminating party (or its affiliate) or to buy all (but not less than all) of the terminating party's (or its affiliate's) interest in the Owner (and in this Agreement, with respect to the Operator), in either case at a purchase price mutually agreed upon by such parties or at the fair market value of such interest in the Owner (and in the Management Agreement, with respect to the Operator) as determined by an appraiser selected by the terminating party and reasonably acceptable to the non-terminating party.

      (b) Without limiting reasonableness to such circumstances, a determination made by the terminating party referred to in Section 11.04(a) of this Agreement shall be deemed to be reasonable if based upon: (i) any written communication from a gaming regulatory authority of the applicable state; or (ii) written evidence that, if true, the terminating party's participation in, or involvement with, this Management Agreement and/or Operator's management of the Complex would violate any law, rule or regulation administrated by any gaming regulatory authority, so long as such evidence is not induced in bad faith by its recipient.

      (c) The closing of any transfer of an interest in Owner (or in the Management Agreement, with respect to the Operator) under this Section 11.04 shall take place at the principal office of the Owner or such other place as may be agreed upon by the Operator and Owner on the first business day that is at least ten (10) days after the date on which the purchase price is determined under Section 11.04(a) of this Agreement, or such other date as may be agreed by the Operator and the Owner.

      (d) Notwithstanding any provision of this Agreement to the contrary, any transfer of an interest in the Owner or this Agreement is subject to the prior approval of the Board and all other applicable authorities.

      11.05 Operator's Right to Fund Necessary Funds or Terminate. Upon the failure of Owner to furnish the funds required for Operator to properly manage the Complex as contemplated herein or the failure of Owner to either compensate or reimburse Operator as stipulated in this Agreement, Operator shall have the right, but not the obligation, to either (a) advance the necessary funds to the Owner as a loan, which loan will bear interest at a market rate of interest plus 400 basis points, or (b) terminate this Agreement (but only if such failure is not solely as a result of any failure on the part of Operator's affiliate that is a joint venturer of the Owner to fund its applicable portion of such funds), said termination to become effective upon the expiration of the notice period otherwise provided in this Agreement, unless cured by Owner within such period. In the event Operator elects to exercise its rights under clause (a) of the preceding sentence, Owner will, if requested by Operator, execute and deliver a negotiable promissory note in form and substance satisfactory to Operator evidencing such obligation. In the event (i) Cash Flow for the Complex is in excess of $1 for the immediately preceding fiscal quarter and (ii) Operator elects to exercise its rights under clause (b) of the preceding sentence, (x) it is agreed that any such termination shall not cause or create any liability, responsibility, duty or obligation by Operator to Owner, and Owner shall be deemed to have waived any rights or remedies it may have with respect to such termination and (y) in addition to any and all other payments and monies owed to Operator, including without limitation, accrued charges with respect to insurance procured by Operator for Owner in accordance with Article Six and accrued and unpaid Basic Management Fees and Complex Incentive Fees, Owner shall be obligated to pay to Operator an amount equal to two (2) times the sum of the Basic Management Fees and Complex Incentive Fees payable by Owner for the immediately preceding twelve months of Owner.

      11.06 Termination Buy-Out Offer. In the event of a termination of this Agreement in accordance with the provisions of Sections 11.01 (other than Section 11.01(b) at any time and Section 11.01(e) at any time prior to the Opening Date), 11.03 (other than with respect to a termination under Section
13.13 where an approval described therein is not granted or is revoked or suspended because of unsuitability on the part of Operator or its affiliates), or 11.05, Owner will be deemed to have made an offer on the part of the Owner and/or its constituent partners (other than Operator) to purchase Operator's or affiliate's interest in Owner (the "Termination Buy-out Offer") for an amount equal to (a) if Owner is terminating as a result of Operator's breach of Sections 11.01(a), (c), (d) or (e) (with respect to Section 11.01(e), only after the Opening Date), the lesser of Appraised Value (as defined below) or book value of such interest, and (b) in the case of all other instances of termination under Sections 11.01 (other than Section 11.01(b) at any time and Section 11.01(e) at any time prior to the Opening Date), 11.02, 11.03 (other than with respect to a termination under Section 13.13 where an approval described therein is not granted or is revoked or suspended because of unsuitability on the part of Operator or its affiliates) or 11.05, the Appraised Value of such interest. Operator, in its sole and absolute discretion, may elect to accept or reject the Termination Buy-out Offer. If Operator elects to accept the Termination Buy-out Offer, it shall notify Owner in writing within thirty
(30) days of the giving of a notice of termination of this Agreement. The closing of, and payment to Operator for, such Termination Buy-out Offer shall occur no later than the effective date of Operator's termination as manager of the Complex. The "Appraised Value" of Operator's ownership interest in Owner will be determined by an independent investment banking firm of national standing chosen by Operator. All costs (including investment banking fees) attributable to obtaining the foregoing investment banking valuation shall be borne by the Owner and shall not reduce the payment due to Operator. If any party disputes the Appraised Value as determined above, it may retain a second independent investment banking firm of national standing to perform a second valuation. The average of the initial valuation and any such subsequent valuation shall be the Appraised Value and shall be binding on all parties. All costs (including investment banking fees) attributable to obtaining any subsequent investment banking valuation shall be paid solely by the party requesting such additional valuation.

                                ARTICLE TWELVE
                            SUCCESSORS AND ASSIGNS

      12.01 Assignments by Operator. Owner's consent shall not be required for Operator to assign this Agreement or its rights and interest in the operation of the Complex to any entity in which Operator, either directly or indirectly maintains a controlling interest and such assignment shall serve to fully relieve and discharge Operator from any further duties or obligations pursuant to this Agreement. In addition, Owner's consent shall not be required for Operator to collaterally assign this Agreement or its rights and interest in the operation of the Complex to any entity as security for indebtedness. Except as hereinabove provided, neither Operator nor Owner shall assign this Agreement or in any manner sell, assign or transfer its rights and interests in the Complex without the prior written consent of the non-assigning party. It is understood and agreed that any consent granted by the non-assigning party to any such assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

      12.02 Transfers by Owner. Any assignment, transfer or disposition by Owner or any of its constituent partners of any interest in this Agreement or the Complex, whether voluntary or involuntary, shall require that the assignee, purchaser or recipient thereunder attorn to and be bound by this Agreement. In addition, no assignment, transfer or other disposition of any interest in this Agreement or the Complex shall be permitted if, in the good faith opinion of the Operator, any such proposed assignment, transfer or disposition would jeopardize, restrict, limit or create a right of cancellation of any approval, consent or licensing of Operator or its affiliates by any gaming authorities or other regulatory authorities. Owner agrees to notify Operator in writing at least sixty (60) days prior to any such contemplated assignment, transfer or disposition. In the event of a breach by Owner of the obligations set forth in this Section 12.02, Operator shall have the right, in its sole and absolute discretion, to elect to terminate this Agreement upon ninety (90) days prior written notice to Owner and it is agreed that any such termination shall not cause or create any liability, responsibility, duty or obligation by Operator to Owner, and Owner shall be deemed to have waived any rights or remedies it may have with respect to such termination. In the event of Operator's election to terminate this Agreement in accordance with the preceding sentence, in additional to any and all other payments and monies owed to Operator, including without limitation, accrued charges with respect to insurance procured by Operator for Owner in accordance with Article Six and accrued and unpaid Basic Management Fees and Complex Incentive Fees, Owner shall be obligated to pay to Operator an amount equal to two (2) times the sum of the Basic Management Fees and Complex Incentive Fees payable by Owner for the immediately preceding fiscal year of Owner.

      12.03 Assigns Bound. Subject to the provisions of this Agreement regarding and/or restricting sale or assignments as set forth elsewhere in this Agreement, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer pledge, mortgage, lease or sublease by or through Operator or by or through Owner, as the case may be, in violation of the provision of this Agreement shall vest any rights in the assignee, transferee, mortgagee, pledge, lessee, sublessee or occupant.

                               ARTICLE THIRTEEN
                              GENERAL PROVISIONS

      13.01 Best Evidence. This Agreement shall be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures of the parties hereto in ink shall be deemed an original.

      13.02 Amendment or Modification. This Agreement may not be amended or modified except by a writing signed by all parties hereto.

      13.03 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Louisiana in effect on the date of the execution of this Agreement. Notwithstanding the foregoing, this Agreement shall, as required, be governed by and construed in accordance with the Louisiana Gaming Control Act and the rules and regulations of the Louisiana Gaming Control Board promulgated thereunder.

      13.04 Interpretation. The preamble recitals of this Agreement are incorporated into and made a part of this Agreement; titles of Sections and Articles are for convenience only and are not to be considered a part of this Agreement. All references to years shall mean a year commencing as of the first day of January of each year. All references to the singular shall include the plural and all references to gender shall, as appropriate, include other genders.

      13.05 Severability. In the event any one or more provisions of this Agreement is judicially declared null and void or otherwise unenforceable, the remainder of this Agreement shall survive, unless such survival vitiates the intent of the parties hereto.

      13.06 Prohibition on Recordation/Covenant of Disclosure.

      (a) Operator hereby covenants and agrees that it shall take no action, nor authorize or suffer any one to take any action, the result of which would be to cause this Agreement, or a memorandum thereof, to be filed of record against the realty of the Complex. This covenant prohibiting recordation shall not apply to the filing of a judgment lien by reason of an action or cause of action arising from this Agreement or the breach thereof.

      (b) Owner hereby covenants and agrees that it shall disclose the existence, terms, provisions and conditions of this Agreement to any and all prospective purchasers and mortgagees of the realty of the Complex.

      13.07 Arbitration. Any dispute, controversy or claim arising out of or related to this Agreement, shall be resolved in the following manner; provided, however, that any dispute, controversy or claim arising out of or related to the intellectual property rights of Operator (or Operator's parent, subsidiary or affiliates) will not be subject to arbitration. The parties hereto shall refer the matter to their chief executive officers for the negotiation of a mutually satisfactory resolution. If no such resolution is reached, then at any time after fifteen (15) days following the date the matter was referred to the chief executive officers of the parties, either party hereto may notify the other of its intention to have the claim finally settled by confidential arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and in accordance with the Federal Rules of Civil Procedure and Evidence applicable thereto. This agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction.

      13.08 Force Majeure. With the exception of payment obligations imposed under this Agreement (which obligations are not subject to suspension, extinguishment or cancellation as a consequence of this Section 13.08 or otherwise), the parties to this Agreement shall be excused from the performance of any obligation under this Agreement in the event such performance is hindered or prevented by strike, boycott, lockout or other labor trouble; and storm, fire, earthquake or Act of God; any riot, civil disturbance, or any act of war or of the public enemy; the shortage, unavailability or disruption in the supply of labor, materials, fuels or the disruption of postal, electrical, telephone or other utility service; any present or future governmental law, ordinance, order rule or regulation; or any other cause or contingency beyond the respective parties' control, but only during such time as such party is unable due to a specified reason herein to perform its obligations hereunder.

      13.09 Waiver. None of the terms of this Agreement, including this Section 13.09, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

      13.10 General Warranties. Each party hereto warrants and represents to the other as follows:

      (a) Each party has or will diligently pursue all necessary governmental licenses and permits required to satisfy its obligations under this Agreement; and,

      (b) Each party has the right, power, title and authority to enter into this Agreement.

      13.11 Parol. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and this Agreement supersedes any prior understandings, agreements, or undertakings.

      13.12 Effectiveness of Agreement. This Agreement shall be rendered void and of no further force or effect if the Board fails to grant the Approval (as defined in the Master Agreement).

      13.13 Regulatory Approvals. This Agreement is subject to the approval of Operator's participation as manager of the Complex by the gaming authorities in the States of Illinois, Mississippi and New Jersey or any other jurisdiction in which either Operator or any of Operator's affiliated entities has a gaming license, or an application for a gaming license, if any such approvals are required. In the event that any of such approvals are not obtained, or are revoked or suspended, Operator shall have the right to terminate this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                              QUEEN OF NEW ORLEANS AT THE HILTON
                              JOINT VENTURE



                              By:_____________________________
                                 Name:________________________
                                 Title:_________________________




                              [HOLLYWOOD CASINO CORPORATION OR ITS
                              AFFILIATE]


                              By:_____________________________
                                 Name:________________________
                                 Title:_________________________



Exhibits:
A - Description of Complex
B- Technical Services Agreement
C- Form of Budgets

                                 EXHIBIT "A"

Tentative site plan showing proposed Hollywood Casino(R) project and existing Harrah's complex.




                            Exhibit "A" - Page 1

                                   EXHIBIT "B"

                          TECHNICAL SERVICES AGREEMENT


      THIS TECHNICAL SERVICES AGREEMENT (the "Agreement") is executed as of the ____ day of October, 1997, by and between QUEEN OF NEW ORLEANS AT THE HILTON JOINT VENTURE, a Louisiana joint venture ("Owner") and [HOLLYWOOD CASINO CORPORATION OR ITS AFFILIATE], a [Delaware] corporation ("HCC").

                                     RECITALS:

      A. Owner is or will become (i) the lessee of those certain premises located on or adjacent to the Red River in the City of Shreveport, State of Louisiana owned by the City of Shreveport and more particularly described on Exhibit "A" which is attached hereto and made a part hereby by reference (the "Property"), and (ii) owner in fee of a pavilion, hotel, parking garages and other facilities to be located on the Property and a riverboat to be located in a coffer dam on the Property which shall be licensed to conduct gaming activity thereon (collectively referred to as the "Project"); and

      B. The Owner has undertaken to construct, develop and operate the Project; and

      C. The Owner wishes to be advised by HCC in regard to the planning and project coordination during the construction of the Project and the pre-opening period as described herein, pursuant to the terms and provisions hereof; and

      D. The Project must be built in accordance with fixed plans and specifications, in accordance with minimum standards recommended by HCC and set by the Owner (the "Standards"); and

      E. HCC and its affiliates have ample experience in the planning and overall project coordination during the construction and pre-opening of casino properties in accordance with the Standards and desire to undertake the duties described herein pursuant to the terms and provisions hereof. Sodak Gaming, Inc. ("Sodak") has experience in casino design and layout, gaming equipment and the purchasing and expediting of all furniture and equipment and desires to have an opportunity to consult with HCC with respect thereto.

                                  AGREEMENTS

      In consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Technical Services. During the Pre-Opening Period (as hereinafter defined), HCC shall perform the following services for the Owner (the "Technical Services"):

      (a) Advising the Owner in the selection of the architects and other consultants to prepare the plans and specifications and in the planning and general coordination of the Project in accordance with the plans and specifications and the Standards;

      (b) Assisting in the completion of the necessary financial and legal documentation for securing the financing for the Project from the appropriate institutions;

      (c) Representing the Owner to the architects in the design and planning of the Project;

      (d) Guiding the architects in their coordination of the interrelationship between the engineering, civil engineering, interior design, equipping and, in general, overall coordination of the work on the Project;

      (e) Supervising the equipping of the Project, including, without limitation, the preparation of budgets, quantities and specifications, and the procurement and installation thereof;

      (f) Supervising the furnishing of the Project, including, without limitation, the formation of budgets, and the coordination of the installation of furnishings in accordance with the requirements and the Standards;

      (g) Coordinating the work of the contractors, architects, designers and suppliers named by the Owner;

      (h) Making available to the Owner, on a regular basis, information that HCC has with respect to prices of equipment, provisions and supplies for the Project and the progress of construction; and

      (j) Purchasing, or causing to be purchased, furniture, fixtures and equipment for the Project. It is agreed that HCC may contract with third parties for such purchases; provided, however, that the Owner shall be obligated to pay such fees or charges under such contracts. Sodak shall be afforded the opportunity by HCC to present a proposal for providing and/or financing gaming related equipment and other furniture, fixtures and equipment for the Project and HCC agrees to consult with Sodak with respect to such proposal.

      2. Place of Performance of Technical Services. It is anticipated that the Technical Services will be performed at HCC's headquarters in Dallas, Texas or otherwise in the United States. It is anticipated, however, in order to perform certain aspects of the Technical Services, that HCC personnel may travel to the Project periodically during the Pre-Opening Period. During visits to the Project, HCC will perform inspections during construction as it considers appropriate in order to determine whether the Project is being constructed in accordance with the Standards and, upon substantial completion of the Project, HCC will participate in the final acceptance inspection of the Project with other appropriate consultants and contractors, and will assist such consultants and contractors in the preparation of a list of deficiencies that require correction.

      3. Pre-Opening Period. As used herein, the term (a) "Pre-Opening Period" shall mean the period commencing on the effective date hereof (the "Effective Date") and continuing until the date of substantial completion of the Project (including the installation of all equipment, accessories and supplies) to the satisfaction of the Owner and HCC (the "Project Completion Date").

      4. Remuneration. As remuneration for services rendered by HCC for the Owner as described herein, the Owner shall reimburse HCC on a monthly basis for all bona-fide expenses incurred by HCC during the Pre-Opening Period as enumerated and approved in the Pre-Opening Budget (as defined in the Management Services Agreement of even date herewith between Owner and HCC) (including, without limitation, communication expenses, travel expenses (including transportation, lodging, food, tips, business meals, etc.), office lease expenses, secretarial services, and all other reasonable incidental expenses directly relating to the performance of this Agreement) (collectively, the "Reimbursable Expenses"); provided, however, that all such expenses must be justified by the appropriate records. The following shall not be included as Reimbursable Expenses: (i) any loss which occurs and which would normally be covered by standard form fire and extended coverage insurance if such loss is, in fact, recovered by HCC through its or the Owner's insurance carrier; (ii) salaries of officers of HCC; and (iii) administrative or general overhead expenses of HCC's main office. Trade discounts, rebates and refunds and returns from the sale of surplus materials and equipment shall accrue to the Owner, and HCC shall make provisions so that they can be secured.

      5. No Guaranty. It is specifically agreed that HCC shall neither guarantee nor assume responsibility for prices, delivery dates, the supplies of third parties, the quality of supplies, goods, equipment or services, budgets, or completion dates or plans, and that HCC is acting as agent of the Owner hereunder to coordinate the work on the Project. However, HCC shall use its best efforts to obtain the best results for the Owner which may be feasible or practical.

      6. Termination. Unless earlier terminated according to the terms of the succeeding sentence, this Agreement shall remain in effect through the expiration of the Pre-Opening Period. Notwithstanding any other provision of this Agreement to the contrary, each party shall have the right to terminate this Agreement on forty-five (45) days prior written notice to the other in the event such other party shall cause, commit or suffer to exist with respect to:

      (a) A material breach of this Agreement which is not cured within the period of written notice thereof; or

      (b) The institution of any statute, regulation, rule or ruling rendering the conduct of gaming in the United States or at the Complex illegal.

      7. Indemnification. The Owner shall indemnify and hold HCC harmless with respect to any claim, demand, expense or litigation relating to or arising from the provision of services hereunder (including labor claims) and for damage to or destruction of property, or injury or death to persons which may relate to or arise out of HCC's rendering services under this Agreement, unless such damage, destruction, injury or death is caused solely by the gross negligence or willful misconduct of HCC. The Owner and HCC shall each name the other party, its officers, directors, employees and agents, as a co-insured in any insurance which the Owner may procure with respect to work on the Project and operation of the Complex, and shall obtain a waiver of subrogation against the other party, its officers, directors, employees and agents.

      8. Notice of Non-Compliance. HCC shall have the responsibility of notifying the Owner in writing within a reasonable time of any material deficiencies or non-compliance of any third party of which HCC becomes aware with respect to the design, engineering and construction requirements and the furniture, fixture and equipment installations of the Project, and HCC shall implement the Owner's directives with respect thereto.

      9. Execution of Contracts by Owner. Except as provided in Paragraph 1(j) above, the Owner shall execute all contracts and agreements with third parties relating to the performance by HCC of its duties hereunder.

      10. Storage. The Owner agrees, at its own expense, to provide adequate facilities and personnel as necessary for the temporary safe storage of furniture, fixtures and equipment, and/or the receipt and installation thereof.

      11. Assignments. Owner's consent shall not be required for HCC to assign this Agreement to any entity in which Hollywood Casino Corporation, a Delaware corporation, either directly or indirectly maintains a controlling interest and such assignment shall serve to fully relieve and discharge HCC from any further duties or obligations pursuant to this Agreement. In addition, Owner's consent shall not be required for HCC to collaterally assign this Agreement or its rights and interest in the operation of the Complex to any entity as security for indebtedness. Except as hereinabove provided, neither HCC nor Owner shall assign this Agreement or in any manner sell, assign or transfer its rights and interests in the Complex without the prior written consent of the non-assigning party. It is understood and agreed that any consent granted by the non-assigning party to any such assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case. Subject to the provisions of this Agreement regarding and/or restricting sale or assignments as set forth elsewhere in this Agreement, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer pledge, mortgage, lease or sublease by or through HCC or by or through Owner, as the case may be, in violation of the provision of this Agreement shall vest any rights in the assignee, transferee, mortgagee, pledge, lessee, sublessee or occupant.

      12. Agency. In taking any action pursuant to this Agreement, HCC shall act only as the appointed agent or representative of the Owner; and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the parties hereto, except that of principal and agent. All debts and liabilities incurred by HCC in the course of performing its duties hereunder shall be the debts and obligations of the Owner only, and HCC shall not be liable therefor, except as specifically stated to the contrary herein. All costs, expenses, obligations and liabilities hereunder shall be the sole and exclusive responsibility and obligation of the Owner, except for those instances herein where it is expressly and specifically stated that such item shall be for the account of HCC. It is understood that statements herein indicating that HCC shall "furnish," "provide" or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that HCC is liable or responsible to fund or pay for such items or services, except in those instances mentioned above.

      13. Final Agreement. This Agreement and any attached exhibits, schedules or riders set forth all the promises, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof. There are no other oral or written promises, agreements, conditions or understandings between them. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless in writing and signed by them.

      14. No Waiver. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise thereof, shall constitute a waiver of that or any other right unless otherwise expressly provided herein.

      15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      16. Partial Invalidity. If any provision of this Agreement or the application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      17. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be: (a) personally delivered; (b) transmitted by United States certified or registered mail, postage prepaid, return receipt requested, or by commercial courier or express service; or (c) transmitted by telecopier, telegraphic, telex or cable communication to the party to whom such notice, request, consent or other communication is being given at the address of such party set forth below, or at such other address as any party may designate by written notice to the other parties:

            (i)   If to the Owner, to it at:
                  The Queen of New Orleans at the Hilton Joint Venture
                  __________________________________
                  __________________________________
                  __________________________________
                  Attention:__________________________

            (ii)  If to HCC, to it at:
                  Hollywood Casino Corporation
                  Two Galleria Tower, Suite 2200
                  13455 Noel Road, LB 48
                  Dallas, Texas 75240
                  Attention: President

      All notices, requests, consents and other communications shall be effective or deemed delivered upon (A) the date of receipt if delivered personally, (B) the earlier to occur of the actual receipt thereof by the addressee or three (3) days after the date of deposit if transmitted by mail or commercial courier or express service or (C) the date of transmission with confirmed answerback if transmitted by telecopier, telegraphic, telex or cable communication.

      18. Attorneys' Fees. In any action or proceeding brought by any party against any other party under this Agreement, the prevailing party shall be entitled to recover from the other party attorneys' fees, investigation costs, and other legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable.

      19. Governing Law. This Agreement shall be governed by the terms and provisions hereof and the internal laws of the State of Louisiana, as the same may exist from time to time.

      20. Time of the Essence. Time is and shall be of the essence of this Agreement and of each term and provision hereof.

      21. Gender, etc. Unless the context otherwise requires, words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural.

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by its duly authorized officers as of the day and year first above written.

                                          OWNER

                                          QUEEN OF NEW ORLEANS AT
                                          THE HILTON JOINT VENTURE



                                          By:___________________________
                                          Name:_________________________
                                          Title:__________________________

                                          HCC

                                          [HOLLYWOOD CASINO
                                           CORPORATION OR ITS AFFILIATE]



                                          By:____________________________
                                          Name:__________________________
                                          Title:__________________________

                                  EXHIBIT "A"


                         LEGAL DESCRIPTION OF COMPLEX

Not available. To be provided upon execution of the technical services agreement.

                                  EXHIBIT "C"


                                FORM OF BUDGETS


Not available at this time. To be provided at a later date.